As filed with the Securities and Exchange Commission on June 15, 2006
An Exhibit List can be found on page II-11.
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_____________________________
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
MATERIAL TECHNOLOGIES, INC.
(Name of small business issuer in its charter)

Delaware	3823	95-4622822
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707
Los Angeles, California 90049
(310) 208-5589
(Address and telephone number of principal executive offices and principal place of business)

Robert M. Bernstein, Chief Executive Officer
MATERIAL TECHNOLOGIES, INC.
11661 San Vicente Boulevard, Suite 707
Los Angeles, California 90049
(310) 208-5589
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq. Eric A. Pinero, Esq. Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas, 21st Flr. New York, New York 10018 (212) 930-9700 (212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common stock issuable upon conversion of debenture	18,518,519 (2)	$0.10(3)	$1,851,851.85	$198.15
Class A Common Stock issuable upon exercise of warrants	50,000,000(4)	$0.01(5)	$500,000.00	$53.50
Class A Common Stock, par value $0.001 per share	735,747(6)	$0.10(3)	$110,362.05	$7.87
Total	69,254,266			$259.52

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of a convertible debenture and the exercise of warrants held by a selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes a good faith estimate of the number of shares issuable upon conversion of the debenture. The amount to be registered also includes shares of common stock issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.  Should the conversion ratio of our convertible debenture result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.  In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares (150%) underlying convertible debenture to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on June 7, 2006, which was $0.10 per share.

(4) Includes shares underlying warrants exercisable at $0.01 per share.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $0.01.

(6) Includes shares of common stock issued to one of the selling stockholders pursuant to certain Investor Relations Service Agreements dated as of December 8, 2005 and February 7, 2006 as compensation for investor relations services performed by the selling stockholder under the Agreements.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 15, 2006
MATERIAL TECHNOLOGIES, INC.
69,254,266 SHARES OF
COMMON STOCK

         This prospectus relates to the resale by the selling stockholder of up to 69,254,266 shares of our common stock, including up to 18,518,519 shares of common stock underlying convertible debentures, up to 50,000,000 issuable upon the exercise of common stock purchase warrants and 735,747 shares of common stock issued to one of the selling stockholders.  The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures being converted, divided by the lesser of (i) $0.70, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.  The warrant is exercisable into 50,000,000 shares of common stock for a period of three years at an exercise price of $0.01 per share, provided that, the exercise price shall be equal to the price at which we sell common stock (through direct stock issuances, and/or conversions or exercises of convertible securities, but not including common stock issued as compensation for services performed on our behalf) during the 30 days prior to the exercise date.  The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed an underwriter of the shares of common stock, which it is offering.  We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "MTNA".  The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 7, 2006, was $0.10.

Investing in these securities involves significant risks.   See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2006.

         The information in this Prospectus is not complete and may be changed.  This Prospectus is included in the Registration Statement that was filed by Material Technologies, Inc., with the Securities and Exchange Commission.  The selling stockholder may not sell these securities until the registration statement becomes effective.  This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Table Of Contents

Prospectus Summary	3

Risk Factors	5

Use of Proceeds	12

Market for Common Equity and Related Stockholder Matters	12

Management’s Discussion and Analysis of Financial Condition and Results of Operations	13

Description of Business	19

Description of Property	23

Legal Proceedings	23

Directors, Executive Officers, Promoters and Control Persons	24

Executive Compensation	25

Certain Relationships and Related Transactions	28

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	28

Security Ownership of Certain Beneficial Owners and Management	30

Description of Securities Being Registered	31

Indemnification for Securities Act Liabilities	31

Plan of Distribution	31

Selling Stockholder	34

Legal Matters	36

Experts	36

Available Information	36

Financial Statements	37

PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

MATERIAL TECHNOLOGIES, INC.

         We are engaged in research and development of metal fatigue detection, measurement, and monitoring technologies.  As such, we are developing several monitoring devices for metal fatigue detection and measurement.  We are a development stage company doing business as Tensiodyne Scientific Corporation.

         Our efforts are dedicated to developing devices and systems that indicate the true fatigue status of a metal component.  We have developed two products.  The first is a small, extremely simple device that continuously integrates the effect of fatigue loading in a structural member, called a Fatigue Fuse.  The second is an instrument that detects very small cracks in metals, The Electrochemical Fatigue Sensor.  It has demonstrated that it can detect cracks, in the laboratory, as small as 10 microns (0.0004 inches), which is smaller than any other practical crack detection technology, as acknowledged by the United States Air Force and confirmed by Rockwell Scientific Corporation.  We hold the patents on the Fatigue Fuse and license the technology on the Electrochemical Fatigue Sensor from the University of Pennsylvania.

         For the three months ended March 31, 2006 and 2005, we generated revenue in the amount of $28,846 and $18,308, respectively, and a net loss of $3,834,275 and $1,680,065, respectively. For the years ended December 31, 2005 and 2004, we generated revenue in the amount of $139,346 and $146,932, respectively, and a net loss of $20,749,260 and $25,495,291, respectively. As a result of our substantial need for working capital and other factors, our auditors in their report dated January 31, 2006, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 11661 San Vicente Boulevard, Suite 707, Los Angeles, California 90049 and our telephone number is (310) 208-5589. We are a Delaware corporation.

The Offering
Common stock offered by selling stockholder
Up to 69,254,266 shares, including up to 18,518,519 shares of common stock underlying convertible debenture in the amount of $1,000,000 and up to 50,000,000 shares issuable upon the exercise of common stock purchase warrants at an exercise price of $0.01 per share, based on current market prices and assuming full conversion of the convertible debenture and the full exercise of the warrants (includes a good faith estimate of the shares underlying convertible debenture and shares underlying warrants). In addition, this prospectus includes 735,747 shares of common stock issued to one of the selling stockholders pursuant to certain Investor Relations Service Agreements dated as of December 8, 2005 and February 7, 2006 as compensation for investor relations services performed by the selling stockholder under the Agreements. This number represents 27.69% of our then current outstanding stock.

Common stock to be outstanding after the offering	Up to 318,607,596 shares assuming the full exercise of our warrants and conversion of our convertible debenture.
Use of proceeds
We will not receive any proceeds from the sale of the common stock However, we will receive at least $500,000 upon exercise of the warrants by the selling stockholder. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-The-Counter Bulletin Board Symbol	MTNA

         The above information regarding common stock to be outstanding after the offering is based on 250,089,077 shares of common stock outstanding as of June 7, 2006 and assumes the subsequent conversion of our issued convertible debenture and exercise of warrants by our selling stockholder.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (“Golden Gate”) on December 16, 2005, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement, and that certain Addendum to Convertible Debenture and Warrant to Purchase Common Stock, each dated as of December 16, 2005, and as further amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of May 2, 2006 and Securities Purchase Agreement dated as of May 30, 2006, and as further amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of June 9, 2006, and as further amended bv that certain Addendum to Warrant to Purchase Common Stock dated as of June 12, 2006, for the sale of (i) $1,000,000 in convertible debentures and (ii) warrants to buy 50,000,000 shares of our common stock.  This prospectus relates to the resale of the common stock underlying this convertible debenture and warrants.

On May 2, 2006, we entered into an Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement with Golden Gate pursuant to which we increased the principal amount of the debenture to $1,000,000, provided that previous amounts provided to us by Golden Gate ($75,000) were applied to the purchase price. Upon filing of the registration statement we are required to file registering shares of our common stock underlying the debenture and the warrants, Golden Gate will provide us with $20,000. In addition, within 5 days of the effectiveness of the registration statement, we are required to issue 20,000,000 shares of common stock to be held in escrow and to be released upon conversions of the debenture by Golden Gate. Upon receipt of the 20,000,000 shares, Golden Gate is required to immediately wire to us the remainder of the purchase price ($1,000,000 less the sum of all amounts previously advanced to us).

The debenture bears interest at 5¼%, matures three years from the date of issuance, and is convertible into our common stock, at the selling stockholder’s option.  The conversion price of the convertible debenture is the lesser of (i) $0.70, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.  Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted.  Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall convert at least 10%, but no more than 40%, of the debenture per calendar month, provided that the common stock is available, registered and freely tradable; provided that, we may reduce the monthly maximum conversion from 40% to 6% for any three calendar months during the term of the debenture upon ten business days notice prior to the first day of the applicable calendar month. However, in the event that our volume weighted average price is less than (i) $0.05 or (ii) the lowest price at which any of the 20,000,000 additional shares are issued or sold, the Company shall have the option to do one of the following: (x) redeem that portion of the Debenture that Holder elected to convert, plus any accrued and unpaid interest, at 108% of such amount, or (y) increase the Discount Multiplier to 99% on that portion of the Debenture that Holder elected to convert, or (z) one time during any six month period, not permit any Debenture conversions by Holder for a period of 60 days.  If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.  Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall exercise 1,250,000 warrants per week until all warrants are exercised. The warrant is exercisable into 50,000,000 shares of common stock at an exercise price of $.01 per share, provided that, the exercise price shall be equal to the price at which we sell common stock (through direct stock issuances, and/or conversions or exercises of convertible securities, but not including common stock issued as compensation for services performed on our behalf) during the 30 days prior to the applicable exercise date.

         The selling stockholder has contractually agreed to restrict its ability to convert its debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

         On December 8, 2005 and February 7, 2006, we entered into Investor Relations Services Agreements with Lynx Consulting (“Lynx”), in which we engaged Lynx as our consultant to provide investor relations services to our company.  In accordance with the Investor Relations Services Agreements, Lynx was provided with piggyback registration rights for 735,747 shares of common stock it received as compensation for services performed by Lynx under the Agreements.  Accordingly, we are registering 735,747 shares of common stock issued to Lynx pursuant to this prospectus.

         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debenture.

RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a history of losses which may continue, requiring us to seek additional sources of capital which may not be available, requiring us to curtail or cease operations.

         We incurred net losses of $20,749,260 for the year ended December 31, 2005 and $25,495,291 for the year ended December 31, 2004. In addition, we incurred net losses of $3,834,275 for the three months ended March 31, 2006 and $1,680,065 for the three months ended March 31, 2005. Our monthly burn rate is approximately $100,000 per month and, accordingly, we will need to raise approximately $1,200,000 over the next 12 months in order to sustain our current operations.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses.  We will continue to incur losses until we are able to market and sell our products. Our possible success is dependent upon the successful development and marketing of our products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations.  In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges.  Based on our current funding arrangement with Golden Gate, upon the effectiveness of this prospectus, which will require Golden Gate to fund the balance of the debenture, we do not anticipate that we will require additional funds to continue our operations for the next 6 months.  In the event that our financing arrangement with Golden Gate is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

         In their report dated January 31, 2006, our independent registered public accounting firm stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraint, an accumulated deficit of $60,783,746 at December 31, 2005 and recurring losses from operations.  We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders’ deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our products are in the final development stage and there can be no assurance that we will ever bring any of our products into the commercial marketplace.

         Our products are in the final development stage. Unexpected problems, technological or specifications changes: (i) may make our technologies obsolete; (ii) may affect our products' overall feasibility; or (iii) may delay completion and increase costs of development and testing. The time required to bring our products to market is uncertain. Market acceptance of our products cannot be determined until product development is complete. There can be no assurance that we will ever bring any of our products into the commercial marketplace.

Since our products are not yet distributed to a commercial market, we do not have a sales force or distribution network to bring our products to market and it may be difficult for us to establish a sales and distribution network in the future.

         Since our products are in the development our future operating results will depend on our ability to market our products. We have not yet established a direct sales force or distribution network. Failure to put into place an experienced and skillful marketing infrastructure, in a timely manner, could have a materially adverse impact upon our ability to bring our products to market and continue operating.

We have generated revenues to date from our government and research contracts. We cannot give any assurances that we will be able to generate any significant revenues from our products if and when they become commercialized, nor can we provide assurances that our contract revenue will continue to any extent.

         Our revenue generated to date has been limited to revenue received from our government and research contracts. We have not yet developed our products for distribution or sale to multiple customers. Our operating results will depend on our ability to increase and replace our sources of contract revenue through product sales and to market our products to a variety of potential customers rather than relying in large measure on contract revenues. We cannot give any assurances that we will be able to generate any significant revenues from our products if and when they become commercialized, nor can we provide assurances that our contract revenue will continue to any extent.

We currently have a limited number of employees to develop and market our products.

         We currently only have four employees, Robert M. Bernstein, president, a part-time engineer, a part-time vice president and a secretary. There is a substantial risk that we may not have funds to hire additional employees that may be needed to complete the development and marketing of our products. Without the ability to market products we have developed, our business and financial condition will be materially adversely affected.

We rely heavily on our President and CEO, management consultants and outside advisors.  Our business and prospects may be adversely affected if we are unable to retain the services of our President and CEO, and our consultants and advisors.

         Our success largely depends on the performance of our president and chief executive officer, Robert M. Bernstein, and the various independent consultants, and advisors we rely on for consulting services. Our consultants provide us with technological advice and guidance, product development expertise and financial advice and services. During the fiscal year ended December 31, 2005 and the three months ended March 31, 2006, we issued 3,440,435 and 14,526,000 shares of our common stock, respectively, valued at $3,405,507 and $1,779,400, respectively, to compensate these consultants for their services since we are unable to compensate them in any other manner. Loss of these consultants or our inability to continue compensating these consultants by issuing shares of our common stock to them could seriously impair our ability to develop and market our products. Moreover, failure to attract and retain key consultants, advisors, and employees with necessary skills could have a materially adverse impact on our ability to bring our products to market and continue operating. We believe that additional dilution to existing shareholders will occur in the future since we plan to continue to issue our common stock to our officers and consultants as compensation for their services.

Our products and technologies may not be as competitive as other fatigue measuring processes that have been in use for up to 40 years and offer advantages of being accepted in the marketplace.

         The metal fatigue measuring industry has significant competition. Other technologies exist which indicate the presence of metal fatigue damage. Single cracks larger than a certain minimum size can be found by non-destructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics. Tracking of load and strain history, for subsequent estimation of fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers. These methods have been in use for up to 40 years and offer the advantage that they have been accepted in the marketplace, whereas our products will remain largely unproven for some currently indeterminable time. Other companies with greater financial and technical resources and larger marketing organizations than ours pose a potential threat if they commence competing in our market segment. We are unaware of any other companies developing technology similar to our technology and our patents protect our unique technologies. On the other hand, companies marketing alternative technologies addressing the same market needs as our products, include Magnaflux Corporation, Kraut-Kremer-Branson, Dunegan-Endevco, and MicroMeasurements. These companies have more substantial assets, greater experience, more human and other resources than ours, including but not limited to established distribution channels and an established customer base.

Our patents covering our fatigue fuse products and technologies have been encumbered as security to certain of our lenders.  We may lose our patent protection, as we have defaulted on one of our lending commitments.

         We hold patents on our fatigue fuse technology. Our patents are encumbered by certain liabilities as described under the heading of this prospectus, "Business." A first priority security interest in our patents is held by one of our lenders and a shareholder. If we fail to pay obligations to our lenders when they become due that are secured by a pledge of our patents, including the debt obligation, we may lose the interests in our patents, resulting in a loss of patent protection covering our technologies and products, or certain rights to exploit our technology. Presently, we are in default on the debt obligations we owe, but the shareholder has not taken any action as a result of our default.

         No assurances can be given that we will not be in default on some or all of our other debt obligations in the future, which could then result in loss of our patents and our patent protection. No assurances can be given that the shareholder that is holding the note that we are in default on will not seek to foreclose on his interest held in our patents as collateral for his loan.

We cannot be certain that our proprietary rights in our products and technologies are adequately protected from infringement by competitors or other third parties.

         We rely on a combination of patent and trade secret protection, non-disclosure agreements, licensing arrangements and new patent filings to establish and protect our proprietary rights. We have in the past and intend in the future to file applications as appropriate for patents covering our products. Due to the increasing number of patent applications filed with the United States Patent and Trademark Office, we are uncertain as to if or when patents will issue from any of our pending applications or, if patents do issue, that claims allowed will be sufficiently broad to protect our technology and products. In addition, there is a possibility that any patents that may be issued could be challenged, invalidated or circumvented, or that the rights granted to us as owners of the patents will not provide proprietary protection to us. Since U.S. patent applications are maintained in secrecy until patents issue, and since publication of inventions in the technical or patent literature tend to lag behind such inventions by several months, there is a possibility that we may not be the first creator of inventions covered by such patents or pending patent applications or that we may not be the first to file patent applications for such inventions. Despite our efforts to safeguard and maintain our proprietary rights, we are uncertain as to whether we will be successful in doing so or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our technologies.

Since the technologies we have developed for our products are subject to rapid technological changes, we may need to make significant capital investments in newer technologies and equipment.

         The technologies we expect to use in our manufacturing and marketing of our products are subject to rapid technological change and could cause us to make significant capital investment in new technologies and equipment. Our market is characterized by rapid technological changes. Newer technologies, techniques or products for determining metal fatigue could be developed with better performance and results than our products. Developing new technologies for manufacture is frequently subject to unforeseen expenses, difficulties, and complications and, in some cases, such development cannot be accomplished. The availability of new and better metal fatigue testing technologies or other products could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.

If we do not obtain additional financing to continue our development activities, we will not be able to complete our product development.

         If we fail to raise additional funds necessary for development from either government grants, sales of securities, borrowings, or other sources, we will not have a product for a potential market and shareholders will have no possibility of any financial return or economic benefit from their ownership of our shares. We are likely to have negative cash flow through at least 6 months, although we have sufficient cash to continue our development efforts for the next 6 months. Over the next 12 months, we anticipate that approximately $3,000,000 will be required to complete development of our products and market them. Even if the necessary $3,000,000 is raised and development is completed, no assurance can be given that the results will establish that our products will be marketable. Moreover, no assurance can be given that our products can be produced at a cost that will make it possible to market them at a commercially feasible price.

Our royalty and license agreements will also reduce our revenue generated from our future products sales.

         In order to finance development of the Fatigue Fuse and Electrochemical Sensor, our corporate predecessors sold substantial royalty rights to the Advanced Technology Center, which is affiliated with the University of Pennsylvania. As of the date of this prospectus, we are obligated to pay royalties totaling 12% of revenues from sales of our Fatigue Fuse and 10% of revenues from sales of EFS. If these products are manufactured and sold, these royalty obligations will reduce our revenue from the sale of these products.

Risks Relating to Our Current Financing Arrangement:

There are a large number of shares underlying our convertible debenture, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

         As of June 7, 2006, we had 250,089,077 and 600,000 shares of Class A and Class B common stock issued and outstanding, respectively, and a convertible debenture outstanding that may be converted into an estimated 12,345,679 shares of common stock at current market prices, and outstanding warrants to purchase 50,000,000 shares of Class A common stock.    In addition, the number of shares of Class A common stock issuable upon conversion of the outstanding convertible debenture may increase if the market price of our stock declines.  All of the shares, including all of the shares issuable upon conversion of the debenture and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our convertible debenture could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

          Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debenture (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of June 7, 2006 of $0.10.

		Effective	Number	% of
% Below	Price Per	Conversion	of Shares	Outstanding
Market	Share	Price	Issuable	Stock
25%	$.075	$.06	16,666,667	6.25%
50%	$.050	$.04	25,000,000	9.09%
75%	$.025	$.02	50,000,000	16.66%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debenture will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our convertible debenture may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

         Golden Gate is contractually required to exercise its warrants on a concurrent basis.  The issuance of shares in connection with the exercise of the warrants and conversion of the convertible debenture results in the issuance of shares at an effective 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debenture, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debenture and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

         The issuance of shares upon conversion of the convertible debenture and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholder may not convert its convertible debenture and/or exercise their warrants if such conversion or exercise would cause them to own more than 9.9% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If we are unable to issue shares of common stock upon conversion of the convertible debenture for any reason, we are required to pay penalties to Golden Gate, redeem the convertible debenture at 108% and/or compensate Golden Gate for any buy-in that it is required to make.

         If we are unable to issue shares of common stock upon conversion of the convertible debenture as a result of our inability to increase our authorized shares of common stock or as a result of any other reason, we are required to:

•
pay late payments to Golden Gate for late issuance of common stock upon conversion of the convertible debenture, in the amount of $100 per business day after the delivery date for each $10,000 of convertible debenture principal amount being converted or redeemed.

•
in the event we are prohibited from issuing common stock, or fail to timely deliver common stock on a delivery date, or upon the occurrence of an event of default, then at the election of Golden Gate, we must pay to Golden Gate  a sum of money determined by multiplying up to the outstanding principal amount of the convertible debenture designated by Golden Gate by 108%, together with accrued but unpaid interest thereon

•
if ten days after the date we are required to deliver common stock to Golden Gate pursuant to a conversion, Golden Gate purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Golden Gate of the common stock which it anticipated receiving upon such conversion (a "Buy-In"), then we are required to pay in cash to Golden Gate the amount by which its total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds the aggregate principal and/or interest amount of the convertible debenture for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

In the event that we are required to pay penalties to Golden Gate or redeem the convertible debenture held by Golden Gate, we may be required to curtail or cease our operations.

If we are required for any reason to repay our outstanding convertible debenture, we would be required to deplete our working capital, if available, or raise additional funds.  our failure to repay the convertible debenture, if required, could result in legal action against us, which could require the sale of substantial assets.

         In December 2005, we entered into a Securities Purchase Agreement, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement, and that certain Addendum to Convertible Debenture and Warrant to Purchase Common Stock, each dated as of December 16, 2005, and as further amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of May 2, 2006 and Securities Purchase Agreement dated as of May 30, 2006, and as further amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of June 9, 2006 for the sale of an aggregate of $1,000,000 principal amount of convertible debenture, which are presently outstanding.  The convertible debenture is due and payable, with 5¼ % interest, three years from the date of issuance, unless sooner converted into shares of our common stock.  In addition, any event of default could require the early repayment of the convertible debenture at a price equal to 108% of the amount due under the debenture.  We anticipate that the full amount of the convertible debenture, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debenture. If we are required to repay the convertible debenture, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debenture when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Relating to Our Common Stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering.  However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants in the amount of at least $500,000.  We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "MTNA".  For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High Bid Price	Low Bid Price
First Quarter 2003	$0.024 *	$0.006 *
Second Quarter 2003	$0.016 *	$0.008 *
Third Quarter 2003	$1.90 **	$0.003 **
Fourth Quarter 2003	$2.75 **	$1.90 **
First Quarter 2004	$3.15 **	$2.70 **
Second Quarter 2004	$3.55 **	$3.15 **
Third Quarter 2004	$3.45 **	$3.02 **
Fourth Quarter 2004	$3.05 **	$1.75 **
First Quarter 2005	$2.25 **	$1.30 **
Second Quarter 2005	$1.65 **	$1.00 **
Third Quarter 2005	$2.48 **	$1.05 **
Fourth Quarter 2005	$1.80 **	$0.20 **
First Quarter 2006	$0.25**	$0.08**
Second Quarter 2006***	$0.31**	$0.10**

* Price prior to September 23, 2003 1000:1 reverse stock split.
** Price after September 23, 2003 1000:1 reverse stock split.
***Through June 9, 2006.

HOLDERS

         As of June 7, 2006, we had approximately 1,602 holders of our Class A common stock and 1 holder of our Class B common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

• discuss our future expectations;

• contain projections of our future results of operations or of our financial condition; and

• state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

         We research and develop technologies that detect and measure metal fatigue.  We have developed two products.  Our two products are the Fatigue Fuse and Electrochemical Fatigue Sensor.  We do not generate any revenue from the sale of our products, and thus we are a development stage company.  We do generate revenue from research and development services provided to third parties, primarily one defense contractor, however our revenues are minimal.

         Our biggest challenge is funding the continued research and development of our products, and then the marketing of our products, until they generate sufficient revenue to support our operations.  We try to keep our overhead low and utilize outside consultants as much as possible in order to reduce expenses, and thus far we have been successful in raising enough capital through loans and the sale of our common stock to fund operations.  For the foreseeable future, we will continue to raise capital in this manner.

Results of Operations

Three Months Ended March 31, 2006 Compared to Three Months Ended March 31 2005

Introduction

Our revenues for the first quarter of 2006 were substantially similar to the first quarter of 2005 and the fourth quarter of 2005, and were limited exclusively to our research contracts with Northrop Grumman. Most of our research and development costs in both years are related to the recorded cost of stock issued to third party consultants.

Revenues and Loss from Operations

Our revenue, research and development costs, general and administrative expenses, and loss from operations for the three months ended March 31, 2006, as compared to the three months ended March 31, 2005 and December 31, 2005, are as follows:

	3 Months Ended March 31, 2006	3 Months Ended March 31, 2005	Percentage Change	3 Months Ended December 31, 2005

Revenue	$28,846	18,308	58%	$82,284
Research and Development Costs	185,152	1,212,182	(85)%	78,253
General & Administrative Expenses	2,523,819	321,562	685%	722,918

Loss from Operations	$(2,680,125)	(1,515,436)	77%	$(718,887)

Our revenue for all three quarters shown above came from our research contracts with Northrop Grumman.

During the three month periods ended March 31, 2006 and 2005, we incurred research and development costs of $185,152 and $1,212,182, respectively. Of the $185,152 incurred in 2006, $112,000 was related to the issuance of 975,000 shares of our common stock for services provided by employees. Of the $1,212,182 incurred in 2005, $1,135,000 was related to the issuance of 900,000 shares of our common stock for services provided.

General and administrative expenses were $2,523,819 and $321,562, respectively, for the three month periods ended March 31, 2006 and 2005. The major expenses incurred during the three months ended March 31, 2006 and 2005, and December 31, 2005, were:

	3 Months Ended March 31, 2006	3 Months Ended March 31, 2005	3 Months Ended December 31, 2005

Consulting Services	$1,958,498	$126,602	$505,533
Officer’s Salary	48,000	54,000	48,000
Secretarial Salary	15,377	10,574	10,202
Professional Fees	341,230	63,924	98,800
Office Expense	10,444	3,837	13,050
Travel Expenses	20,632	16,226	13,106
Rent	7,044	7,044	7,044
Franchise and Other Taxes	5,813	-	-
Payroll Taxes	8,784	9,491	4,671
Telephone	4,852	7,886	4,340

Of the $1,958,498 incurred for consulting services for the first quarter of 2006, $1,589,000 relates to the issuance of 12,801,000 shares of our common stock. Of the $126,602 incurred for consulting services for the first quarter of 2005, $90,000 relates to the issuance of 75,000 shares of common stock. Of the $505,533 of consulting services for the fourth quarter of 2005, $340,608 relates to the issuance of 688,685 shares of our common stock.

Other Income and Expenses and Net Loss

Our other income and expenses and net loss for the three months ended March 31, 2006 and 2005, as compared to the three months ended December 31, 2005 are as follows:

	3 Months Ended March 31, 2006	3 Months Ended March 31, 2005	Percentage Change	3 Months Ended December 31, 2005

Interest expense	(149,938)	(165,353)	9%	$(6,062,376)
Realized/unrealized loss on securities	(23)	(3,499)	99%	(1,918,636)
Change in fair value of derivative and warrant liabilities	(930,369)	-	N/A
Change in fair value of investments derivative liability	(76,911)	-	N/A	(585,735)
Interest income	3,891	5,023	(23)%	3,298

Net loss	$(3,834,275)	(1,680,065)	128%	$(9,282,336)

During the three months ended March 31, 2006 and 2005, the increase in other expenses related primarily to the change in derivative liability, which is mostly due to the change in the Company’s stock price during the quarter.

During the three months ended December 31, 2005, we incurred interest expense of $6,062,376. Of this amount, $5,917,188 relates to the initial recording of the fair value of the derivative and warrant liabilities, $99,855 represents amortization of the discount on convertible debt and accrued interest on our various obligations of $45,333. Interest income during the quarter was $3,298 of which $1,050 was accrued on amounts due from our president and $2,248 was earned on our investments. We also recorded impairment losses on our Langley investment of $1,918,587 and a derivative value of $585,735 related to our Birchington investment.

Liquidity and Capital Resources

Introduction

During the three months ended March 31, 2006, we did not generate positive cash flow. As a result, we funded our operations through the sale of marketable securities that we obtained in a financing transaction, the sale of our common stock, and loans.

Our cash, investments in marketable securities held for trading, investments in marketable securities available for sale, prepaid services, prepaid expenses and other current assets, total current assets, total assets, total current liabilities, and total liabilities as of March 31, 2006, as compared to March 31, 2005 and December 31, 2005, were as follows:

	March 31,	March 31,	December 31,
	2006	2005	2005

Cash	$22,695	$364,109	$47,345
Certificates of deposit	-	200,248	-
Marketable securities - trading	130,392	186,400	302,841
Marketable securities - available-for-sale	174,435	993,534	162,193
Prepaid services	-	-	306,250
Prepaid expenses and other	2,206	-	2,153
Total current assets	329,728	769,368	891,607
Total assets	3,929,185	1,788,508	4,493,227
Total current liabilities	2,160,100	1,179,730	1,930,182
Total liabilities	10,919,135	1,734,364	9,768,555

Cash Requirements

For the three months ended March 31, 2006, our net cash used in operations was $(327,957), compared to $(356,761) for the three months ended March 31, 2005. Negative operating cash flows during the three months ended March 31, 2006, were primarily created by a net loss from operations of $3,834,275, offset by non-cash stock related expenses of $1,952,645, change in fair value of derivative and warrant liabilities of $1,007,280, amortization of discount on convertible debenture of $104,298, and decrease in prepaid expenses and other current assets of $306,197. Because of our need for cash to fund our continuing research and development, we do not have an opinion as to how indicative these results will be of future results.

Negative operating cash flows during the three months ended March 31, 2005, were primarily created by a net loss from operations of $1,680,065, offset by non-cash stock related expenses of $1,225,000, amortization of discount on convertible debenture of $99,854, decrease in accounts payable and accrued expenses of $47,338, and accrued interest expense added to principal of $41,986.

Sources and Uses of Cash

Net cash provided by investing activities for the three months ended March 31, 2006 and 2005, were $172,425 and $596,245, respectively. For the three months ended March 31, 2006, the net cash came primarily from the sale of marketable securities in the amount of $174,988, offset by the amount for purchase of securities of $(2,563).

Net cash provided by financing activities for the three months ended March 31, 2006 and 2005, were $130,882 and $1,000, respectively. For the three months ended March 31, 2006, the net cash came primarily from the sale of common stock and warrants in the amount of $164,505, offset by a principal reduction in notes payable of $(25,000) and the purchase of treasury stock of $(8,623).

We are not generating sufficient cash flow from operations to fund growth. We cannot predict when we will begin to generate revenue from the sale of our products, and until that time, we will need to raise additional capital through the sale of our equity securities. If we are unsuccessful in raising the required capital, we may have to curtail operations.

Our financial statements have been prepared assuming we will continue as a going concern. Because we have generated very limited revenues, and have minimal capital resources, our Independent Registered Public Accounting Firm included an explanatory paragraph in their December 31, 2005 report raising substantial doubt about our ability to continue as a going concern.

Year Ended December 31, 2005 Compared to Year Ended December 31, 2004

Introduction

         In 2005, our revenues were limited exclusively to our research contracts with Northrop Grumman, and totaled $139,346.  In 2004 we generated only $46,932 from our contracts with Northrop Grumman, but also generated $100,000 of our income for the year from research contract with URS Corporation.  We continued to fund the majority of our operations through the issuance of our stock, resulting in large expenses in the areas of research and development and consulting.  The amount of cash used our operations was relatively consistent at approximately $1.05 million in 2005 and $1.32 million in 2004.  We anticipate that we will continue to fund a substantial portion of our operations through the issuance of stock until such time as we can begin to generate revenue from the sale of our products, and we do not have an estimate of when such revenues will begin.

Revenues and Loss from Operations

         Our revenue, research and development costs, general and administrative expenses, and loss from operations for the year ended December 31, 2005 as compared to the year ended December 31, 2004 were as follows:

	Year Ended December 31, 2005	Year Ended December 31, 2004	Percentage Change
Revenue	$139,346	$146,932	(5)%
Research and development costs	2,364,059	7,605,747	(69)%
General and administrative expenses	1,801,928	8,010,423	(78)%
Loss from Operations	$(4,026,641)	$(15,469,238)	(74)%

         All of our revenues in 2005 came from our research contracts with Northrop Grumman.  Of the $146,932 in revenues in 2004, $46,932 came from research contracts with Northrop Grumman, while the balance came from a research contract with URS Corporation.

         Of the $2,364,059 in research and development costs for 2005, $2,105,000 was related to the issuance of 1,725,000 shares of our common stock, of which 700,000 shares were issued to Messrs. Goodman and Berks, our officers who are responsible for project development, valued at $840,000.  The remaining 1,025,000 shares were issued to other consultants.  Of the $7,605,747 in research and development costs for 2004, $7,174,203 was related to the issuance of 3,422,075 shares of our common stock, of which 2,507,500 shares were issued to Messrs. Goodman and Berks, valued at $5,164,000.

         General and administrative expenses were $1,801,928 and $8,010,423 for the years ended December 31, 2005 and 2004, respectively.  The major expenses incurred during each of the years were as follows:
	Year Ended December 31, 2005	Year Ended December 31, 2004
Consulting services	$1,093,606	$7,149,240
Officer’s salary	192,000	192,000
Secretarial salary	41,782	61,750
Professional fees	245,153	398,492
Office expense	39,991	35,608
Travel expenses	47,364	49,456
Rent	28,176	28,171
Franchise and other taxes	12,021	9,317
Payroll taxes	22,624	10,670
Telephone	21,274	20,295

         Of the $1,093,606 in consulting expense for 2005, $948,159 was related to the issuance of 1,618,685 shares of our common stock.  Included in the 1,618,685 shares were 250,000 shares issued for services to be rendered through July 2006 which were valued at $525,000, of which $218,750 was expensed and included in consulting expense.  The remaining $306,250 is considered prepaid for services to be rendered in 2006 and is included in current assets on our balance sheet at December 31, 2005.  Also included in the 1,618,685 shares were 200,000 shares issued to Joel Freedman, our corporate secretary, valued at $240,000 and 50,000 shares to an employee valued at $54,000.

         Of the $7,149,240 in consulting expense for 2004, $6,842,477 was related to the issuance of 3,159,923 shares of our common stock.  Included in the 3,159,923 shares was 2,260,000 shares issued to Joel Freedman, valued at $4,972,000.

Other Income and Expenses and Net Loss

         Our license modification expense, write-down of marketable securities, realized loss on the sale of marketable securities, unrealized loss on decrease in value of marketable securities, interest expense, interest income, and net loss for the year ended December 31, 2005 as compared to the year ended December 31, 2004 are as follows:

	Year Ended December 31, 2005	Year Ended December 31, 2004	Percentage Change
Modification of research and development agreement	$(7,738,400)	$-	100%
Realized/unrealized loss on securities	(1,922,176)	(9,476,920)	(80)%
Change in fair value of investment derivative liability	(585,735)	-
Interest expense	(6,493,345)	(605,980)	972%
Interest income	17,837	12,497	43%
Net loss	$(20,749,260)	$(25,495,291)	(19)%

         In 2005, we charged $7,738,400 to operations relating to the issuance of 4,552,000 shares of our common stock to the University of Pennsylvania pursuant to the terms of a workout agreement with them.  There was no such workout agreement in 2004.

         The realized/unrealized loss on securities relates to the Langley investment.  In 2004, the shares experienced a sharp decline, which leveled off in 2005. As a result, the loss recognized to operations was much larger in 2004.

         The change in fair value of investments derivative liability relates to our investment in Birchington.  This value represents the value of the downside price protection shares that we would be required to sell to Birchington based on the value of our shares as of December 31, 2005.  The Birchington transaction was new in 2005.

         Of the $6,493,345 in interest expense incurred in 2005, $5,917,188 was related to the fair values of derivative and warrant liabilities related to the GGI Notes and $399,420 pertained to the amortization of the debt discount related to the beneficial conversion feature of the Palisades Debentures.  In addition, $45,354 was accrued on the note due the University of Pennsylvania, $127,010 was accrued on the actual outstanding principal balance of the Palisades Debentures, and $4,373 was accrued on our other interest-bearing obligations.

         Of the $605,980 in interest expense incurred in 2004, $122,827 was accrued on the note due to the University of Pennsylvania, $93,119 was accrued on the actual outstanding principal balance of the convertible debenture, $326,161 pertains to the amortized portion of the discount attributed to the conversion feature of the debenture, and $59,500 was paid to the holder of a past due note as additional consideration.  The $59,500 was paid through the issuance of 25,000 shares of our common stock.

Critical Accounting Policies

         The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  In consultation with our Board of Directors, we have identified four accounting policies that we believe are key to an understanding of our financial statements.  These are important accounting policies that require management's most difficult, subjective judgments.

         The first critical accounting policy relates to revenue recognition. Income from our research is recognized at the time services are rendered and billed for.

         The second critical accounting policy relates to research and development expense.  Costs incurred in the development of our products are expensed as incurred.

         The third critical accounting policy relates to the valuation of non-monetary consideration issued for services rendered. We value all services rendered in exchange for our common stock at the quoted price of the shares issued at date of issuance or at the fair value of the services rendered, which ever is more readily determinable.  All other services provided in exchange for other non-monetary consideration is valued at either the fair value of the services received or the fair value of the consideration relinquished, whichever is more readily determinable.

         Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, “ Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ” and EITF 00-18, “ Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees .” The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.  In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, we record the fair value of nonforfeitable common stock issued for future consulting services as prepaid services in our consolidated balance sheet.

         The fourth critical accounting policy is our accounting for conventional convertible debt.  When the convertible feature of the conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by us as a debt discount pursuant to EITF Issue No. 98-5 (“EITF 98-05”), “ Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and EITF Issue No. 00-27, “ Application of EITF Issue No. 98-5 to Certain Convertible Instruments .”  In those circumstances, the convertible debt will be record net of the discount related to the BCF.  We amortize the discount to interest expense over the life of the debt using the effective interest method.

         The fifth critical account policy relates to the accounting for non-conventional convertible debt and the related stock purchase warrants.  In the case of non-conventional convertible debt, we bifurcate our embedded derivative instruments and records them under the provisions of SFAS No. 133, “ Accounting for Derivative Instruments and Hedging Activities,” as amended, and EITF Issue No. 00-19, “ Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. ”  These embedded derivatives include the conversion feature, liquidated damages related to registration rights and default provisions.  The accounting treatment of derivative financial instruments requires that we record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date.  In addition, under the provisions of EITF Issue No. 00-19, as a result of entering into the non-conventional convertible debenture, we are required to value and classify all other non-employee stock options and warrants as derivative liabilities at that date and mark them to market at each reporting date thereafter.  Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date.  If the fair value of the derivatives is higher at the subsequent balance sheet date, we will record a non-operating, non-cash charge.  If the fair value of the derivatives is lower at the subsequent balance sheet date, we will record non-operating, non-cash income.  We value our derivatives primarily using the Black-Scholes Option Pricing Model.  The derivatives are classified as long-term liabilities.

         The sixth critical accounting policy relates to the recording of marketable securities held for trading and available-for-sale.  Marketable securities purchased with the intent of selling them in the near term are classified as trading securities. Trading securities are initially recorded at cost and are adjusted to their fair value, with the change in fair value during the period included in earnings as unrealized gains or losses.  Realized gains or losses on dispositions are based upon the net proceeds and the adjusted book value of the securities sold, using the specific identification method, and are recorded as realized gains or losses in the consolidated statements of operations.  Marketable securities that are not classified as trading securities are classified as available-for-sale securities.  Available-for-sale securities are initially recorded at cost.  Available-for-sale securities with quoted market prices are adjusted to their fair value, subject to an impairment analysis (see below).  Any change in fair value during the period is excluded from earnings and recorded, net of tax, as a component of accumulated other comprehensive income (loss).  Any decline in value of available-for-sale securities below cost that is considered to be “other than temporary” is recorded as a reduction of the cost basis of the security and is included in the statement of operations as a write down of the market value (see below).

         The seventh critical accounting policy is our accounting for the fair market value of non-marketable securities we have acquired.  Non-marketable securities are originally recorded at cost.   In the case of non-marketable securities we acquired with our common stock, we value the securities at a significant discount to the stated per share cost based upon our historical experience with similar transactions as to the amount ultimately realized from the sale of the shares.  Such investments are reduced when we have indications that a permanent decline in value has occurred.  At such time as quoted market prices become available, the net cost basis of these securities will be reclassified to the appropriate category of marketable securities.  Until that time, the securities will be recorded at their net cost basis, subject to an impairment analysis (see below).

       In accordance with the guidance of EITF 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” we assess any decline in value of available-for-sale securities and non-marketable securities below cost as to whether such decline is “other than temporary.”  If a decline is determined to be “other than temporary,” the decline is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment write down of the investment.

BUSINESS

Introduction

         We are engaged in research and development of metal fatigue detection, measurement, and monitoring technologies.  As such, we are developing several monitoring devices for metal fatigue detection and measurement.  We are a development stage company doing business as Tensiodyne Scientific Corporation.

         Our efforts are dedicated to developing devices and systems that indicate the true fatigue status of a metal component.  We have developed two products.  The first is a small, extremely simple device that continuously integrates the effect of fatigue loading in a structural member, called a Fatigue Fuse.  The second is an instrument that detects very small cracks in metals, the Electrochemical Fatigue Sensor.  It has demonstrated that it can detect cracks, in the laboratory, as small as 10 microns (0.0004 inches), which is smaller than any other practical crack detection technology, as acknowledged by the United States Air Force and confirmed by Rockwell Scientific Corporation.  We hold the patents on the Fatigue Fuse and license the technology on the Electrochemical Fatigue Sensor from the University of Pennsylvania.

         We were formed as a Delaware corporation on March 4, 1997.  We are the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc. Material Technology, Inc. was the successor to the business of Tensiodyne Corporation that began developing the Fatigue Fuse in 1983.  Our two predecessors, Tensiodyne Corporation and Material Technology, Inc. were engaged in developing and testing the Fatigue Fuse and, beginning in 1993, developing the Electrochemical Fatigue Sensor.

         As of December 31, 2005, our investments in our subsidiary companies represented less than 10% of our total assets.  We have controlling interests in each of our subsidiary companies and members of our management also serve as officers and directors of each subsidiary.

Our Technologies

The Fatigue Fuse

         The Fatigue Fuse is designed to be affixed to a structure to give warnings as pre-selected portions of the fatigue life have been used up (i.e., how far to failure the structure has progressed).  It warns against a condition of widespread generalized cracking due to fatigue.

         The Fatigue Fuse is a thin piece of metal similar to the material being monitored.  It consists of a series of parallel metal strips connected to a common base, much as fingers are attached to a hand.  Each “finger” has a different geometric pattern, called “notches,” defining its boundaries.  Each finger incorporates an application-specific notch near the base.  By applying the laws of physics to determine the geometric contour of each notch, the fatigue life of each finger is finite and predictable.  When the fatigue life of a finger (Fuse) is reached, the Fuse breaks.

         By implementing different geometry for each finger in the array, different increments of fatigue life are observable.  Typically, notches will be designed to facilitate observing increments of fatigue life of 10% to 20%.  By mechanically attaching or bonding these devices to different areas of the structural member of concern, the Fuse undergoes the same fatigue history (strain cycles) as the structural member.  Therefore, breakage of a Fuse indicates that an increment of fatigue life has been reached for the structural member.  The notch and the size and shape of the notch concentrate energy on each finger.  The Fuse is intimately attached to the structural member of interest.  Therefore, the Fuse experiences the same strain and wear history as the member.  Methods are available for remote indication of Fuse fracturing.

         In a new structure, we generally assume there is no fatigue and can thus design the Fatigue Fuse for 100% of its life potential.  But in an existing structure, one that has experienced loading and wear, we must determine the fatigue status of that structural member so we can design the Fatigue Fuse to monitor the remaining fatigue life potential.

         We believe that the Fatigue Fuse is of value in monitoring aircraft, ships, bridges, conveyor systems, mining equipment, cranes, etc.  No special training is needed to qualify individuals to report any broken segments of the Fatigue Fuse to the appropriate engineering authority for necessary action.  The success of the device is contingent upon our successful marketing of the Fatigue Fuse, and no assurance can be given that we will be able to overcome the obstacles relating to introducing a new product to the market.  To implement our ability to produce and market the Fatigue Fuse, we need substantial additional capital and no assurance can be given that this needed capital will be available.

The Electrochemical Fatigue Sensor (“EFS”)

         The EFS is a device that employs the principle of electrochemical/mechanical interaction to find cracks.  It is an instrument that detects very small cracks and has the potential to determine crack growth rates.  The Electrochemical Fatigue Sensor has demonstrated in the laboratory that it can detect cracks as small as 10 microns (0.0004 inches), which is smaller than any other practical technology, as acknowledged by the United States Air Force and Rockwell Scientific Corporation.  We believe that nothing comparable to this instrument currently exists in materials technology.

         The EFS functions by treating the location of interest (the target) associated with the structural member as an electrode of an electrochemical cell.  By imposing a constant voltage-equivalent circuit as the control mechanism for the electrochemical reaction at the target surface, current flows as a function of stress action.  The EFS is always a dynamic process; therefore stress action is required, e.g. to measure a bridge structural member it is necessary that cyclic loads be imposed, as normal traffic on the bridge would do.  The results are a specific set of current waveforms and amplitudes that characterize and indicate fatigue damage i.e., fatigue cracks.

Development of our Technologies

         Currently, our primary focus is on the development and commercialization of the EFS.  Due to our limited resources, efforts in the development and testing of the Fatigue Fuse have been delayed.

Status of the Fatigue Fuse

         The development and application sequence for the Fatigue Fuse and EFS is (a) basic research, (b) exploratory development, (c) advanced development, (d) prototype evaluation, (e) application demonstration, and (f) commercial sales and service. The Fatigue Fuse came first. The inventor, Professor Maurice Brull, conducted the basic research at the University of Pennsylvania.  We conducted the advanced development, including variations of the adhesive bonding process, and fabricating a laboratory-grade remote recorder for finger separation events that constitute proper functioning of the Fatigue Fuse.  The next step, prototype evaluation, encompasses empirical tailoring of Fatigue Fuse parameters to fit the actual spectrum loading expected in specific applications, and needs to be done.  The tests associated with further development of the Fatigue Fuse include full-scale structural tests with attached Fatigue Fuses.  A prototype of the Fatigue Fuse has been designed, fabricated, and successfully demonstrated. The next tasks will be to prepare an analysis for more efficient selection of Fatigue Fuse parameters and to conduct a comprehensive test program to prove the ability of the Fatigue Fuse to accurately indicate fatigue damage when subjected to realistically large variations in measuring stresses and strains in fatiguing metal.  The final tasks prior to marketing will be an even larger group of demonstration tests.

         The Fatigue Fuse is at its final stages of testing and development.  To begin marketing the Fatigue Fuse, it is our belief that it will take from six to 12 months and cost approximately $600,000, including technical and beta testing and final development.  If testing, development, and marketing are successful, we estimate we should begin receiving revenue from the sale of the Fatigue Fuse within a year of completing development. However, we cannot estimate the amount of revenue that may be realized from sales of the Fuse, if any.

         To date, certain organizations have included our Fatigue Fuse in test programs.  We have already completed the tests for welded steel civil bridge members conducted at the University of Rhode Island.  In 1996, Westland Helicopter, a British firm, tested the Fatigue Fuse on helicopters.  That test was successful with the legs of the Fatigue Fuses failing in sequence as predicted.

         The Fatigue Fuse has been at this stage for the past several years as we have not had the necessary financial resources to finalize our development and commence marketing.  At the present time we have elected to defer future development of the Fatigue Fuse and apply our resources to pursue the EFS technology.

Status of the EFS

         The existence of very small cracks can be determined by EFS, and in this regard it appears superior in resolution to other current non-destructive testing techniques.  It has succeeded in regularly detecting cracks as small as 40 microns in a titanium alloy, in a laboratory environment, as verified by a scanning electronic microscope, and has proven to be capable of detecting cracks down to ten microns, as acknowledged by the Materials Laboratory at Wright Patterson Air Force on a titanium alloy and confirmed by evaluations at Rockwell Scientific Corporation on bridge grade steel.  This is much smaller than the capability of any other practical non-destructive testing method for structural components.  There is also a vast body of testing supporting successful use of this technology with selected aluminum alloys.  Within the past twelve months, we have successfully evaluated EFS on six highway bridges.  These are considered Beta Tests verifying the procedure in the real world.  We are now preparing to begin the marketing of the EFS for bridges.

Commercial Markets for our Products and Technologies

         No commercial application of our products has been arranged to date, but we believe it can be applied to certain markets.  Our technology is applicable to many market sectors such as bridges and aerospace as well as ships, cranes, railways, power plants, nuclear facilities, chemical plants, mining equipment, piping systems, and heavy iron.

Application Of Our Technologies For Bridges

         Our EFS and Fatigue Fuse products primarily address the detection of fatigue in structures such as bridges.  In the United States alone there are more than 610,000 bridges of which over 260,000 are rated by the Federal Highway Administration as requiring major repair, rehabilitation, or replacement.  Our EFS and Fatigue Fuse products can be effectively used as fatigue detection devices for all metal bridges located within the United States.  Our detection devices also address maintenance problems associated with bridge structures.

         Although there are normal business imperatives, the bridge market is essentially macro-economically and government policy driven.  In our opinion, only technology can provide the solution.  The need for increased spending accelerates significantly each year as infrastructure ages.  The Federal government has recently mandated bridge repair and detection through the passage of the Intermodal Surface Transportation and Efficiency Act in 1991 and again in the $200 billion, 1998 Transportation Equity Act.  We do not currently have contracts in place to install our fatigue detection products on bridge structures within the United States.

Our Patent Protections

         We are the assignee of four patents originally issued to Tensiodyne Corporation.  The first was issued on May 27, 1986, and expired on May 27, 2003.  It is titled “Device for Monitoring Fatigue Life” and bears United States Patent Office Number 4,590,804.  The second patent, titled “Metal Fatigue Detector” was issued on August 24, 1993 and expires on August 24, 2010, United States Patent Number 5,237,875.  The third patent, titled “Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same,” was issued on June 14, 1994 and expires on June 14, 2011, United States Patent Number 5,319,982.  In addition, we own a fourth patent, titled “Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same,” which was issued June 20, 1995, United States Patent Number 5,425,274, and expires June 20, 2012.

Our Patents are Encumbered

         The patents described in the preceding section are pledged as collateral to secure the repayment of loans extended to us or indebtedness that we currently owe.  On August 30, 1986, we entered into a funding agreement with the Advanced Technology Center, whereby ATC paid $45,000 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue.  The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 2005, the future royalty commitment was limited to approximately $344,000.  The payment of future royalties is secured by equipment we use in the development of technology as specified in the funding agreement, however, no lien against our equipment or our patents in favor of ATC vests until we generate royalties from product sales.

         On May 4, 1987, we entered into a funding agreement with ATC whereby ATC provided $63,775 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue.  The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years.  As with our first agreement with ATC, no lien or encumbrance against our assets, including our patents, vests in favor of ATC until we generate royalties from product sales.  If we were to default on these payments to ATC, our obligations relating to these agreements then become secured by our patents, products and accounts receivable.  At December 31, 2005, the total future royalty commitments, including the accumulated 26% annual rate of return, were limited to approximately $6,142,000.

         On May 27, 1994, we borrowed $25,000 from Sherman Baker, one of our shareholders.  We gave Mr. Baker a promissory note due May 31, 2002 and we pledged our patents as collateral to secure the repayment of this note.  As of the date of this prospectus, there is a first priority security interest in our patents as collateral for the repayment of the amounts we owe to Mr. Baker.  As additional consideration for this loan, we granted to Mr. Baker a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in the Electrochemical Fatigue Sensor.  We are in default of the repayment terms of the note held by Mr. Baker, and at December 31, 2005, we owe Mr. Baker $53,515 in principal and accrued interest.  Mr. Baker has not taken any action to foreclose his interest in the collateral and we are in discussions with Mr. Baker, with the expectation that we will cure any default in the note he holds and avoid any foreclosure of his security interest held in our patents.  We believe that although we have not yet cured our defaults on the loans to Mr. Baker, our current communications with him suggest that Mr. Baker does not have the present intention of foreclosing on the patents as collateral or the pursuit of legal action against us to collect the balance due under our note.

Distribution of our Products

         Subject to available financing, we intend to exhibit the Fatigue Fuse and the Electrochemical Fatigue Sensor at various trade shows and intend to also market our products directly to end users including certain state regulatory agencies charged with overseeing bridge maintenance, companies engaged in manufacturing and maintaining large ships and tankers, and the military.  Although we intend to undertake marketing, dependent on the availability of funds, within and without the United States, no assurance can be given that any such marketing activities will be implemented.

Competition

         Other technologies exist which measure and indicate fatigue damage.  Single cracks larger than a minimum size can be found by nondestructive inspection methods such as dye penetrate, radiography, eddy current, acoustic emission, and ultrasonics.  Tracking of load and strain history, to subsequently estimate fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers.  These methods have been used for 40 years and also offer the advantage of having been accepted in the market, whereas our products remain largely unproven.  Companies marketing these alternate technologies include Magnaflux Corporation, Kraut-Kermer-Branson, Dunegan-Endevco, and Micro Measurements. These companies have more substantial assets, greater experience, and more resources than ours, including, but not limited to, established distribution channels and an established customer base.  The familiarity and loyalty to these technologies may be difficult to dislodge.  Because we are still in the development stage, we are unable to predict whether our technologies will be successfully developed and commercially attractive in potential markets.

EMPLOYEES

         We have four employees, Robert M. Bernstein, President, Chief Executive Officer and Chief Financial Officer, a Secretary, and two part time engineers. In addition, we retain consultants for specialized work.

DESCRIPTION OF PROPERTIES

         We lease an office at 11661 San Vicente Blvd., Suite 707, Los Angeles, California, 90049. The space consists of 830 square feet and will be adequate for our current and foreseeable needs. The total rent is payable at $2,348 per month on a month-to-month basis. Either party may cancel the lease on 30 days notice.

LEGAL PROCEEDINGS

         On March 8, 2006, Stephen Forrest Beck filed a lawsuit against us and our President, Robert M. Bernstein, in the Superior Court of the State of California, County of Los Angeles, Case No. SC088898, titled Stephen Forrest Beck v. Material Technologies, Inc. and Robert M. Bernstein. Mr. Beck alleges breach of contract and seeks approximately $135,000 in damages, plus the issuance or the value of 3,896,620 shares of our Class A common stock to which he believes he is entitled, plus interest. We have filed an answer and a hearing has been scheduled.

On June 15, 2005, we filed a Complaint in the Los Angeles Superior Court, State of California, case number BC336689, against Gem Advisors, Inc., GEM Global Emerging Markets, and Global Emerging Markets of North America, Inc., seeking a declaration regarding certain agreements we entered into with the parties.  We did not seek monetary damages.  On November 16, 2005, Gem Advisors, Inc. filed an Answer and Cross-Complaint, seeking approximately $1.9 million in damages arising out of finders fees for certain transactions.  On November 30, 2005, default judgments were entered against the other defendants who failed to respond to our Complaint. A motion is currently pending to set aside the defaults..We intend to pursue our Complaint and defend the Cross-Complaint vigorously.

         In the ordinary course of business, we may be from time to time involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.

Name	Age	Office
Robert M. Bernstein	71	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board
Joel R. Freedman	45	Secretary and Director
Dr. John W. Goodman	71	Chief Engineer and Director
Dr. William Berks	75	Vice President and Director

ROBERT M. BERNSTEIN, PRESIDENT/CHIEF FINANCIAL OFFICER/CHAIRMAN OF THE BOARD.

         Robert M. Bernstein is 71 years of age. He received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania in 1956. From August 1959 until his certification expired in August 1972, he was a Certified Public Accountant licensed in Pennsylvania. From 1961 to 1981, he was a consultant specializing in mergers, acquisitions, and financing. From 1981 to 1986, Mr. Bernstein was Chairman and Chief Executive Officer of Blue Jay Enterprises, Inc. of Philadelphia, PA, an oil and gas exploration company. In December 1985, he formed a research and development partnership for Tensiodyne, funding approximately $750,000 for research on the Fatigue Fuse. In October 1988 he became Chairman of the Board, President, Chief Financial Officer, and CEO of Matech 1 and retained these positions with the Company after the spin off from Matech 1 on July 31, 1997.

JOEL R. FREEDMAN, SECRETARY/DIRECTOR.

         Joel R. Freedman is 45 years of age. From October 1989 until the present, Mr. Freedmen holds the position of Secretary and a Director of the company. Mr. Freedman attends board meetings and provides advice to the Company as needed. From 1983 through 1999, he was president of Genesis Advisors, Inc., an investment advisory firm in Bala Cynwyd, Pennsylvania. From January 1, 2000 through December 2002, he was a Senior Vice President of PMG Capital Corp., a securities brokerage and investment advisory firm in West Conshohocken, Pennsylvania. From December 2002 to present, he is a senior vice-president of Wachovia Securities LLC, a securities brokerage and investment advisory firm in Conshohocken, Pennsylvania. His duties there are a full-time commitment. Accordingly, he does not take part in Matech's daily activities. He is not a director of any other company.

DR. JOHN W. GOODMAN, CHIEF ENGINEER/DIRECTOR.

         Dr. John W. Goodman is 71 years of age. He is retired from TRW Space and Electronics and was formerly Chairman of the Aerospace Division of the American Society of Mechanical Engineers. He holds a Doctorate of Philosophy in Materials Science that was awarded with distinction by the University of California at Los Angeles in 1970. In 1957, he received a Masters of Science degree in Engineering Mechanics from Penn State University and in 1955 he received a Bachelor of Science degree in Mechanical Engineering from Rutgers University. From 1972 to 1987, Dr. Goodman was with the U. S. Air Force as lead Structural Engineer for the B-1 aircraft; Chief of the Fracture and Durability Branch, and Materials Group Leader, Structures Department, Aeronautical Systems Center, Wright-Patterson Air Force Base. From 1987 to December 1993, he was on the Senior Staff, Materials Engineering Department of TRW Space and Electronics. He has been Chief Engineer for Development of Matech's products since May 1993. Over the last four years he has consulted part time for the Company.

DR. WILLIAM BERKS, VICE-PRESIDENT/DIRECTOR

         William Berks- Vice-President/Director, age 75. He managed the previous Matech contracts for the development of EFS at the University of Pennsylvania, Southwest Research Institute, and Optim, Inc. Mr. Berks has a B. Aero. E and MS in Applied Mechanics from Polytechnic Institute of New York and MS in Industrial Eng., Stevens Institute of Technology. With Matech since 1997 he has over 30 years' experience in spacecraft mechanical systems engineering. He retired from TRW in November 1992 where he was employed for 26 years in a variety of management positions: Manager of the Mechanical Design Laboratory, the engineering design skill center for the design and development of spacecraft mechanical systems, which had as many as 350 individuals: Manager of the Advanced Systems Design Department, which was responsible for mechanical systems design for all spacecraft project: Assistant Project Manager for Mechanical Subsystems for a major spacecraft program, which included preparation of plans, specifications and drawings, supervision of two major subcontracts, and responsibility for flight hardware fabrication and testing. He holds six patents.

Compliance with Section 16(a) of the Securities Exchange Act.

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons holding 10% or more of our common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Registrant's common stock with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the registrant under Rule 16a-3(d) during fiscal 2005, and certain written representations from executive officers and directors, we are unaware that any required reports that have not been timely filed.

Code of Ethics

         We have not adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have not adopted such a code of ethics because all of management's efforts have been directed to building the business of the company; at a later time, such a code of ethics may be adopted by the board of directors.

Committees of the Board Of Directors

         We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committee of our board of directors.

         Since 1987, we and our predecessors have had an Advisory Board consisting of very senior experienced businessmen and technologists, most of whom are nationally prominent. These individuals consult with us on an as needed basis. Members of the Advisory Board serve at will. The Advisory Board advises Matech's management on technical, financial, and business matters and may in the future be additionally compensated for these services. A brief biographical description of the members of the advisory board is as follows:

         MARYBETH MICELI.  Ms. Miceli is currently Director of Marketing for Sam Schwartz, LLC, Engineering and Planning Consultants, New York, NY, where she also consults on infrastructure management, non-destructive testing, and fatigue testing. Previously she was with Lucius Pitkin, Inc., Engineering Consultants, where her responsibilities included Quality Assurance Manager, and Assistant Radiation Safety Officer. Among her duties was the supervision and performance of failure analysis investigations, fatigue testing investigations, and interfacing with government agencies on testing, regulations, and safety. She was a director of the American Society of Non-destructive Testing, and Chairman in 2003 of the Metro NY Chapter.  She is also a member of the American Society of Metals. A graduate of Johns Hopkins University, she has an MS in Materials Science and Engineering, from Virginia Polytechnic Institute. She has published several papers on non-destructive testing of bridge components and other related subjects.

         We issued the following shares of common stock to Ms. Miceli as compensation for services performed on our behalf:

• 75,000 shares on December 17, 2004 valued at $135,000;

• 75,000 shares on March 11, 2005 valued at $90,000;

• 125,000 shares on April 26, 2005 valued at $130,000; and

• 475,000 shares on January 9, 2006 valued at $76,000.

         BRENT M. PHARES.  Dr. Phares has over 15 years of management, inspection, research, and testing experience related to bridge structures.  He currently is the Associate Director for Bridges and Structures at Iowa State University.  In this position, Dr. Phares is responsible for the development and deployment of innovative bridge evaluation and techniques and for the development of applications for innovative materials in bridge engineering.  In the past, Dr. Phares has served as a consulting Research Engineer at the Federal Highway Administration's Nondestructive Evaluation Validation Center where he lead the execution of several validation and developmental studies.  More recently, Dr. Phares served as President and CEO of a small engineering firm specializing in the evaluation of civil infrastructure based on innovative sensors and monitoring strategies.  He is a registered professional engineer and serves as a voting member of many national and international technical committees.

         On January 9, 2006, we issued Dr. Phares 1,000,000 shares of our common stock as compensation for services performed on our behalf valued at $160,000.

         CAMPBELL LAIRD. Campbell Laird, age 64, received his Ph.D. in 1963 from the University of Cambridge. His Ph.D. thesis title was "Studies of High Strain Fatigue." He is presently Professor and graduate group Chairman in the Department of Materials, Science & Engineering at the University of Pennsylvania. His research has focused on the strength, structure, and fatigue of materials, in which areas he published in excess of 250 papers. He is co-inventor of the EFS.

         On December 17, 2004, we issued Dr. Laird 100,000 shares of our common stock subject to a two-year lockup agreement and valued at $180,000. Also in 2004 we issued Dr. Laird 260,000 shares subject to a three-year lockup agreement which were valued at $582,400.

         SAMUEL I. SCHWARTZ. Samuel I. Schwartz, age 50, is presently President of Sam Schwartz Co., consulting engineers, primarily in the bridge industry. Mr. Schwartz received his BS in Physics from Brooklyn College in 1969, and his Masters in Civil Engineering from the University of Pennsylvania in 1970. From February 1986 to March 1990, was the Chief Engineer/First Deputy Commissioner, New York City Department of Transportation and from April 1990 to the present acted as a director of the Infrastructure Institute at the Cooper Union College, New York City, New York. From April 1990 to 1994 he was a Senior Vice President of Hayden Wegman Consulting Engineers, and is a columnist for the New York Daily News.

         NICK SIMIONESCU. Mr. Simionescu joined HNTB in 1974, one of the largest consulting engineering companies in the world, and is currently Vice President, Director of Business Development in the New York City Office. He has over 37 years of management, construction, design, inspection and detailing experience. Mr. Simionescu is very familiar with the New York City infrastructure. For nearly 28 years he has been working in New York City, primarily on projects with the New York City Department of Transportation and New York State Department of Transportation Regions 10 and 11. His projects have included management of the inspections of the Williamsburg, Brooklyn, Triborough, Manhattan, and Queensboro bridges. Additionally, he has been the Project Manager of Bridge Inspection for many other arterial and local bridges throughout New York. Mr. Simionescu's responsibilities with HNTB have involved a variety of National and International projects. He has been the Senior Structural Designer and Manager of bridges in South Carolina (800 ft. span), Rhode Island (366 ft. span), Malaysia (740 ft. span), and Florida (1300 ft. span).

         HENRYKA MANES. Ms. Manes is the Founder and President of H. Manes & Associates, a consulting firm that enables environmental and high technology companies to export their products worldwide. She has a wide-range of experience with projects in more than 20 countries in Asia, Africa, Eastern Europe and South America. Prior to founding HMA, Ms. Manes was Director of Operations for the American Jewish Joint Distribution Committee's International Development Program and has worked with the World Bank, United States Agency for International Development, and the United Nations Development Program. Ms. Manes received her B.A. from Macalester College in St. Paul, MN, and did her graduate work at the University of Minnesota, Minneapolis, MN.

Terms of Office

         Our directors are appointed for a one year term to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2005, 2004 and 2003 exceeded $100,000:

Name and Principal Position	Year	Salary ($)		Bonus($)	Other Annual Compen-sation ($)		Restricted Stock Awards ($)		Options (SARs (#)	LTIP Payout($)	All Other Compen- sation ($)

Robert M. Bernstein
CEO	2005	$192,000	(2)	$--	$--		$0		--	$--	$--
	2004	$192,000	(1)	--	--		0		--	--	--
	2003	$138,000		$--	$19,617	(9)	$320,000		--	$--	$--

John W. Goodman
Director and
Engineer	2005	$41,700		$--	$--		$240,000	(4)	--	$--	$--
	2004	$35,250		$--	$--		$2,760,000	(3)	--	--	--
	2003	$18,943		$--	$--		$10,000	(10)	--	$--	$--

William Berks
Vice-President
of Government	2005	$83,350		$--	$--		$600,000	(6)	--	$--	$--
Projects and	2004	$79,500		$--	$--		$2,404,000	(5)	--	$--	$--
Director	2003	$71,374		$--	$--		$30,000	(11)	--	$--	$--

Joel Freedman
Secretary and	2005	$--		$--	$--		$240,000	(8)	--	$--	$--
Director	2004	$--		$--	$--		$4,972,000	(7)	--	$--	$--
===========================================================================================================================================

(1) Cash compensation actually paid to Mr. Bernstein in 2004 amounted to $316,000 of which $120,000 relates to 2004 with the remaining amount of $196,000 pertained to the payment of prior years accrued compensation. Mr. Bernstein used the net pay received from the cashing of the accrued compensation to reduce the loan balance he owed us by $97,450.

(2) Cash compensation actually paid to Mr. Bernstein in 2005 amounted to $210,446 of which $192,000 relates to 2005 with the remaining amount of $18,446 pertained to the payment of prior years' accrued compensation.

(3) In 2004, we issued Mr. Goodman 1,500,000 shares of our common stock subject to a two-year lockup agreement. The shares were valued at $2,760,000, which represents 80% of the market price on date of issuance.

(4) In 2005, we issued Mr. Goodman 200,000 shares our common stock subject to a two-year lockup agreement. The shares were valued at $240,000, which represents 80% of the market price on date of issuance.

(5) In 2004, we issued Mr. Berks 1,000,000 shares its common stock subject to a three-year lockup agreement. The shares were valued at $2,380,000, which represents 70% of the market price on date of issuance. In addition, in 2004, we issued Mr. Berks an additional 7,500 shares of our common stock which was valued at $24,000, the fair value of the shares on date of issuance.

(6) In 2005, we issued Mr. Berks 500,000 shares our common stock subject to a two-year lockup agreement. The shares were valued at $600,000, which represents 80% of the market price on date of issuance.

(7) During 2004, we issued 2,260,000 shares of our common stock to Mr. Freedman a member of the Board and Company Secretary, which were valued at $4,972,000, which represents 80% of the market price on the date of issuance.  The shares are subject to a two-year lockup agreement.

(8) In 2005, we issued Mr. Freedman 200,000 shares our common stock subject to a two-year lockup agreement. The shares were valued at $240,000, which represents 80% of the market price on date of issuance.

(9) In 2003, Mr. Bernstein’s 1,962 shares of common stock held in escrow were vested, and he recognized $19,617 in additional compensation as a result.

(10) In 2003, we issued 1,000 shares of common stock to Mr. Goodman.  The shares were valued at $10,000, the fair value of the shares on date of issuance.

(11) In 2003, we issued 3,000 shares of common stock to Mr. Berks.  The shares were valued at $30,000, the fair value of the shares on date of issuance.

Directors’ Compensation

         Directors of our company who are also employees do not receive cash compensation for their services as directors or members of the committees of the board of directors.  All directors may be reimbursed for their reasonable expenses incurred in connection with attending meetings of the board of directors or management committees.

Employment Contract

         On September 24, 2003, we entered into an Employment Agreement with Robert M. Bernstein, our President, Chief Executive Officer, and Chief Financial Officer.  Pursuant to the Employment Agreement, we will employ Mr. Bernstein for a period of 3 years commencing September 24, 2003.  Mr. Bernstein will be paid an annual base salary of $16,000 per month (“Base Salary”), of which $6,000 per month shall be deferred until the later of (i) 18 months from September 24, 2003, or (ii) when we report at least $250,000 of earnings before depreciation and amortization in one fiscal quarter. During the term of his employment and for a period thereafter, Mr. Bernstein will be subject to non-disclosure, non-competition and non-solicitation provisions, subject to standard exceptions.

         Upon the execution of the employment agreement, Mr. Bernstein was issued an aggregate 300,000 shares of our common stock.

Other Compensation

         There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2005 provided for or contributed to by our company.

Stock Options

         We have three stock option plans:  The 1998 Stock Plan (“the 1998 Plan”), the 2002 Stock Issuance/Stock Plan (“the 2002 Plan”) and the 2003 Stock Option, SAR and Stock Bonus Consultant Plan (“the 2003 Plan”). There are currently no options outstanding under any of the plans.

         In September 1998, we adopted the 1998 Plan and reserved 800,000 shares of our common stock for grant under the plan.  Eligible participants include employees, advisors, consultants, and officers who provide services to us.  The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the as the Board may determine.  During 2005 and 2004, there were no options granted under the 1998 Plan. The 1998 Plan expires upon the earlier of all reserved shares being granted or September 10, 2008.

         In February 2002, we adopted the 2002 Plan and reserved 20,000,000 shares of our common stock for grant under the plan.  Eligible plan participants include employees, advisors, consultants, and officers who provide services to us.  The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the Board may determine.  There were no options granted under the 2002 Plan in 2005 or 2004.  The 2002 Plan expires upon the earlier of all reserved shares being awarded or December 31, 2007.

         In September 2003, we adopted the 2003 Plan and reserved and 10,000,000 shares of our common stock for grant.  Eligible plan participants include independent consultants.  The option price shall be no less than 85% of the fair market value of a share of common stock at date of grant.  During 2005 and 2004, there were no options granted under the 2003 Plan.  The 2003 Plan expires upon the earlier of all reserved shares being granted or September 23, 2006.

         We also have agreements with two consultants whereby we will grant options to purchase shares of our common stock upon us increasing our annual revenue by $5 million in any fiscal year over our revenues in 2002. The collective number of shares to be issued will give the two consultants a fifteen percent interest in the outstanding shares of our common stock. No grants have been made pursuant to these agreements as we have not achieved the required revenues. The agreements expire in March 2008.

The following represents a summary of the Company’s compensation plans as of December 31, 2005:

Plan category	Number of securities	Weighted-average	Number of securities
	To be issued upon	exercise price	remaining for
	exercise of	of outstanding	available for future
	outstanding options,	options, warrants	issuance under
	warrants and rights	and rights	equity compensation
plans (excluding
securities reflected
in column a))
	(a)	(b)	(c)
Equity
Compensation
plans approved
by shareholders	n/a	n/a	n/a

Equity
Compensation
plans not approved
by shareholders	30,800,000	n/a	30,800,000
------------------	------------	-------	------------
Total	30,800,000	n/a	30,800,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than as set forth below, during the last two fiscal years there have not been any relationships, transactions, or proposed transactions to which we were or are to be a party, in which any of the directors, officers, or 5% or greater shareholders (or any immediate family thereof) had or is to have a direct or indirect material interest.

         During 2005, we paid our president $210,446, of which $192,000 pertains to salary accruing in 2005 and $18,446 pertained to salary accrued in a previous year.

         During 2005, we accrued $203 of interest on loans due us from our president.  The balance of the loans owed by our president including accrued interest as of December 31, 2005 totaled $2,153.

         During 2005, we accrued $3,989 of interest due us from our president on a stock subscription.  The balance owed us on this subscription as of December 31, 2005 totaled $59,085.

         During 2005, we issued Mr. John Goodman, a member of the board and our employee, 200,000 shares of our common stock subject to a two year lockup agreement.  The shares were valued at $240,000.

         During 2005, we issued Mr. William Berks, Vice-President, Director, and our employee, 500,000 shares of our common stock subject to a two year lockup agreement.  The shares were valued at $600,000.

         During 2005, we issued Mr. Joel Freedman, Director, and Corporate Secretary, 200,000 shares of our common stock subject to a two year lockup agreement.  The shares were valued at $240,000.

         During 2004, we paid our president $196,000 of the accrued compensation we owed him. Mr. Bernstein paid down the loan balance he owed us by $90,450. The remaining balance due from him at December 31, 2004 was $1,950. Interest credited to operations on this loan for 2004 amounted to $8,460.

         The balance on the stock subscription due from our president at December 31, 2004 totaled $55,096. Interest credited to operations on this receivable for 2004 amounted to $4,000.

         During 2004, we issued 1,500,000 shares of our common stock to Mr. Goodman, a member of the board and our employee that were valued at $2,760,000. The shares are subject to a two-year lockup agreement.

         During 2004, we issued 2,260,000 shares of our common stock to Mr. Freedman a member of the Board and our Secretary, that were valued at $4,972,000. The shares are subject to a two-year lockup agreement.

         During 2004, we issued 1,000,000 shares of our common stock to Mr. Berks, Vice-President and Director, that were valued at $2,380,000. The shares are subject to a three-year lockup agreement. In addition, we in 2004 issued Mr. Berks 7,500 shares of our common stock that were valued at $24,000.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

         Gumbiner, Savett, Finkel, Fingleson & Rose, Inc., Certified Public Accountants (hereinafter "Gumbiner") was dismissed by us as our principal independent accountant, effective June 3, 2004. Gumbiner's report on the financial statements for the year ended December 31, 2003, contained a modification as to the uncertainity of us continuing as a going concern.

         We engaged Farber & Hass, LLP as the principal accountant to audit our financial statements effective as of June 3, 2004. Farber & Hass, LLP (hereinafter "Farber") was dismissed by us as our principal independent accountant, effective January 20, 2005. Farber did not issue a report in either of the last two years, as they were engaged only to perform reviews of the our interim financial statements for each of the three quarters in the period ended September 30, 2004. The decision to change accountants was recommended and approved by the Board of Directors. There were no disagreements with Farber on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure from the time of their appointment as our certifying accountant through January 20, 2005.

         We engaged Corbin & Company, LLP (hereinafter "Corbin") as the principal accountants to audit our financial statements effective as of January 21, 2005. We, during our most recent fiscal year and any subsequent interim period to the date hereof, did not have discussions nor have we consulted with Corbin regarding the following: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion to be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Corbin concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matters that were the subject of a "disagreement", as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of June 7, 2006

• by each person who is known by us to beneficially own more than 5% of our common stock;

• by each of our officers and directors; and

• by all of our officers and directors as a group.

CLASS OF STOCK	NAME AND ADDRESS OF	AMOUNT AND NATURE OF	PERCENT OF
	BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	CLASS (1)
--------------------------	-------------------------------------	-------------------------------------	------------------
Class A
Common Stock	Robert M. Bernstein, CEO	21,987,850 Shares	8.8%
	Suite 707
	11661 San Vicente Blvd.
	Los Angeles, CA 90049

	Joel R. Freedman, Director	2,603,000 Shares	1.0%
	1 Bala Plaza
	Bala Cynwyd, PA 19004

	John Goodman, Director	2,630,000 Shares	1.0%
	Suite 707
	11661 San Vicente Blvd.
	Los Angeles, CA 90049

	William Berks, Vice President
	Government Projects
	Suite 707
	11661 San Vicente Blvd.
	Los Angeles, CA 90049	2,512,500 Shares	1.0%

	Birchington Investments Ltd.
	Suite 621(1/2)
	Europort, Gibraltar	11,850,000 Shares	4.7%

Class B	Robert M. Bernstein	600,000 Shares(2)	100.00%
Common Stock	Suite 707
	11661 San Vicente Blvd.
	Los Angeles, CA 90049

	Directors and executive	29,733,350 Shares	11.9%
	officers as a group
	(4 persons)

(1) Unless otherwise indicated, based on 250,089,077 shares of common stock outstanding.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2) Each share of Class B common stock has 2,000 votes on any matter on which the common shareholders vote.  As a result, Mr. Bernstein holds 1.2 billion votes represented by the Class B common stock, and 85.5% of the overall votes.

DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

          We are authorized to issue up to 1,699,400,000 and 600,000 shares of Class A Common Stock, par value $.001, and Class B Common Stock, par value $.001, respectively.  As of June 7, 2006, we had approximately 1,602 holders of our common stock and 1 holder of our Class B common stock. Holders of the common stock are entitled to one vote per share and holders of the Class B common stock are entitled to 2,000 votes per share on all matters to be voted upon by the stockholders. The Class B common stock is convertible to common stock on a one-for-one basis.  Holders of common stock and Class B Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock and Class B Common Stock common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock or Class B Common Stock common stock. Holders of common stock and Class B Common Stock common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock and Class B Common Stock common stock are validly issued, fully paid and nonassessable.

          We have engaged Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, as independent transfer agent or registrar.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

          Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

          The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately-negotiated transactions;

• broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

• through the writing of options on the shares

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

          The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

          The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

          We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

          The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

          The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.  The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person.  In the event that the selling stockholder are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells.  In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

          We have agreed to indemnify the selling stockholder, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

          If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

PENNY STOCK

          The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

          In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

          The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

          Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

          The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, it will not continue to own any shares of our common stock.

          The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

		Total
	Total Shares of	Percentage					Percentage
	Common Stock	of Common	Shares of		Beneficial		of Common
	Issuable Upon	Stock,	Common Stock	Beneficial	Percentage of	Ownership	Stock Owned
	Conversion of	Assuming	Included in	Ownership	Common Stock	After the	After
Name	Debenture	Full	Prospectus	Before the	Owned Before	Offering	Offering
	and/or Warrants	Conversion	(1)	Offering*	Offering*	(4)	(4)
Golden Gate Investors	68,518,519(3)	27.40%	Up to	24,983,899	9.99%	--	--
Investors, Inc. (2)			68,518,519
			shares of
			common stock
Lynx Consulting (5)	735,747(6)	**	Up to	735,747	**	--	--
			735,747
			shares of
			common stock

* These columns represents the aggregate maximum number and percentage of shares that the selling stockholder can own at one time (and therefore, offer for resale at any one time) due to their 9.9% limitation.

**Less than 1%.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debenture is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debenture and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debenture is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time.  Under the terms of the convertible debenture, if the convertible debenture had actually been converted on June 8, 2006, the conversion price would have been $.081.  The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debenture and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.  However the selling stockholder has contractually agreed to restrict their ability to convert their convertible debenture or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholder exceeds the number of shares of common stock that the selling stockholder could own beneficially at any given time through their ownership of the convertible debenture and the warrants.  In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party.  In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 18,518,519 (150%) shares of common stock underlying our $1,000,000 convertible debenture and 50,000,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4) Assumes that all securities registered will be sold, which does not represent all of the shares of common stock potentially issuable upon conversion of the convertible debenture held by Golden Gate at current market prices.

(5) The selling stockholder is an unaffiliated third party.  In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Michael Sobeck and Chris Lipa may be deemed control persons of the shares owned by the selling stockholder. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(6) Includes shares of common stock issued to the selling stockholder pursuant to that certain Investor Relations Services Agreements dated as of December 8, 2005 and February 7, 2006 as compensation for investor relations services performed by the selling stockholder under said agreements.

Terms of Convertible Debenture

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (“Golden Gate”) on December 16, 2005, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement, and that certain Addendum to Convertible Debenture and Warrant to Purchase Common Stock, each dated as of December 16, 2005, and as further amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of May 2, 2006 and Securities Purchase Agreement dated as of May 30, 2006, and as further amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of June 9, 2006, and as further amended bv that certain Addendum to Warrant to Purchase Common Stock dated as of June 12, 2006, for the sale of (i) $1,000,000 in convertible debenture and (ii) warrants to buy 50,000,000 shares of our common stock.  This prospectus relates to the resale of the common stock underlying this convertible debenture and warrants.

On May 2, 2006, we entered into an Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement with Golden Gate pursuant to which we increased the principal amount of the debenture to $1,000,000, provided that previous amounts provided to us by Golden Gate ($75,000) were applied to the purchase price. Upon the filing of the registration statement we are required to file registering shares of our common stock underlying the debenture and the warrants, Golden Gate will provide us with $20,000. In addition, within 5 days of the effectiveness of the registration statement, we are required to issue 20,000,000 shares of common stock to be held in escrow and to be released upon conversions of the debenture by Golden Gate. Upon receipt of the 20,000,000 shares, Golden Gate is required to immediately wire to us the remainder of the purchase price ($1,000,000 less the sum of all amounts previously advanced to us).

The debenture bears interest at 5¼%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option.  The conversion price of the convertible debenture is the lesser of (i) $0.70, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.  Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted.  Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall convert at least 10%, but no more than 40%, of the debenture per calendar month, provided that the common stock is available, registered and freely tradable; provided that, we may reduce the monthly maximum conversion from 40% to 6% for any three calendar months during the term of the debenture upon ten business days notice prior to the first day of the applicable calendar month. However, in the event that our volume weighted average price is less than $.05, we will have the option to prepay the debenture at 108% rather than have the debenture converted.  If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.  Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall exercise 1,250,000 warrants per week until all warrants are exercised. The warrant is exercisable into 50,000,000 shares of common stock at an exercise price of $.01 per share, provided that, the exercise price shall be equal to the price at which we sell common stock (through direct stock issuances, and/or conversions or exercises of convertible securities, but not including common stock issued as compensation for services performed on our behalf) during the 30 days prior to the applicable exercise date.

         The selling stockholder has contractually agreed to restrict its ability to convert its debenture or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

Sample Conversion Calculation

         The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures being converted is divided by the lesser of (i) $0.70, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.  For example, assuming conversion of $1,000,000 of debenture on June 8, 2006, a conversion price of $0.081 per share, the number of shares issuable upon conversion would be:

$1,000,000/$.081 = 12,345,679

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debenture, based on market prices 25%, 50% and 75% below the market price, as of June 7, 2006 of $0.10.
		Effective	Number	% of
% Below	Price Per	Conversion	of Shares	Outstanding
Market	Share	Price	Issuable	Stock
25%	$.075	$.06	16,666,667	6.25%
50%	$.050	$.04	25,000,000	9.09%
75%	$.025	$.02	50,000,000	16.66%

LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

         Corbin & Company, LLP have audited, as set forth in their report thereon appearing elsewhere herein, our consolidated financial statements at December 31, 2005 and for each of the years in the two-year period then ended that appear in the prospectus.  The financial statements referred to above are included in this prospectus with reliance upon the auditors’ opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Material Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS
MATERIAL TECHNOLOGIES, INC.
FINANCIAL STATEMENTS

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

MARCH 31,
2006

ASSETS

Current assets:
Cash and cash equivalents	$22,695
Investments in marketable securities held for trading	130,392
Investments in marketable securities available for sale	174,435
Prepaid expenses and other current assets	2,206

Total current assets	329,728

Investments in non-marketable securities	3,582,600
Property and equipment, net	9,234
Intangible assets, net	5,275
Deposit	2,348

$3,929,185
=============

Continued . . .
See accompanying notes to consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

March 31,
2006

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$299,337
Current portion of research and development sponsorship payable	25,000
Notes payable	88,921
Investments deriviative liability	662,646
Convertible debentures and accrued interest payable, net of discount
of $299,565	1,084,196

Total current liabilities	2,160,100

Research and development sponsorship payable, net of current portion	741,890
Convertible debentures and accrued interest payable, net of discount
of $35,556	4,588
Derivative and warrant liabilities	8,012,557

Total liabilities	10,919,135

Minority interest in consolidated subsidiary	825

Commitments and contingencies

Stockholders' deficit:
Class A preferred stock, $0.001 par value, liquidation preference of $720 per share; 350,000 shares authorized; 337 shares issued
and outstanding	-
Class B preferred stock, $0.001 par value, liquidation preference of
$10,000 per share; 15 shares authorized; none issued and
outstanding	-
Class C preferred stock, $0.001 par value, liquidation preference of
$0.001 per share; 25,000,000 shares authorized; 1,517 shares issued
and outstanding	1
Class D preferred stock, $0.001 par value, liquidation preference of
$0.001 per share; 20,000,000 shares authorized; 0 shares issued
and outstanding	-
Class A Common Stock, $0.001 par value, 1,699,400,000 shares
authorized; 235,710,445 shares issued; 170,290,488 shares outstanding	170,290
Class B Common Stock, $0.001 par value, 600,000 shares authorized,
issued and outstanding	600
Warrants subscribed	10,000
Additional paid-in-capital	57,816,148
Deficit accumulated during the development stage	(64,618,021)
Note receivable - common stock	(226,059)
Treasury stock (138,800 shares at cost)	(34,759)
Accumulated other comprehensive loss	(108,975)

Total stockholders' deficit	(6,990,775)

$3,929,185
=============

See accompanying notes to consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			From October 21, 1983
	For the Three Months Ended		(Inception)
	March 31,		through
	2006	2005	March 31, 2006

Revenues:
Research and development	$28,846	$18,308	$5,381,485
Other	-	-	274,125

Total revenues	28,846	18,308	5,655,610

Costs and expenses:
Research and development	185,152	1,212,182	15,415,038
General and administrative	2,523,819	321,562	26,322,049

Total costs and expenses	2,708,971	1,533,744	41,737,087

Loss from operations	(2,680,125)	(1,515,436)	(36,081,477)

Other income (expense):
Modification of research and development sponsorship agreement	-	-	(7,738,400)
Interest expense	(149,938)	(165,353)	(7,890,486)
Other-than-temporary impairment of marketable
securities available for sale	-	-	(6,203,347)
Realized loss on sale of marketable securities	(23)	(3,499)	(3,672,462)
Unrealized loss on decrease in market value of
securities held for trading	-	-	(1,523,310)
Change in fair value of derivative and warrant liabilities	(930,369)	-	(1,516,104)
Change in fair value of investment derivative liability	(76,911)	-	(76,911)
Interest income	3,891	5,023	376,466
Gain (loss) on settlement of indebtedness	-	-	(244,790)
Other	-	-	(33,000)

Other expense, net	(1,153,350)	(163,829)	(28,522,344)

Loss before provision for income taxes	(3,833,475)	(1,679,265)	(64,603,821)

Provision for income taxes	(800)	(800)	(14,200)

Net loss	$(3,834,275)	$(1,680,065)	$(64,618,021)
	=============	============	==============

Per share data:
Basic and diluted net loss per share	$(0.02)	$(0.02)
	=============	============
Weighted average Class A common shares
outstanding - basic and diluted	154,392,834	87,216,240
	=============	============

See accompanying notes to consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

			From October 21, 1983
	For the Three Months Ended		(Inception)
	March 31,		through
	2006	2005	March 31, 2006

Net loss	$(3,834,275)	$(1,680,065)	$(64,618,021)

Other comprehensive loss:
Temporary increase (decrease) in market
value of securities available for sale	12,242	(40,846)	(6,312,322)
Reclassification to other-than-temporary
impairment of marketable securities
available for sale	-	-	6,203,347

	12,242	(40,846)	(108,975)

Net comprehensive loss	$(3,822,033)	$(1,720,911)	$(64,726,996)
	============	============	=================

See accompanying notes to consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			From October 21, 1983
	For the Three Months Ended		(Inception)
	March 31,		through
	2006	2005	March 31, 2006

Cash flows from operating activities:
Net loss	$(3,834,275)	$(1,680,065)	$(64,618,021)
Adjustments to reconcile net loss to net cash used in
in operating activities:
Issuance of common stock for services	1,952,645	1,225,000	26,504,858
Issuance of common stock for modification of
research and development sponsorship agreement	-	-	7,738,400
Change in fair value of derivative and warrant liabilities	1,007,280	-	6,924,468
Net realized and unrealized loss on marketable securities
held for trading	24	3,499	5,195,773
Other-than-temporary impairment of marketable
securities available for sale	-	-	6,203,347
Legal fees incurred for note payable	-	-	1,456,142
Accrued interest expense added to principal	44,554	41,986	1,022,957
Amortization of discount on convertible debentures	104,298	99,854	829,879
Change in fair value of investments derivative liability	-	-	585,735
Accrued interest income added to principal	(1,116)	(1,045)	(304,937)
Gain (loss) on settlement of indebtedness	-	-	244,790
Depreciation and amortization	2,163	2,066	214,146
Other non-cash adjustments	-	-	(107,722)
(Increase) decrease in receivables due on research
contract	70,825	(718)	(50,328)
Decrease in prepaid expenses and other
current assets	306,197	-	306,197
Increase in deposits	-	-	(2,348)
(Decrease) increase in accounts payable and accrued
expenses	19,448	(47,338)	1,150,616

Net cash used in operating activities	(327,957)	(356,761)	(6,706,048)

Cash flows from investing activities:
Proceeds from the sale of marketable securities	174,988	802,498	3,253,784
Purchase of marketable securities	(2,563)	(203,655)	(1,899,597)
Payment received on officer loans	-	-	876,255
Funds advanced to officers	-	-	(549,379)
Purchase of property and equipment	-	(2,598)	(269,746)
Investment in joint ventures	-	-	(102,069)
Proceeds from foreclosure	-	-	44,450
Proceeds from the sale of property and equipment	-	-	10,250
Payment for license agreement	-	-	(6,250)

Net cash provided by investing activities	172,425	596,245	1,357,698

Continued . . .
See accompanying notes to consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			From October 21, 1983
	For the Three Months Ended		(Inception)
	March 31,		through
	2006	2005	March 31, 2006

Cash flow from financing activities:
Proceeds from the sale of common stock and warrants	$164,505	$1,000	$3,830,602
Proceeds from convertible debentures and other
notes payable	-	-	1,347,069
Proceeds from the sale of preferred stock	-	-	473,005
Principal reduction on notes payable	(25,000)	-	(25,000)
Costs incurred in offerings	-	-	(487,341)
Capital contributions	-	-	301,068
Purchase of treasury stock	(8,623)	-	(63,358)
Payment on proposed reorganization	-	-	(5,000)

Net cash provided by financing activities	130,882	1,000	5,371,045

Net change in cash and cash equivalents	(24,650)	240,484	22,695

Cash and cash equivalents, beginning of period	47,345	100,800	-

Cash and cash equivalents, end of period	$22,695	$341,284	$22,695
	=========	=========	==============

Supplemental disclosure of cash flow information:
Interest paid during the period	$1,085	$688
	=========	=========
Income taxes paid during the period	$800	$800
	=========	=========

Supplemental disclosures of non-cash investing and financing activities:

2006

During the quarter, the Company issued 15,729,084 shares of its Class A common stock for consulting services valued at $1,952,644.

The Company issued 1,420,000 shares of its Class A common stock through the conversion of 1,420,000 shares of Class D preferred stock.

In January 2006, the Company issued 21,864,114 Class A common shares in connection with proposed financing.
The shares are being held by the Company until such time as the transaction is consumated. As of March 31, 2006, the 21,864,114 shares are considered issued but not outstanding. There is no assurance that the transaction will be consummated or that these shares will be issued.

Duirng the quarter, the Company issued 4,000,000 shares in exchange for promisory notes with face values totaling $200,000. The notes bear interest at 6% per annum and are due in one year.

2005

The Company issued 975,750 shares of its Class A common stock for consulting services valued at $1,225,000.
at $1,225,000.

The Company issued 500,000 shares of its Class A common stock through the conversion of 500,000 shares of Class D preferred stock.

See accompanying notes to the consolidated financial statements for additional non-cash investing and financing activities.

See accompanying notes to consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Material Technologies, Inc. (the "Company") was organized on October 21, 1983, under the laws of the state of Delaware.

The Company is in the development stage, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application.

On January 22, 2003, the Company formed Matech International, Inc., a Nevada corporation (“International”). International was formed as a wholly owned subsidiary of the Company to advertise, market and sell the Company’s videoscope technology which is presently utilized in the inspection of stress and crack points in turbine engines on the wings of airplanes. At the present time there is no activity in International and the Company does not anticipate nor reasonably foresee any business activity in International in the near future.

On March 13, 2003, the Company formed Matech Aerospace, Inc., a Nevada corporation (“Aerospace”). Aerospace was formed as a wholly owned subsidiary of the Company to advertise, market and sell all manufacturing and marketing rights to the Company’s products and technologies in all commercial markets within the United States. During 2003, Aerospace sold shares of its common stock to investors. As of March 31, 2006, the Company holds a 99% interest in Aerospace. At the present time there is no activity in Aerospace and the Company does not anticipate nor reasonably foresee any business activity in Aerospace in the near future.

Unless otherwise noted, common stock refers to the Company’s Class A common stock.

Basis of Presentation

The accompanying interim consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting.  These interim consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the consolidated balance sheet, consolidated operating results and consolidated cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Operating results for the three months ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006 or for any other interim period during such year.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted in accordance with the rules and regulations of the SEC.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s Form 10-KSB for the year ended December 31, 2005.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION, continued

Going Concern

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has sustained operating losses since its inception (October 21, 1983).  In addition, the Company has used substantial amounts of working capital in its operations.  Further, at March 31, 2006, the deficit accumulated during the development stage amounted to approximately $65 million.

In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon the Company’s ability to meet its financing requirements and the success of its future operations. In December 2005, the Company issued warrants to a note holder to purchase 4,000,000 shares of its common stock at price of $1.09 per share, which the noteholder has agreed to convert at the rate of at least 5% per calendar month (200,000 warrants for $218,000) once the related registration statement is declared effective (see Note 6). Subsequent to March 31, 2006, the terms of this agreement were modified (see Note 11). The Company anticipates that the registration statement will be declared effective by mid 2006. To date, the Company has received $10,000 as an advance toward the future exercise of the warrants. The Company also continues to raise funds through the sale of its common stock through private offerings which management expects to continue in 2006, and the Company continues its attempt to develop its technologies for commercial application. Management believes that these sources of funds and current liquid assets will allow the Company to continue as a going concern at least through the end of 2006. Management of the Company will need to raise additional debt and/or equity capital to finance future activities beyond 2006. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations. In light of these circumstances, substantial doubt exists about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Material Technologies, Inc. and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. The minority owners’ interests in a subsidiary have been reflected as minority interest in the accompanying consolidated balance sheet.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of marketable and non-marketable securities, the recoverability of long-lived assets and the amount of the deferred tax valuation allowance. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash equivalents to include highly liquid investments with original maturities of three months or less.

Investments

Marketable securities purchased with the intent of selling them in the near term are classified as trading securities. Trading securities are initially recorded at cost and are adjusted to their fair value, with the change in fair value during the period included in earnings as unrealized gains or losses.  Realized gains or losses on dispositions are based upon the net proceeds and the adjusted book value of the securities sold, using the specific identification method, and are recorded as realized gains or losses in the consolidated statements of operations. Marketable securities that are not classified as trading securities are classified as available-for-sale securities.  Available-for-sale securities are initially recorded at cost.  Available-for-sale securities with quoted market prices are adjusted to their fair value. Any change in fair value during the period is excluded from earnings and recorded, net of tax, as a component of accumulated other comprehensive income (loss). Any decline in value of available-for-sale securities below cost that is considered to be “other than temporary” is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment loss.

Non-marketable securities consist of equity securities for which there are no quoted market prices. Such investments are initially recorded at their cost.  In the case of non-marketable securities acquired with the Company’s common stock, the Company values the securities at a significant discount to the stated per share cost based upon the Company’s historical experience with similar transactions as to the amount ultimately realized from the sale of the shares. For the Birchington shares (see Note 3), the Company has applied an 80% discount to the stated per share cost.  Such investments will be reduced when the Company has indications that a permanent decline in value has occurred.  At such time as quoted market prices become available, the net cost basis of these securities will be reclassified to the appropriate category of marketable securities. Until that time, the securities will be recorded at their net cost basis, subject to an impairment analysis (see Note 3).

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of March 31, 2006, the Company does not believe there has been any impairment of its long-lived assets.

Convertible Debentures and Beneficial Conversion

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5 (“EITF 98-05”), “Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and EITF Issue No. 00-27, “Application of EITF Issue No. 98-5 to Certain Convertible Instruments.” In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Derivative Financial Instruments

In the case of non-conventional convertible debt, the Company bifurcates its embedded derivative instruments and records them under the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, and EITF Issue No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” The Company’s derivative financial instruments consist of embedded derivatives related to the non-conventional notes (“Notes”) entered into with Golden Gate Investors (“GGI”) on December 16, 2005 (see Note 6). These embedded derivatives include the conversion feature, liquidated damages related to registration rights and default provisions. The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. During the quarter ended March 31, 2006, the Company recorded an increase to the fair value of the derivatives and related warrants of approximately $930,000. As of March 31, 2006, derivatives were valued primarily using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 200%, and risk free interest rate of 4.74%.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In addition, the Company has recorded the downside price protection feature of its Birchington agreements as a derivative and recorded an increase to the fair value of approximately $77,000 during the quarter ended March 31, 2006 (see Note 3).

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, accrued expenses, notes payable, convertible debentures and derivative and warrant liabilities. Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company cannot determine the estimated fair value of the convertible debentures as instruments similar to the convertible debentures could not be found. Other than these items, the Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

Substantially all of the Company’s revenue is derived from the Company’s contracts relating to the further development of the Electrochemical Fatigue Sensor (“EFS”). Revenue on the contracts is recognized at the time services are rendered. The Company bills monthly for services pursuant to these contracts at which time revenue is recognized for the period that the respective invoice relates. In October 2003, the Company entered into a contract to provide research services to a third party in connection with the application of the Company’s EFS to detect stress on military vehicles. The contract has an approved budget of $215,281. The Company was fully collected for services rendered through March 31, 2006 and had no balance owed under the contract.

In the past, the Company has received research and development funding from various agencies of the U.S. government. U.S. government contracts are subject to government audits. Such audits could lead to inquiries from the government regarding the allowability of costs under U.S. government regulations and potential adjustments of contract revenues. To date, the Company has not been involved in any such audits.

Research and Development

The Company expenses research and development costs as incurred.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Net Loss per Share

The Company adopted the provisions of SFAS No. 128, “Earnings Per Share” (“EPS”). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic EPS includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. For the three months ended March 31, 2006 and 2005, basic and diluted loss per share are the same, since the calculation of diluted per share amounts would result in an anti-dilutive calculation that is not permitted and therefore not included. If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of 197,447,177 and 140,453,819 for the quarters ended March 31, 2006 and 2005, respectively. Such amounts include shares potentially issuable pursuant to shares held in escrow (see Note 8), convertible debentures (see Note 6), and outstanding “in-the-money” options and warrants (see Notes 10).

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale (see Note 8).

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and EITF 00-18, "Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees." The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company will record the fair value of the fully vested non-forfeitable common stock issued for future consulting services as prepaid services in its consolidated balance sheet.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounted for its stock-based compensation plan under the recognition and measurement provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Effective January 1, 2006, on the first day of the Company’s fiscal year 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), “Share-Based Payments”, using the modified-prospective transition method. Under this transition method, compensation cost recognized in the three months ended March 31, 2006 includes: (a) compensation cost for all share-based payments granted and not yet vested prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R). SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. As of March 31, 2006, the Company had no options outstanding and therefore believes the adoption of SFAS 123(R) to have an immaterial effect on the accompanying financial statements.

The Company calculates stock-based compensation by estimating the fair value of each option using the Black-Scholes option pricing model. The Company’s determination of the fair value of share-based payment awards are made as of their respective dates of grant using the option pricing model and that determination is affected by the Company’s stock price as well as assumptions regarding the number of subjective variables. These variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behavior. The Black-Scholes option pricing model was developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because the Company’s employee stock options have certain characteristics that are significantly different from traded options, the existing valuation models may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. The calculated compensation cost, net of estimated forfeitures, is recognized on a straight-line basis over the vesting period of the option.

The Company issues stock options to employees and outside directors whose only condition for vesting, when applicable, are continued employment or service during the related vesting period. Typically, vesting is immediate for employee awards, although awards are sometimes granted with an extended vesting period.

Concentrations of Credit Risk

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company’s cash balances exceed the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low.

For the three months ended March 31, 2006 and 2005, the Company’s revenues were generated from one customer.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reclassifications

Certain amounts in the March 31, 2005 financial statements have been reclassified to conform to the March 31, 2006 presentation. Such reclassification had no effect on net loss as previously reported.

NOTE 3 - INVESTMENTS

Langley

On October 1, 2004, the Company consummated a Stock Purchase Agreement (the “Langley Agreement”) with Langley Park Investments, PLC (“Langley”), a corporation organized under the laws of England and Wales.  The Langley shares are traded on the London Stock Exchange (“LSE”).  Pursuant to the Langley Agreement, the Company issued 8,666,666 shares of its common stock in exchange for 7,158,590 shares of Langley common stock.  The number of Langley shares issued was based on the Company’s shares having a value of $1.50 per share and the Langley shares having a value of one British Pound Sterling per share and the conversion rate of the British Pound Sterling to the U.S. Dollar in effect as of the close of business on the day preceding the closing date.  The Company initially recorded the Langley shares at $12,973,513.  This amount was determined by multiplying the number of Langley shares issued by the market value of the Langley shares of one British Pound Sterling and the applicable exchange rate.  The Langley Agreement further provides that of the Langley shares purchased, one half of the shares (3,579,295) are immediately saleable and the remaining half, to which the Company has legal title, will be held in an escrow account for a period of two years.  For financial reporting purposes, the Company considers the 3,579,295 shares held in escrow as shares available for sale.

If, at the end of the two-year period, the shares of the Company do not have a market price greater than or equal to the Company’s original closing price, as defined in the Langley Agreement, the Company will be required to sell back some or all of its Langley shares held in escrow at a nominal price, based on a formula as defined in the Langley Agreement.  However, if at the end of the two-year period, the market value of the Company’s common stock exceeds the closing price, the Langley shares will be released from escrow.

During the year ended December 31, 2004, the Company sold 2,579,295 of its Langley trading shares for net proceeds of $1,005,606 and recognized a loss on these sales of $3,668,850, which was charged to operations.  The Company determined that $4,284,760 of the decline in the value of available-for-sale investments in 2004 was other than temporary and therefore, included the decline in 2004 operations as an impairment charge. The Company charged the remaining $1,167,616 decline in market value of the Langley trading shares that was considered temporary at December 31, 2004 to other comprehensive loss.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 3 - INVESTMENTS, continued

In 2005, the Company sold its remaining currently saleable shares for $285,516 and recognized a loss from the sale totaling $3,474.  As of December 31, 2005, the Company recognized an “other-than-temporary” impairment of $1,918,587. At March 31, 2006, the Company’s common stock closing price was less than the original closing price as defined in the agreement.  Based upon the formula in the Langley Agreement, the Company would be obligated to offer to sell back approximately 3,030,000 of the escrow shares to Langley at a nominal price. The unrealized loss balance of $108,975 at March 31, 2006 relates to the temporary decline in the market value of the Langley shares from the adjusted cost basis of $283,410.

Birchington

In 2005, the Company entered into two agreements (the “Birchington Agreements”) with Birchington Investments Limited (“Birchington”), a corporation organized under the laws of the British Virgin Islands.  The Birchington shares are listed, but not yet traded, on the Dublin Stock Exchange.  On April 7, 2005, the Company entered into an agreement (the “April Birchington Agreement”) to purchase 8,307,000 shares of Birchington for 5,850,000 shares of its common stock. Additionally, the Company reserved 1,755,000 shares of its common stock in escrow (reflected as issued but not outstanding at March 31, 2006 - see Note 8) as downside price protection, as defined in the April Birchington Agreement.

On September 27, 2005, the Company entered into another agreement (the “September Birchington Agreement”) to purchase 9,606,000 shares of Birchington common stock for 6,000,000 shares of its common stock.  Additionally, the Company reserved 1,800,000 shares of its common stock in escrow (reflected as issued but not outstanding at March 31, 2006 - see Note 8) as downside price protection, as defined in the September Birchington Agreement.

The Company shares are restricted from sale by Birchington for a period of one year.  If the price of the Company’s common stock is below the closing price (as defined) on the anniversary of the closing date of these transactions, then Birchington shall be entitled to purchase out of escrow a percentage of the escrowed shares equal to the percentage of such decline for a price of $0.01 per share.  Any shares remaining in escrow will then be returned to the Company.  Based on the Company’s closing price at March 31, 2006, Birchington would be entitled to purchase 3,012,151 shares out of escrow, if the requirement existed at March 31, 2006. The Company has bifurcated the downside price protection feature of the Birchington Agreements and has valued this feature at its fair value, totaling $662,646 at March 31, 2006. This value is recorded as investments derivative liability in current liabilities in the accompanying consolidated balance sheet, and will be marked to market each reporting period.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 3 - INVESTMENTS, continued

The Company valued the original purchase of the Birchington common shares at $0.20 per share, an 80% discount to the stated value of $1.00 per share.  The per share price was determined by the Company based upon the current non-marketability of the Birchington shares and its experience with similar transactions in the past. The Company has reviewed the recorded value of the Birchington shares for impairment as of March 31, 2006. The Company does not believe that there has been any permanent impairment to the value of the Birchington shares as of March 31, 2006.

In connection with the Birchington Agreements, the Company issued 1,185,000 shares of its common stock to consultants. These shares were reflected as a dilution to the value per share recorded by the Company in the Birchington transactions.

Mutual Fund

As of March 31, 2006, the Company’s investment in an open-end mutual fund approximated its cost of $130,392.  The Company considers its investment in this account as being held for trading.  During the three months ended March 31, 2006, the Company sold $174,988 of this investment and recognized a net loss on the transactions totaling $24, which was charged to operations.

Investments as of March 31, 2006 are as follows:

	Adjusted	Unrealized	Fair
	Cost	Loss	Value

Marketable trading securities	$130,392	$-	$130,392
Marketable available-for-sale securities:
Langley	$283,410	$(108,975)	$174,435
Non-marketable securities:
Birchington	$3,582,600	$-	$3,582,600

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 4 - LICENSE AGREEMENT

The Company has entered into a license agreement with the University of Pennsylvania (the “University”) for the development and marketing of EFS.  EFS is designed to measure electrochemically the state of fatigue damage in a metal structural member.  The Company is in the final stage of developing EFS.

Under the terms of the agreement, the Company issued to the University 13 shares of its common stock, and a 5% royalty on sales of the product.  The Company valued the license agreement at $6,250.  The license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement.  The Company is amortizing the license over 17 years.

In addition to the license agreement, the Company also agreed to sponsor the development of EFS.  Under the sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately $200,000, to be paid in 18 monthly installments of $11,112.  Under the agreement, the Company reimbursed the University $10,000 in 1996 for the cost it incurred in the procurement and maintenance of its patents on EFS.

The Company and the University agreed to modify the terms of the license and sponsorship agreements and related obligation.  The modification of the license agreement increased the University's royalty to 7% of the sale of related products and provided for the issuance of additional shares of the Company's common stock to equal 5% of the outstanding stock of the Company as of the effective date of the modification, subject to anti-dilution adjustments.  The modification of the sponsorship agreement included paying the University 30% of any amounts raised by the Company in excess of $150,000 (excluding amounts received on government grants or contracts) up to the amount owing to the University.

The parties agreed that the balance owed on the sponsorship agreement was $200,000 and commencing September 30, 1997, the balance accrued compound interest at a rate of 1.5% per month (19.6% effective annual rate) until maturity on December 16, 2001, when the loan balance and accrued interest became fully due and payable.

In August 2005, the parties entered into an agreement (the “Workout Agreement”) that again modified the terms of the Company’s obligation under the sponsorship agreement.  Pursuant to the Workout Agreement, retroactive to January 1, 2005, interest will be charged only on the December 31, 2004 balance of $760,831 (“Remaining Obligation”) at a monthly rate of 0.5% simple interest.  The Company is obligated to pay $25,000 annually due on the anniversary date of the Workout Agreement.  Further, the Company is also obligated to pay within ten days following the filing of the Company’s Forms 10-Q or 10-K an amount equal to 10% of the Company’s net income before extraordinary items and income taxes as reflected in the quarterly and annual filings.  Under the revised terms of the Workout Agreement, Mr. Bernstein’s, the Company’s president, annual cash salary is capped at $250,000.  The Company agreed to pay the University an amount equal to any cash salary paid to Mr. Bernstein in excess of the $250,000, which will be credited against the Remaining Obligation.  In accordance with the terms of the Workout

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 4 - LICENSE AGREEMENT, continued

Agreement, the Company issued 4,552,000 shares of its common stock to the University in September 2005, representing 5.25% of the Company outstanding shares as of the date of the Workout Agreement.  The University cannot sell the shares for 18 months.  The Company valued the shares at $7,738,400, which was charged to operations to other expense as a modification of its research and development sponsorship agreement.  The shares were valued at their quoted market price on the date of issuance less a 15% discount for the sales restriction. During the three months ended March 31, 2006, the Company paid the University the required annual $25,000 payment.

Interest expense charged to operations for the three months ended March 31, 2006 and 2005 amounted to $10,705 and $34,237, respectively. The balance of the obligation (including accrued interest) at March 31, 2006 was $766,890 and is reflected in research and development sponsorship payable in the accompanying consolidated balance sheet. The current portion represents the minimum annual payment under the Workout Agreement, while the remaining balance is reflected as non-current as the Company does not expect to be required to make additional payments during 2006.

NOTE 5 - NOTES PAYABLE

On May 27, 1994, the Company borrowed $25,000 from a shareholder. The loan is evidenced by a promissory note bearing interest at 6.5 percent. The note is secured by the Company’s patents and matured on May 31, 2002. The loan has not been paid and is now in default. As additional consideration for the loan, the Company granted to the shareholder a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in EFS (see Note 7). The balance due on this loan as of March 31, 2006 was $53,921. Interest charged to operations for both 2006 and 2005 was $406.

In October 1996, the Company borrowed $25,000 from an unrelated third party. The loan bears interest at an annual rate of 11% and matured on October 15, 2000. The Company issued warrants to the lender for the purchase of 25 shares of the Company’s common stock at a price of $1.00 per share. The loan balance as of March 31, 2006 was $25,000. Interest charged to operations on this loan during the three months ended March 31, 2006 and 2005 was $625 and $688, respectively. The Company did not pay any principal amounts due on this note when it matured on October 15, 2000 and the note is in default. In 2004, the Company issued the noteholder 25,000 shares of its common stock as additional compensation for the failure to pay off the indebtedness. The shares are subject to a three-year lock up agreement and were valued at $59,500 and charged to interest expense in 2004.

On April 28, 2003, the Company borrowed $10,000 from an unrelated third party. The loan is unsecured, non-interest bearing and due on demand.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 6 - CONVERTIBLE DEBENTURES

Palisades

On September 23, 2003, the Company entered into a Class A Secured Convertible Debenture (the “Debentures”) with Palisades Capital, LLC or its registered assigns (“Palisades”), pursuant to which Palisades agreed to loan the Company up to $1,500,000.  On December 1, 2003, after Palisades had funded $240,000 of the original Debentures, the Company entered into additional Class A Secured Convertible Debentures with two additional investors, pursuant to which such investors would loan the Company up to $650,000 each, and the Company agreed that Palisades would not make additional advances under the Debentures.  As of March 31, 2006, the Company received a total of $1,125,000 under the Debentures.

Under the Debentures, each holder has the option to convert the principal amount of all monies loaned under the Debentures, together with accrued interest, into common stock of the Company at the lesser of (i) 50% of the average ten closing prices for the Company’s common stock for the ten days immediately preceding the conversion date or (ii) $0.10 (the lesser of the two being referred to as the “Conversion Price.”)  In addition, the Debentures provide that in the event the conversion price is less than $0.10 per share when the holder elects to convert, the Company would have the right, at any time during the 75 days following the date of the holder’s notice of conversion, to prepay all or a portion of the Debentures that have been requested to be converted and the Company would therefore not be required to issue the conversion shares.

Since the Debentures allow the holders to convert the outstanding principal amount into shares of the Company’s common stock at a discount to fair value, the Company recorded the fair value of the conversion feature of $1,125,000 in 2004. The amount was recorded as a debt discount and is being amortized as interest expense over the life of the Debentures.  Total interest expense related to the amortization of the discount during each of the three months ended March 31, 2006 and 2005 was $99,855. There was no change in the fair value of the conversion feature (included in derivative liabilities) during the three months ended March 31, 2006 and 2005, respectively.

The Company’s president entered into a voting agreement and irrevocable proxy, which provides that as of September 23, 2006, if an event of default (as defined in the Debentures) continues for a period of not less than 30 days, all Class B common stock which Mr. Bernstein owns of record, or becomes the owner of record in the future will be voted in accordance with the direction of a third party named in the Debentures (an affiliate of Palisades) or his designated successor.  This loss of Mr. Bernstein’s voting rights would affect a change in the voting control of the Company.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 6 - CONVERTIBLE DEBENTURES, continued

The Debentures bear interest at an annual rate of 10%, are secured by substantially all assets of the Company and mature on December 31, 2006, when all principal and accrued interest becomes payable.  The balance of the Debenture, including accrued interest, at March 31, 2006 was $1,084,196 (net of unamortized discount of $299,565).  Interest expense on the Debentures for the three months ended March 31, 2006 and 2005, excluding amortization of the discount, was $33,299 and $30,167, respectively.

GGI

To obtain funding for ongoing operations, the Company entered into a Securities Purchase Agreement (the “SPA”) and various amendments to the SPA with Golden Gate Investors, Inc. (“GGI”) on December 16, 2005 for the sale of (i) $40,000 in unsecured convertible debentures (the “Notes”) and (ii) warrants to purchase 4,000,000 shares of the Company’s common stock.

The Notes bear interest at 5.25% per annum, mature three years from the date of issuance and are convertible into the number of shares of the Company’s common stock equal to the dollar amount of the Notes being converted multiplied by 110, less the product of the conversion formula multiplied by 100 times the dollar amount of the Notes being converted, which is divided by the conversion formula. The conversion formula is the lesser of (i) $0.70, (ii) eighty percent (the “Discount Multiplier”) of the average of the three lowest volume weighted average prices during the twenty trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion. Accordingly, there is no limit on the number of shares into which the Notes may be converted. The Company has agreed to register the shares that may be issued upon conversion of the Notes and exercise of the related warrants.

Beginning in the first full calendar month after the registration statement is declared effective, GGI has agreed to convert at least 5%, but no more than 10% of the face value of the Notes into shares of the Company’s common stock. If GGI converts more than 5% of the Notes in any calendar month, the excess over 5% shall be credited against the subsequent month’s minimum conversion amount. If GGI fails to convert at least 5% of the face amount of the Notes in any given calendar month, GGI will not be entitled to collect interest on the Notes for that month. If the volume weighted average price of the Company’s common stock is below $0.20, the Company shall have the right to prepay that portion of the Notes that GGI is required to convert, plus any accrued but unpaid interest at 130% of such amount. If at any time during the calendar month, the volume weighted average price is below $0.10, GGI shall not be obligated to convert any portion of the Notes during that month.

Beginning in the first full month after the registration statement is declared effective, GGI has agreed to exercise at least 5%, but no more than 10%, of the warrants per calendar month at an exercise price of $1.09 per share. If GGI exercises more than 5% of warrants in any calendar month, the excess over 5% shall be credited against the subsequent month’s minimum exercise amount. If GGI fails to exercise at least 5% of the warrants in any given calendar month, GGI will not be entitled to collect interest on the Notes for that month. The warrants are exercisable through the maturity date of December 16, 2008.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 6 - CONVERTIBLE DEBENTURES, continued

At any time prior to the registration statement being declared effective, GGI may demand repayment of 130% of the principal amount of the Notes, plus all accrued and unpaid interest thereon, in cash within 10 days of such demand. Additionally, the Company will be required to issue and pay to GGI 50,000 shares of common stock and $15,000 in cash for each 30-day period, or portion thereof, that the Registration Statement is not effective. The cash payment increases to $20,000 for each 30-day period, or portion thereof, after the first 90-day period.

The full principal amount of the Notes is due upon a default under the terms of the agreement. The Company plans to file a registration statement within 60 days of closing, which will include the common stock underlying the Notes and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company will be required to pay a penalty to GGI (see above). In the event the Company breaches any representation or warranty in the SPA, the Company is required to pay in cash, 130% of the then outstanding principal balance of the Notes, plus accrued and unpaid interest.

For a period of one year after the effective date of the SPA, GGI has agreed to restrict their ability to convert their Notes or exercise their warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

The Notes include certain features that are considered embedded derivative financial instruments, such as the conversion feature, events of default and a variable liquidated damages clause. These features are described below, as follows:

•	The Notes’ conversion feature is identified as an embedded derivative and has been bifurcated and recorded on the Company’s balance sheet at its fair value;

•
The SPA includes a penalty provision based on any failure to meet registration requirements for shares issuable under the conversion of the Notes or exercise of the warrants, which represents an embedded derivative, but such derivative has a de minimus value and has not been recorded in the accompanying consolidated financial statements; and

•
The SPA contains certain events of default including not having adequate shares registered to effectuate allowable conversions; in that event, the Company is required to pay a conversion default payment at 130% of the then outstanding principal balance on the Notes, which is identified as an embedded derivative, but such derivative has a de minimus value and has not been recorded in the accompanying consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 6 - CONVERTIBLE DEBENTURES, continued

In conjunction with the Notes, the Company issued warrants to purchase 4,000,000 shares of common stock. The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the agreement, which totaled $326,600. Subsequent to March 31, 2006, the warrants were cancelled (see Note 11).

The initial fair value assigned to the embedded derivatives and warrants was $5,957,188. The Company recorded the first $40,000 of fair value of the derivatives and warrants to debt discount (equal to the total proceeds received as of December 31, 2005), which will be amortized to interest expense over the term of the Notes. Amortization expense charged to operations during the three-months ended March 31, 2006 was $4,444.

The market price of the Company’s common stock significantly impacts the extent to which the Company may be required or may be permitted to convert the unrestricted and restricted portions of the Notes into shares of the Company’s common stock. The lower the market price of the Company’s common stock at the respective times of conversion, the more shares the Company will need to issue to convert the principal and interest payments then due on the Notes. If the market price of the Company’s common stock falls below certain thresholds, the Company will be unable to convert any such repayments of principal and interest into equity, and the Company will be forced to make such repayments in cash. The Company’s operations could be materially adversely impacted if the Company is forced to make repeated cash payments on the Notes.

The balance of the Debenture, including accrued interest, at March 31, 2006 was $4,588 (net of unamortized discount of $35,556).  Interest expense on the Debentures for the three months ended March 31, 2006 and 2005, excluding amortization of the discount, was $541 and $0, respectively.

Subsequent to March 31, 2006, the terms of this agreement were amended (see Note 11).

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Royalties

On December 24, 1985, to provide funding for research and development of the Fatigue Fuse, the Company entered into various agreements with the Tensiodyne 1985-I R & D Partnership (the “Partnership.”) These agreements were amended on October 9, 1989, and under the revised terms, obligated the Company to pay the Partnership a royalty of 10% of future gross sales. The Company's obligation to the Partnership is limited to the capital contributed to it by its partners of approximately $912,500 plus accrued interest.

On August 30, 1986, the Company entered into a funding agreement with the Advanced Technology Center (“ATC”), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicense revenue. The royalty is limited to the $45,000 plus an 11%

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 7 - COMMITMENTS AND CONTINGENCIES, continued

annual rate of return. At March 31, 2006, the future royalty commitment is approximately $391,000. The payment of future royalties is secured by equipment used by the Company in the development of technology as specified in the funding agreement.

On May 4, 1987, the Company entered into another funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicense revenues. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years. At March 31, 2006, the total future royalty commitments, including the accumulated 26% annual rate of return, were approximately $6,541,000. If the Company defaults on the agreement, then the obligation relating to this agreement becomes secured by the Company's patents, products, and accounts receivable that are related to the technology developed with the funding.

In 1994, the Company issued to Variety Investments, Ltd. of Vancouver, Canada ("Variety") a 22.5% royalty interest on the Fatigue Fuse in consideration for the cash advances made to the Company by Variety. In December 1996, in exchange for the Company issuing 250 shares of its common stock to Variety, Variety reduced its royalty interest to 20%. In 1998, in exchange for the Company issuing 733 shares of its common stock to Variety, Variety reduced its royalty interest to 5%.

As discussed in Note 5, the Company granted a 1% royalty interest in the Company's Fatigue Fuse and a 0.5% royalty interest in EFS to a shareholder as partial consideration on a $25,000 loan made by the shareholder to the Company.

A summary of royalty interests that the Company has granted and are outstanding as of March 31, 2006 follows:

	Fatigue Fuse	EFS
Tensiodyne 1985-1 R&D Partnership	10.00% *	-
Advanced Technology Center:
Future gross sales	6.00% *	-
Sublicensing fees	12.00% **	-
Variety Investments, Ltd.	5.00%	-
University of Pennsylvania (see Note 7)
Net sales of licensed products	-	7.00%
Net sales of services	-	2.50%
Shareholder	1.00%	0.50%

* Royalties limited to specific rates of return as discussed above.
** The Company granted 12% royalties on sales from sublicense. These royalties are also limited to specific rates of return as discussed above.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 7 - COMMITMENTS AND CONTINGENCIES, continued

Through March 31, 2006, the Company owes no royalties under any agreements, as sales of the products have not yet begun.

Litigation

In July 2002, the Company settled its pending lawsuit related to a contract dispute with Mr. Stephen Beck.  During the three-months ended March 31, 2006, the Company issued Mr. Beck 1,203,084 of its common stock related to ongoing negotiations with Mr. Beck. The value of the shares issued to Mr. Beck during the quarter ended March 31, 2006, was $173,244 and has been included in general and administrative expenses in the accompanying statement of operations.

In March 2006, Mr. Beck filed a lawsuit against the Company. Mr. Beck alleges breach of contract and seeks approximately $135,000 in damages, plus the issuance of 3,896,620 shares of the Company’s Class A common stock to which he believes he is entitled, plus interest. The Company has only recently been served with the lawsuit and does not have an opinion as to its validity at this time.

The Company has been named as a defendant in a lawsuit alleging breach of contract due to the Company’s failure to pay certain amounts due to a consultant for services. The Company asserts that the contract was unenforceable due to a number of factors. Legal counsel has advised the Company that it is premature to estimate the outcome or the range of damages that may occur if the case is not settled in the Company’s favor.

In the ordinary course of business, The Company may be from time to time involved in various other pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of management, matters currently pending or threatened against us are not expected to have a material adverse effect on the Company’s financial position or results of operations.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  These indemnities include certain agreements with the Company’s officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. They also include indemnities made to the holders of the convertible debentures and the sellers of investments in securities.  The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company would be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 8 - STOCKHOLDERS' DEFICIT

Class A Preferred Stock

The holders of the Class A convertible preferred stock have a liquidation preference of $720 per share.  Such amounts shall be paid on all outstanding Class A preferred shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the shares as to dividends or assets.

These shares are convertible to shares of the Company's common stock at a conversion price of $0.72 ("initial conversion price") per share of Class A preferred stock that will be adjusted depending upon the occurrence of certain events.  The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.  The holders of these shares shall participate in all dividends declared and paid with respect to the common stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

Class B Preferred Stock

The Company has designated 15 shares of Class B preferred stock, of which no shares have been issued.  The holders of Class B preferred shares are entitled to a liquidation preference of $10,000 per share.  Such amounts shall be paid on all outstanding Class B preferred shares before any payment shall be made or any assets distributed to the holders of common stock or of any other stock of any series or class junior to the shares as to dividends or assets, but junior to Class A preferred shareholders.  Holders of Class B preferred shares are not entitled to any liquidation distributions in excess of $10,000 per share.

The shares are redeemable by the holder or the Company at $10,000 per share.  The holders of these shares shall have the right to vote at one vote per Class B preferred share and shall participate in all common stock dividends declared and paid according to a formula as defined in the series designation.

Class C Preferred Stock

Each shareholder of Class C preferred stock is entitled to receive a cumulative dividend of 8% per annum for a period of two years.  Dividends do not accrue or are payable except out of earnings before interest, taxes, depreciation and amortization.  At December 31, 2005, no dividends are payable to Class C preferred shareholders.  Holders of the Class C preferred stock are junior to holders of the Company’s Class A and B preferred stock, but hold a higher position than common shareholders in terms of liquidation rights.  Holders of Class C preferred stock have no voting rights.  Holders of Class C preferred stock have the right to convert their shares to common stock on a one-to-one basis.

The Company requires an approval of at least two-thirds of the holders of Class C preferred shareholders to alter or change their rights or privileges by way of a reverse stock split, reclassification, merger, consolidation or otherwise, so as to adversely affect the manner by which the shares of Class C preferred stock are converted into common shares.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 8 - STOCKHOLDERS' DEFICIT, continued

Class D Preferred Stock

Holders of Class D preferred stock have a $0.001 liquidation preference, no voting rights and are junior to holders of all classes of preferred stock but senior to common shareholders in terms of liquidation rights. Class D preferred stockholders are entitled to dividends as declared by the Company’s Board of Directors, which have not been declared as of December 31, 2005.  Each share of Class D preferred stock is convertible at the holder’s option into one share of the Company’s common stock.

During 2005, 500,000 shares of Class D preferred stock were converted into 500,000 shares of the Company’s common stock.

During the three months ended March 31, 2006, the Company converted the remaining 1,420,000 Class D preferred shares outstanding into 1,420,000 shares of the Company’s Class A common stock.

Class A Common Stock

The holders of the Company's Class A common stock are entitled to one vote per share of common stock held.

During the three months ended March 31, 2006, the Company issued 4,966,138 shares of its common stock for cash proceeds of $146,821, issued 4,000,000 shares of its common stock in to a consultant in consideration for promissory notes totaling $200,000, and repurchased 62,000 shares of its common stock in the public market for $8,623. It is the Company’s intention to cancel the 62,000 shares of common stock repurchased during 2006.

The promissory notes issued during 2006 are due in one year and are assessed interest at an annual rate of 6%. During the three months ended March 31, 2006, the Company received $34,142 of which $120, was applied to accrued interest.

In July 2005, the Company entered into a Regulation S stock purchase agreement (the “Ischian Agreement”) with Ischian Holdings, Ltd. (“Ischian”), a British Virgin Islands company. Pursuant to teh Ischian Agreement, Ischian was able to purchase up to 8.5 million shares of the Company’s common stock through November 2005 at a stated discount to the bid price of the Company’s common stock. The shares purchased under the terms of the Ischian Agreement have a one-year restriction on resale within the United States. A commission of 15 percent of the net proceeds from the sale of the Company’s common stock to Ischian, collectively, will be paid to two consultants. During the quarter ended March 31, 2006, the Company issued to Ischian a total of 3,691,339 shares of common stock. Of these shares, 3,506,148 shares were issued for not additional consideration to reduce the average per share price paid by this investor pursuant to the agreement. The remaining 185,191 shares were issued for cash consideration of $17,684.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 8 - STOCKHOLDERS' DEFICIT, continued

From time to time, the Company issues its common shares and holds the shares in escrow on behalf of another party until consummation of certain transactions.  The following is a reconciliation of shares issued and outstanding as of March 31, 2006:

Issued shares	235,710,445
Less shares held in escrow:
Shares held in escrow as downside price protection on the investment in Birchington (see Note 3)	(3,555,000)
Shares held as collateral for contemplated debt financings	(61,864,114)
Other	(843)
(66,444,734)
Outstanding shares	170,290,488

Class B Common Stock

The holders of the Company's Class B common stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company.  However, the holders are entitled to 2,000 votes for each share of Class B common stock held.

Common Shares Issued for Non Cash Consideration

The value assigned to shares issued for services were charged to operations in the period issued.

2006

On January 10, 2006, the Company issued 1,476,000 shares of its common stock to three consultants for services valued at $236,200. On January 16, 2006, the Company issued 250,000 shares of its common stock to a consultant for services valued at $40,000. On January 25, 2006, the Company issued 4,000,000 shares of its common stock to a consultant for services valued at $512,000. On January 25, 2006, the Company issued 1,420,000 shares of its common stock in exchange for the cancellation of 1,420,000 shares of Class D preferred stock. On February 1, 2006, the Company issued 1,000,000 shares of its common stock to a consultant for services valued at $120,000. On February 8, 2006, the Company issued 500,000 shares to one of its advisors in connection to the development of its products valued at $36,000. On February 8, 2006, the Company issued 600,000 shares of its common stock to a consultant for services valued at $72,000. On February 13, 2006, the Company issued 1,203,084 shares of its common stock to Mr. Stephen Beck in connection with his lawsuit valued at $173,244 (see Note 7). On February 22, 2006, the Company issued 50,000 shares of its common stock for clerical services valued at $5,600. On February 23, 2006, the Company issued 700,000 shares of its common stock to its attorney for services valued at $72,800. On March 1, 2006, the Company issued 50,000 shares of its common stock to a consultant for services valued at $5,600. On March 14, 2006, the Company issued 3,900,000 shares

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 8 - STOCKHOLDERS' DEFICIT, continued

valued at $343,200 and charged them to consultant expense. On March 23, 2006, the Company issued 2,000,000 shares of its common stock to a consultant for services rendered valued at $336,000. All common shares issued above for services rendered are subject to a two year lockup agreement and were valued at 80% of the market price of the Company’s common stock on the respective date of issuance. On March 29, 2006, 160,000 shares that were originally issued were returned to the Company, as they were issued in error.

2005

On January 14, 2005, the Company issued 500,000 shares through the conversion of 500,000 shares of its Series D preferred stock.  On February 7, 2005, the Company issued 400,000 shares for consulting services.  These shares are subject to a 30-month lock-up agreement and were valued at $555,000.  On March 11, 2005, the Company issued 75,750 shares for consulting services.  These shares are subject to a two-year lock-up agreement and were valued at $90,000.  On March 24, 2005, the Company issued 500,000 shares for consulting services. The shares are subject to a two-year lockup and were valued at $580,000.

NOTE 9 - RELATED PARTY TRANSACTIONS

During 2003, the Company issued 5,000,000 shares of its common stock to the Company’s president in consideration for a promissory note. The value assigned to shares and the related promissory note was discounted for illiquidity and restrictions on resale amounting to $50,000. The note bears interest at an annual rate of 6% and matures on September 26, 2006, when the $50,000 plus accrued interest becomes fully due. The balance of the note as of March 31, 2006 was $60,082. Interest of $997 and $997 was credited to operations during the three months ended March 31, 2006 and 2005, respectively.

As of March 31, 2006, the Company was owed $2,206 from its President. The loan is assessed interest at an annual rate of 10%. Interest credited to operations relating to this loan during the three months ended March 31, 2006 and 2005 amounted to $53 and $48, respectively.
NOTE 10 - STOCK-BASED COMPENSATION PLANS

Stock Options

The Company has three stock option plans: The 1998 Stock Plan (“the 1998 Plan”), the 2002 Stock Issuance/Stock Plan (“the 2002 Plan”) and the 2003 Stock Option, SAR and Stock Bonus Consultant Plan (“the 2003 Plan”).

In September 1998, the Company adopted the 1998 Plan and reserved 800,000 shares of its common stock for grant under the plan. Eligible participants include employees, advisors, consultants and officers who provide services to the Company. The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the as the Board may determine. The plan expires upon the earlier of all reserved shares being granted or September 10, 2008.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 10 - STOCK-BASED COMPENSATION PLANS, continued

In February 2002, the Company adopted the 2002 Plan and reserved 20,000,000 shares of its common stock for grant under the plan. Eligible plan participants include employees, advisors, consultants and officers who provide services to the Company. The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the Board may determine. The plan expires upon the earlier of all reserved shares being awarded or December 31, 2007.

In September 2003, the Company adopted the 2003 Plan and reserved and 10,000,000 shares of its common stock for grant. Eligible plan participants include independent consultants. The option price shall be no less than 85% of the fair market value of a share of common stock at date of grant. The plan expires upon the earlier of all reserved shares being granted or September 23, 2006.

The Company also has agreements with two consultants whereby the Company will grant options to purchase shares of its common stock upon the Company increasing its annual revenue by $5 million in any fiscal year over its revenues in 2002. The collective number of shares to be issued will give the two consultants a fifteen percent interest in the outstanding shares of the Company’s common stock. No grants have been made pursuant to these agreements as the Company has not achieved the required revenues. There was no activity in any of the Company’s stock option plans in 2006 or 2005 and no options were outstanding as of March 31, 2006.

Stock Warrants

At March 31, 2006, the Company’s only outstanding warrants are the 4,000,000 warrants associated with GGI (see Note 6). The warrants were cancelled subsequent to March 31, 2006 (see Note 11).

NOTE 11 - SUBSEQUENT EVENTS

On April 6, 2006, the Company borrowed $285,882 from two shareholders. The loans bear interest at an annual rate of 6% and accrued interest and principal are due on April 6, 2007. The Company, at its sole discretion, may repay the loans and accrued interest through the issuance of 7,650,000 shares of its common stock. The shareholders further agreed to loan the Company additional amounts they receive from the private sale of their common stock.

In May 2006, the Company entered into an addendum to the GGI Notes (see Note 6). Per the terms of the agreement, the debenture amount has been increased from $40,000 to $1,000,000, and upon notification that the registration statement for the Conversion Shares (as defined in the agreement) has been filed with the SEC, GGI shall advance the Company an additional $100,000. Additionally, upon the effective registration of the underlying shares, the Company shall issue 20,000,000 registered shares to be held in escrow and GGI shall transfer the Company the remaining balance. The agreement modified the terms of the conversion as follows:

•	the number of shares into which the Notes maybe converted is equal to the dollar amount of the Notes being converted divided by the conversion formula;

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and 2005

NOTE 11 - SUBSEQUENT EVENTS, continued

•	eliminates the provision that if the volume weighted average price is less than $0.10 that GGI shall not be obligated to convert any portion of the Notes during that month;

•
if GGI elects to convert a portion of the Notes and, on the day that the election is made, the volume weighted average price is below the lesser of : (i) $0.05, or (ii) the lowest price at which any of the 20,000,000 additional shares are issued or sold, the Company shall have the option to do one of the following: (a) redeem that portion of the Notes that GGI elected to convert, plus any accrued and unpaid interest, at 108% of such amount, or (b) increase the discount multiplier to 99% on that portion of Notes that GGI elected to convert, or (c) one time during any six month period, not permit any Notes conversion by GGI for a period of 60 days; and

•	If GGI elects to convert a portion of the Notes and, on that day the election is made, the volume weighted average price is $0.32 or higher, the Discount Multiplier shall be 72%.

The original 4,000,000 warrants issued have been cancelled. Also, beginning in the first full calendar month after the registration of the underlying shares is declared effective, GGI must convert at least 10%, but no more than 40%, of the face value of the Notes per calendar month into common shares of the Company, provided that the common shares are available, registered and freely tradeable. The Company may reduce the monthly maximum figure from 40% to 6% for any three calendar months (but not two consecutive calendar months) during the term of Notes by giving written notice at least 10 business days prior to the first applicable month. GGI and the Company shall enter into three additional $1,000,000 convertible debentures, each with the same terms as above. The agreement also allows the Company to register up to an additional 20,000,000 shares for sale or issuance to parties other than GGI in the registration statement.

As a result of the modification of the debt, the Company will recognize a gain or loss on the debt extinguishment for the difference between the fair value of the Notes and warrant and derivative liabilities immediately before the modification and after the modification.

In April 2006, the Company issued a total of 5,695,901 shares of common stock for cash consideration of approximately $230,000, 4,000,000 shares of common stock for a note receivable valued at $200,000, and 1,000,000 shares of common stock for services rendered, valued at $184,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Material Technologies, Inc.

We have audited the accompanying consolidated balance sheet of Material Technologies, Inc. (a development stage company) (the “Company”) as of December 31, 2005, and the related consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the cumulative data from October 21, 1983 (inception) to December 31, 2003 in the consolidated statements of operations, comprehensive loss, stockholders’ deficit and cash flows, which were audited by other auditors whose reports dated March 7, 2003 and March 16, 2004, which expressed unqualified opinions (the March 16, 2004 report was modified related to the uncertainty of the Company’s ability to continue as a going concern) have been furnished to us. Our opinion, insofar as it relates to the amounts included for the cumulative period from October 21, 1983 (inception) to December 31, 2003 is based solely on the reports of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinions. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Material Technologies, Inc. (a development stage company) as of December 31, 2005 and the results of its operations and its cash flows for each of the years in the two-year period then ended and for the period from October 21, 1983 (inception) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred recurring losses and has yet to be successful in establishing profitable operations. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
                                                                                                                                       CORBIN & COMPANY, LLP

Irvine, California
January 31, 2006

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31,
2005

ASSETS

Current assets:
Cash and cash equivalents	$47,345
Investments in marketable securities held for trading	302,841
Investments in marketable securities available for sale	162,193
Receivable due on research contracts	70,825
Prepaid services	306,250
Prepaid expenses and other current assets	2,153

Total current assets	891,607

Investments in non-marketable securities	3,582,600
Property and equipment, net	10,900
Intangible assets, net	5,772
Deposit	2,348

$4,493,227
=============

Continued . . .

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

December 31,
2005

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$279,889
Current portion of research and development sponsorship payable	25,000
Notes payable	88,515
Investments deriviative liability	585,735
Convertible debentures and accrued interest payable, net of discount
of $399,420	951,043

Total current liabilities	1,930,182

Research and development sponsorship payable, net of current portion	756,185
Convertible debentures and accrued interest payable, net of discount
of $40,000	-
Derivative and warrant liabilities	7,082,188

Total liabilities	9,768,555

Minority interest in consolidated subsidiary	825

Commitments and contingencies

Stockholders' deficit:
Class A preferred stock , $0.001 par value, liquidation preference of $720 per share; 350,000 shares authorized; 337 shares issued
and outstanding	-
Class B preferred stock , $0.001 par value, liquidation preference of
$10,000 per share; 15 shares authorized; none issued and
outstanding	-
Class C preferred stock , $0.001 par value, liquidation preference of
$0.001 per share; 25,000,000 shares authorized; 1,517 shares issued
and outstanding	1
Class D preferred stock , $0.001 par value, liquidation preference of
$0.001 per share; 20,000,000 shares authorized; 1,420,000 shares
issued and outstanding	1,420
Class A common stock, $0.001 par value, 1,699,400,000 shares authorized; 184,199,770 shares issued; 140,643,927 shares outstanding
(including 30,135,172 shares committed but not issued)	140,644
Class B common stock, $0.001 par value, 600,000 shares authorized,
issued and outstanding	600
Warrants subscribed	10,000
Additional paid-in-capital	55,561,366
Deficit accumulated during the development stage	(60,783,746)
Note receivable - common stock	(59,085)
Treasury stock (76,800 shares at cost)	(26,136)
Accumulated other comprehensive loss	(121,217)

Total stockholders' deficit	(5,276,153)

$4,493,227
=============

See report of independent registered public accounting firm
and accompanying notes to the consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			From October 21, 1983
	For the Year Ended		(Inception)
	December 31,		through
	2005	2004	December 31, 2005

Revenues:
Research and development revenue	$139,346	$146,932	$5,352,639
Other	-	-	274,125

Total revenues	139,346	146,932	5,626,764

Costs and expenses:
Research and development	2,364,059	7,605,747	15,229,886
General and administrative	1,801,928	8,010,423	23,798,230

Total costs and expenses	4,165,987	15,616,170	39,028,116

Loss from operations	(4,026,641)	(15,469,238)	(33,401,352)

Other income (expense):
Modification of research and development sponsorship agreement	(7,738,400)	-	(7,738,400)
Interest expense	(6,493,345)	(605,980)	(7,740,548)
Other-than-temporary impairment of marketable
securities available for sale	(1,918,587)	(4,284,760)	(6,203,347)
Realized loss on sale of marketable securities	(3,589)	(3,668,850)	(3,672,439)
Unrealized loss on decrease in market value of
securities held for trading	-	(1,523,310)	(1,523,310)
Change in fair value of investments derivative liability	(585,735)	-	(585,735)
Interest income	17,837	12,497	372,575
Gain (loss) on settlement of indebtedness	-	45,150	(244,790)
Other	-	-	(33,000)

Other expense, net	(16,721,819)	(10,025,253)	(27,368,994)

Loss before provision for income taxes	(20,748,460)	(25,494,491)	(60,770,346)

Provision for income taxes	(800)	(800)	(13,400)

Net loss	$(20,749,260)	$(25,495,291)	$(60,783,746)
	============	============	=================

Per share data:
Basic and diluted net loss per share	$(0.20)	$(0.35)
	============	============
Weighted average Class A common shares
outstanding - basic and diluted	103,528,817	72,472,662
	============	============

See report of independent registered public accounting firm
and accompanying notes to the consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

				From October 21, 1983
		For the Year Ended		(Inception)
		December 31,		Through
	2005		2004	December 31, 2005

Net loss	$(20,749,260)		$(25,495,291)	$(60,783,746)

Other comprehensive loss:
Temporary decrease in market value of
securities available for sale	(872,188)		(5,452,376)	(6,324,564)
Reclassification to other-than-temporary
impairment of marketable securities
available for sale	1,918,587		4,284,760	6,203,347

	1,046,399		(1,167,616)	(121,217)

Net comprehensive loss	$(19,702,861)		$(26,662,907)	$(60,904,963)
	===========		===========	=================

See report of independent registered public accounting firm
and accompanying notes to the consolidated financial statements

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Class A Preferred Stock		Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class A Common Stock		Class B Common Stock		Warrants Subscribed	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Notes Receivable- Common Stock	Treasury Stock		Accumulated Other Comprehensive Loss	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount					Shares	Amount
Initial issuance of common stock
October 21, 1983	-	$-	-	$-	-	$-	-	$-	2	$-	-	$-	$-	$2,500	$-	$-	-	$-	$-	$2,500
Adjustment to give effect to
recapitailization on December 15,
1986 - cancellation of shares	-	-	-	-	-	-	-	-	(2)	-	-	-	-	(4)	-	-	-	-	-	(4)
Balance, October 21, 1983	-	-	-	-	-	-	-	-	-	-	-	-	-	2,496	-	-	-	-	-	2,496

Shares issued by Tensiodyne
Corporation in connection with
pooling of interests	-	-	-	-	-	-	-	-	42	-	-	-	-	4,342	-	-	-	-	-	4,342
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,317)	-	-	-	-	(4,317)

Balance, December 31, 1983	-	-	-	-	-	-	-	-	42	-	-	-	-	6,838	(4,317)	-	-	-	-	2,521

Capital contribution	-	-	-	-	-	-	-	-	-	-	-	-	-	21,755	-	-	-	-	-	21,755
Shares issued for cash	-	-	-	-	-	-	-	-	5	-	-	-	-	10,700	-	-	-	-	-	10,700
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,849)	-	-	-	-	-	(2,849)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(21,797)	-	-	-	-	(21,797)

Balance, December 31, 1984	-	-	-	-	-	-	-	-	47	-	-	-	-	36,444	(26,114)	-	-	-	-	10,330

Capital contribution	-	-
Sale of 12,166 warrants at $1.50			-	-	-	-	-	-	-	-	-	-	-	200,555	-	-	-	-	-	200,555
per warrant	-	-	-	-	-	-	-	-	-	-	-	-	-	18,250	-	-	-	-	-	18,250
Cancellation of shares	-	-	-	-	-	-	-	-	(9)	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(252,070)	-	-	-	-	(252,070)
Balance, December 31, 1985	-	-	-	-	-	-	-	-	38	-	-	-	-	255,249	(278,184)	-	-	-	-	(22,935)

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(10,365)	-	-	-	-	(10,365)
Balance, December 31, 1986	-	-	-	-	-	-	-	-	38	-	-	-	-	255,249	(288,549)	-	-	-	-	(33,300)

Issuance of common stock upon
exercise of warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	27,082	-	-	-	-	-	27,082
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(45,389)	-	-	-	-	(45,389)

Balance, December 31, 1987	-	-	-	-	-	-	-	-	38	-	-	-	-	282,331	(333,938)	-	-	-	-	(51,607)

Shares issued for cash	-	-	-	-	-	-	-	-	3	-	-	-	-	101,752	-	-	-	-	-	101,752
Shares issued as compensation	-	-	-	-	-	-	-	-	3	-	-	-	-	70,600	-	-	-	-	-	70,600
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(142,335)	-	-	-	-	(142,335)

Balance, December 31, 1988	-	-	-	-	-	-	-	-	44	-	-	-	-	454,683	(476,273)	-	-	-	-	(21,590)

Shares issued for cash	-	-	-	-	-	-	-	-	4	-	-	-	-	2,000	-	-	-	-	-	2,000
Shares issued as compensation	-	-	-	-	-	-	-	-	36	-	-	-	-	18,000	-	-	-	-	-	18,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(31,945)	-	-	-	-	(31,945)

Balance, December 31, 1989	-	-	-	-	-	-	-	-	84	-	-	-	-	474,683	(508,218)	-	-	-	-	(33,535)

Shares issued for cash	-	-	-	-	-	-	-	-	2	-	-	-	-	59,250	-	-	-	-	-	59,250
Shares issued as compensation	-	-	-	-	-	-	-	-	6	-	-	-	-	32,400	-	-	-	-	-	32,400
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	133,894	-	-	-	-	133,894
Balance, December 31, 1990	-	-	-	-	-	-	-	-	92	-	-	-	-	566,333	(374,324)	-	-	-	-	192,009

Shares issued for cash	350	-	-	-	-	-	-	-	1	-	-	-	-	273,686	-	-	-	-	-	273,686
Shares issued as compensation	-	-	-	-	-	-	-	-	4	-	-	-	-	64,884	-	-	-	-	-	64,884
Conversion of stock	-	-	-	-	-	-	-	-	(6)	-	60,000	60	-	(6)	-	-	-	-	-	54
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(346,316)	-	-	-	-	(346,316)
Balance, December 31, 1991	350	-	-	-	-	-	-	-	91	-	60,000	60	-	904,897	(720,640)	-	-	-	-	184,317

Shares issued for cash	-	-	-	-	-	-	-	-	20	-	-	-	-	16,000	-	-	-	-	-	16,000
Shares issued as compensation	-	-	-	-	-	-	-	-	5	-	-	-	-	15,520	-	-	-	-	-	15,520
Conversion of warrants	-	-	-	-	-	-	-	-	6	-	-	-	-	15,000	-	-	-	-	-	15,000

See report of independent registered public accounting firm
and notes to the consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Class A Preferred Stock		Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class A Common Stock		Class B Common Stock		Warrants Subscribed	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Notes Receivable- Common Stock	Treasury Stock		Accumulated Other Comprehensive Loss	Total Stockholders' Equity (Deficit)
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount					Shares	Amount
Sale of Class B common stock	-	-	-	-	-	-	-	-	-	-	60,000	-	-	14,940	-	-	-	-	-	14,940
Issuance of stock to	-	-	-	-	-	-	-	-												-
unconsolidated subsidiary	-	-	-	-	-	-	-	-	5	-	-	-	-	71,664	-	-	-	-	-	71,664
Conversion of stock	-	-	-	-	-	-	-	-	6	-	(60,000)	-	-	6	-	-	-	-	-	6
Cancellation of shares	-	-	-	-	-	-	-	-	(7)	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(154,986)	-	-	-	-	(154,986)

Balance, December 31, 1992	350	-	-	-	-	-	-	-	126	-	60,000	60	-	1,038,027	(875,626)	-	-	-	-	162,461

Shares issued for cash	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-					-
Shares issued for license agreement	-	-	-	-	-	-	-	-	13	-	-	-	-	6,250	-	-	-	-	-	6,250
Shares issued as compensation	-	-	-	-	-	-	-	-	67	-	-	-	-	13,913	-	-	-	-	-	13,913
Warrant conversion	-	-	-	-	-	-	-	-	56	-	-	-	-	304,999	-	-	-	-	-	304,999
Cancellation of shares	-	-	-	-	-	-	-	-	(32)	-	-	-	-	(7,569)	-	-	-	-	-	(7,569)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(929,900)	-	-	-	-	(929,900)

Balance, December 31, 1993	350	-	-	-	-	-	-	-	230	-	60,000	60	-	1,355,620	(1,805,526)	-	-	-	-	(449,846)

Adjustment to give effect to	-	-	-	-	-	-	-	-
recapitalization on February 1, 1994	-	-	-	-	-	-	-	-	31	-	-	-	-	385,424	-	-	-	-	-	385,424
Shares issued for cash	-	-	-	-	-	-	-	-	1,486	2	-	-	-	24,784	-	-	-	-	-	24,786
Shares issued as compensation	-	-	-	-	-	-	-	-	223	-	-	-	-	223	-	-	-	-	-	223
Issuance of shares for the	-	-	-	-	-	-	-	-
modification of agreements	-	-	-	-	-	-	-	-	34	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(377,063)	-	-	-	-	(377,063)
Balance, December 31, 1994	350	-	-	-	-	-	-	-	2,004	2	60,000	60	-	1,766,051	(2,182,589)	-	-	-	-	(416,476)

Issuance of shares for the	-	-	-	-	-	-	-	-
modification of agreements	-	-	-	-	-	-	-	-	153		-	-	-	153	-	-	-	-	-	153
Net loss	-	-	-	-	-	-	-	-	-		-	-	-	-	(197,546)	-	-	-	-	(197,546)
Balance, December 31, 1995	350	-	-	-	-	-	-	-	2,157	2	60,000	60	-	1,766,204	(2,380,135)	-	-	-	-	(613,869)

Shares issued as compensation	-	-	-	-	-	-	-	-	165	-	-	-	-	16,466	-	-	-	-	-	16,466
Shares issued for cash	-	-	-	-	-	-	-	-	70	-	-	-	-	174,040	-	-	-	-	-	174,040
Issuance of shares for the
modification of agreements	-	-	-	-	-	-	-	-	250	-	-	-	-	-	-	-	-	-	-	-
Cancellation of shares held in
treasury	-	-	-	-	-	-	-	-	(62)	-	-	-	-	(154,600)	-	-	-	-	-	(154,600)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(450,734)	-	-	-	-	(450,734)

Balance, December 31, 1996	350	-	-	-	-	-	-	-	2,580	2	60,000	60	-	1,802,110	(2,830,869)	-	-	-	-	(1,028,697)

Shares issued for cash	-	-	-	-	-	-	-	-	100	-	-	-	-	100,000	-	-	-	-	-	100,000
Conversion of indebtedness	-	-	-	-	-	-	-	-	800	1	-	-	-	165,999	-	-	-	-	-	166,000
Class A common stock issued for
cancellation of $372,000 accrued
wages due officer	-	-	-	-	-	-	-	-	1,500	2	-	-	-	371,998	-	-	-	-	-	372,000
Shares issued as compensation	-	-	-	-	-	-	-	-	247	-	-	-	-	2,471	-	-	-	-	-	2,471
Adjustment to give effect to
recapitalization on March 9, 1997	-	-	-	-	-	-	-	-	560	1	-	-	-	(1)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(133,578)	-	-	-	-	(133,578)
Balance, December 31, 1997	350	-	-	-	-	-	-	-	5,787	6	60,000	60	-	2,442,577	(2,964,447)	-	-	-	-	(521,804)

Shares issued for cancellation of
indebtedness	-	-	-	-	-	-	-	-	2,430	2	-	-	-	169,998	-	-	-	-	-	170,000
Conversion of options	-	-	-	-	-	-	-	-	500	1	-	-	-	124,999	-	-	-	-	-	125,000
Shares issued as compensation	-	-	-	-	-	-	-	-	1,122	1	-	-	-	112,161	-	-	-	-	-	112,162
Shares issued for cancellation of
redeemable preferred stock	-	-	-	-	-	-	-	-	50	-	-	-	-	150,000	-	-	-	-	-	150,000
Shares returned to treasury and
cancelled	-	-	-	-	-	-	-	-	(560)	(1)	-	-	-	1	-	-	-	-	-	-

See report of independent registered public accounting firm
and notes to the consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Class A Preferred Stock		Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class A Common Stock		Class B Common Stock		Warrants Subscribed	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Notes Receivable- Common Stock	Treasury Stock		Accumulated Other Comprehensive Loss	Total Stockholders' Equity (Deficit)
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount					Shares	Amount
Modification of royalty agreement	-	-	-	-	-	-	-	-	733	1	-	-	-	7,331	-	-	-	-	-	7,332
Issuance of warrants to officer	-	-	-	-	-	-	-	-	-	-	-	-	-	27,567	-	-	-	-	-	27,567
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(549,187)	-	-	-	-	(549,187)
Balance, December 31, 1998	350	-	-	-	-	-	-	-	10,062	10	60,000	60	-	3,034,634	(3,513,634)	-	-	-	-	(478,930)

Shares issued for cancellation
of indebtedness	-	-	-	-	-	-	-	-	2,175	2	-	-	-	166,665	-	-	-	-	-	166,667
Shares issued as compensation	-	-	-	-	-	-	-	-	1,255	1	-	-	-	95,098	-	-	-	-	-	95,099
Shares issued for modification of
licensing agreement	-	-	-	-	-	-	-	-	672	1	-	-	-	(1)	-	-	-	-	-	-
Shares issued for cash	-	-	-	-	-	-	-	-	433	-	-	-	-	173,540	-	-	-	-	-	173,540
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(539,283)	-	-	-	-	(539,283)

Balance, December 31, 1999	350	-	-	-	-	-	-	-	14,597	14	60,000	60	-	3,469,936	(4,052,917)	-	-	-	-	(582,907)

Shares issued as compensation-
as restated	-	-	-	-	-	-	-	-	700	1	-	-	-	824,515	-	-	-	-	-	824,516
Shares issued to investors pursuant
to settlement agreement	-	-	-	-	-	-	-	-	65	1	-	-	-	(1)	-	-	-	-	-	-
Shares issued for cash and non-
recourse promissory note	-	-	-	-	-	-	-	-	5,000	5	-	-	-	1,994,995	-	-	-	-	-	1,995,000
Shares issued for cash	-	-	-	-	-	-	-	-	400	-	-	-	-	281,694	-	-	-	-	-	281,694
Shares issued for cancellation of
indebtedness	-	-	-	-	-	-	-	-	100	-	-	-	-	100,000	-	-	-	-	-	100,000
Shares issued as compensation
pursuant to escrow agreement	-	-	-	-	-	-	-	-	4,184	4	-	-	-	4,180	-	-	-	-	-	4,184
Shares returned from escrow	-	-	-	-	-	-	-	-	(400)	-	-	-	-	-	-	-	-	-	-	-
Common shares converted into
Class B common shares	-	-	-	-	-	-	-	-	(40)	-	40,000	40	-	(40)	-	-	-	-	-	-
Preferred shares converted into
common shares	(13)	-	-	-	-	-	-	-	12	-	-	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,199,695)	-	-	-	-	(1,199,695)

Balance, December 31, 2000	337	-	-	-	-	-	-	-	24,618	25	100,000	100	-	6,675,279	(5,252,612)	-	-	-	-	1,422,792

Shares issued as compensation	-	-	-	-	-	-	-	-	6,185	6	-	-	-	804,330	-	-	-	-	-	804,336
Shares issued for cash	-	-	-	-	-	-	-	-	4,932	5	-	-	-	286,562	-	-	-	-	-	286,567
Shares issued in connection with
private offering	-	-	-	-	-	-	-	-	698	-	-	-	-	-	-	-	-	-	-	-
Shares issued to officer	-	-	-	-	-	-	-	-	6,000	6	-	-	-	1,127,994	-	-	-	-	-	1,128,000
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,548,559)	-	-	-	-	(3,548,559)

Balance, December 31, 2001	337	-	-	-	-	-	-	-	42,433	42	100,000	100	-	8,894,165	(8,801,171)	-	-	-	-	93,136

Shares issued as compensation	-	-	-	-	-	-	-	-	21,835	22	-	-	-	1,185,609	-	-	-	-	-	1,185,631
Issuance of shares to University
of Pennsylvania	-	-	-	-	-	-	-	-	1,096	1	-	-	-	(1)	-	-	-	-	-	-
Shares issued for settlement of
lawsuit	-	-	-	-	-	-	-	-	1,397	1	-	-	-	39,999	-	-	-	-	-	40,000
Shares issued for cash	-	-	-	-	143	-	-	-	28,048	28	-	-	-	1,153,708	-	-	-	-	-	1,153,736
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	(200,412)	-	-	-	-	-	(200,412)
Shares issued for cancellation of
president's interests in patents	-	-	-	-	-	-	-	-	-	-	200,000	200		-	-	-	-	-	-	200
Cancellation of shares	-	-	-	-	-	-	-	-	(1,322)	(1)	-	-	-	1	-	-	-	-	-	-
Shares issued to company's
president as past compensation	-	-	-	-	-	-	-	-	13,000	13	-	-	-	259,987	-	-	-	-	-	260,000
Shares issued in connection with
private offering	-	-	-	-	-	-	-	-	2,741	3	-	-	-	(3)	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,852,296)	-	-	-	-	(3,852,296)

Balance, December 31, 2002	337	-	-	-	143	-	-	-	109,228	109	300,000	300	-	11,333,053	(12,653,467)	-	-	-	-	(1,320,005)

See report of independent registered public accounting firm
and notes to the consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Class A Preferred Stock		Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class A Common Stock		Class B Common Stock		Warrants Subscribed	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Notes Receivable- Common Stock	Treasury Stock		Accumulated Other Comprehensive Loss	Total Stockholders' Equity (Deficit)
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount					Shares	Amount
Shares issued as compensation	-	-	-	-	-	-	-	-	7,780,333	7,780	-	-	-	476,554	-	-	-	-	-	484,334
Issuance of shares to University of
Pennsylvania	-	-	-	-	-	-	-	-	4,242	4	-	-	-	(4)	-	-	-	-	-	-
Shares purchased for cancellation	-	-	-	-	-	-	-	-	(1,296)	(1)	-	-	-	(24,431)	-	-	-	-	-	(24,432)
Shares issued for settlement of
lawsuit	-	-	-	-	-	-	-	-	260	-	-	-	-	-	-	-	-	-	-	-
Shares issued for cash	-	-	-	-	4,074	4	-	-	34,030	33	-	-	-	235,161	-	-	-	-	-	235,198
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	(81,975)	-	-	-	-	-	(81,975)
Shares issued for cancellation of
legal fee note payable	-	-	-	-	-	-	-	-	22,000,000	22,000	-	-	-	1,561,127	-	-	-	-	-	1,583,127
Shares issued to Company's																				-
president for past compensation	-	-	-	-	-	-	-	-	32,000,000	32,000	-	-	-	288,000	-	-	-	-	-	320,000
Shares issued to Company's
president in consideration of
note payable	-	-	-	-	-	-	-	-	5,000,000	5,000	-	-	-	45,000	-	(50,000)	-	-	-	-
Officers compensation relating to																				-
cancellation of October 27, 2000																				-
escrow agreement	-	-	-	-	-	-	-	-	-	-	-	-	-	19,617	-	-	-	-	-	19,617
Shares issued in cancellation of																				-
indebtedness for legal fees	-	-	-	-	-	-	-	-	1,000	1	-	-	-	9,999	-	-	-	-	-	10,000
Shares returned to treasury by
Company officers in consideration
for the cancellation of note due
the Company by them on past
stock purchases	-	-	-	-	-	-	-	-	(5,001)	(5)	-	-	-	(769,818)	-	-	-	-	-	(769,823)
Exchange of Class A common
stock for Class B common stock	-	-	-	-	-	-	-	-	(300)	-	300,000	300		(300)	-	-	-	-	-	-
Exchange of Class A common stock
for Class D preffered stock	-	-	-	-	-	-	5,440,000	5,440	(7,440,000)	(7,440)	-	-	-	2,000	-	-	-	-	-	-
Shares issued in connection with
private offering	-	-	-	-	-	-	-	-	7,006,479	7,007	-	-	-	(7,007)	-	-	-	-	-	-
Accrued interest on officer loan	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,096)	-	-	-	(1,096)
Capital contribution by subsidiary	-	-	-	-	-	-	-	-	-	-	-	-	-	37,597	-	-	-	-	-	37,597
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,885,728)	-	-	-	-	(1,885,728)

Balance, December 31, 2003	337	-	-	-	4,217	4	5,440,000	5,440	66,488,975	66,488	600,000	600	-	13,124,573	(14,539,195)	(51,096)	-	-	-	(1,393,186)

Shares issued for cash	-	-	-	-	-	-	-	-	1,207,535	1,208	-	-	-	206,267	-	-	-	-	-	207,475
Shares issued for settlement of
legal and accounting fees
payable	-	-	-	-	-	-	-	-	75,000	75	-	-	-	64,392	-	-	-	-	-	64,467
Exercise of warrants	-	-	-	-	-	-	-	-	3,300	3	-	-	-	4,547	-	-	-	-	-	4,550
Conversion of Class C preferred
shares to Class A common shares	-	-	-	-	(2,700)	(3)	-	-	2,700	3	-	-	-	-	-	-	-	-	-	-
Conversion of Class D preferred
shares to Class A common shares	-	-	-	-	-	-	(3,520,000)	(3,520)	3,520,000	3,520	-	-	-	-	-	-	-	-	-	-
Shares issued as compensation to
consultants	-	-	-	-	-	-	-	-	6,721,923	6,722	-	-	-	14,245,473	-	-	-	-	-	14,252,195
Shares issued in exchange for
shares of Langley Investments,
PLC	-	-	-	-	-	-	-	-	8,666,666	8,667	-	-	-	12,964,846	-	-	-	-	-	12,973,513
Benificial conversion feature of
convertible debentures	-	-	-	-	-	-	-	-	-	-	-	-	-	1,125,000	-	-	-	-	-	1,125,000
Repurchase of common stock	-	-	-	-	-	-	-	-	(1,325)	(1)	-	-	-	(4,166)	-	-	-	-	-	(4,167)
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	(13,713)	-	-	-	-	-	(13,713)
Interest income on notes receivable-
common stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,000)	-	-	-	(4,000)
Temporary decrease in market value
of securities available for sale	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,167,616)	(1,167,616)

See report of independent registered public accounting firm
and notes to the consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

Class A Preferred Stock		Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class A Common Stock		Class B Common Stock		Warrants Subscribed	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Notes Receivable- Common Stock	Treasury Stock		Accumulated Other Comprehensive Loss	Total Stockholders' Equity (Deficit)
Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount					Shares	Amount
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(25,495,291)	-	-	-	-	(25,495,291)
Balance, December 31, 2004	337	-	-	-	1,517	1	1,920,000	1,920	86,684,774	86,685	600,000	600	-	41,717,219	(40,034,486)	(55,096)	-	-	(1,167,616)	549,227

Shares and warrant subscription
issued for cash	-	-	-	-	-	-	-	-	2,298,630	2,299	-	-	10,000	312,940	-	-	-	-	-	325,239
Shares cancelled	-	-	-	-	-	-	-	-	(2,084)	(2)	-	-	-	2	-	-	-	-	-	-
Shares issued for compensation and
modification of research and
development sponsorship
agreement	-	-	-	-	-	-	-	-	7,992,435	7,992	-	-	-	11,135,915	-	-	-	-	-	11,143,907
Shares issued for shares of
Birchington Investments, Limited	-	-	-	-	-	-	-	-	13,035,000	13,035	-	-	-	3,569,565	-	-	-	-	-	3,582,600
Warrants committed to be issued on
cashless exercise	-	-	-	-	-	-	-	-	30,135,172	30,135	-	-	-	(30,135)	-	-	-	-	-	-
Conversion of Series D preferred
stock to common shares	-	-	-	-	-	-	(500,000)	(500)	500,000	500	-	-	-	-	-	-	-	-	-	-
Value of derviatives recalssified to
liabilities	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,125,000)	-	-	-	-	-	(1,125,000)
Purchase of treasury stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	76,800	(26,136)	-	(26,136)
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	(19,140)	-	-	-	-	-	(19,140)
Interest income on notes receivable-
common stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,989)	-	-	-	(3,989)
Temporary decrease in market	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
value of securities available for sale	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,046,399	1,046,399
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(20,749,260)	-	-	-	-	(20,749,260)
Balance, December 31, 2005	337	$-	-	$-	1,517	$1	1,420,000	$1,420	140,643,927	$140,644	600,000	$600	$10,000	$55,561,366	$(60,783,746)	$(59,085)	76,800	$(26,136)	$(121,217)	$(5,276,153)

See report of independent registered public accounting firm
and notes to the consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

				From October 21, 1983
		For the Year Ended		(Inception)
		December 31,		through
	2005		2004	December 31, 2005

Cash flows from operating activities:
Net loss	$(20,749,260)		$(25,495,291)	$(60,783,746)
Adjustments to reconcile net loss to net cash used in
in operating activities:
Issuance of common stock for services	3,099,257		14,252,195	24,552,213
Issuance of common stock for modification of
research and development sponsorship agreement	7,738,400		-	7,738,400
Fair value of derivative and warrant liabilities	5,917,188		-	5,917,188
Net realized and unrealized loss on marketable securities
held for trading	3,589		5,192,160	5,195,749
Other-than-temporary impairment of marketable
securities available for sale	1,918,587		4,284,760	6,203,347
Legal fees incurred for note payable	-		-	1,456,142
Accrued interest expense added to principal	173,987		216,713	978,403
Amortization of discount on convertible debentures	399,420		326,161	725,581
Change in fair value of investments derivative liability	585,735		-	585,735
Accrued interest income added to principal	(4,192)		(12,460)	(303,821)
Gain (loss) on settlement of indebtedness	-		(45,150)	244,790
Depreciation and amortization	8,652		8,580	211,983
Other non-cash adjustments	-		-	(107,722)
(Increase) decrease in receivable due on research
contract	(54,930)		12,109	(121,153)
Increase in prepaid expenses and other current assets	-		5,690	-
Increase in deposits	-		-	(2,348)
(Decrease) increase in accounts payable and accrued
expenses	(89,813)		(66,856)	1,131,168

Net cash used in operating activities	(1,053,380)		(1,321,389)	(6,378,091)

Cash flows from investing activities:
Proceeds from the sale of marketable securities	1,589,588		1,205,611	3,078,796
Purchase of marketable securities	(907,028)		(900,006)	(1,897,034)
Payment received on officer loans	-		97,450	876,255
Funds advanced to officers	-		(7,000)	(549,379)
Purchase of property and equipment	(2,598)		(676)	(269,746)
Investment in joint ventures	-		-	(102,069)
Proceeds from foreclosure	-		-	44,450
Proceeds from the sale of property and equipment	-		-	10,250
Payment for license agreement	-		-	(6,250)

Net cash provided by investing activities	679,962		395,379	1,185,273

Continued . . .

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

				From October 21, 1983
		For the Year Ended		(Inception)
		December 31,		through
	2005		2004	December 31, 2005

Cash flow from financing activities:
Proceeds from the sale of common stock and warrants	$325,239		$212,025	$3,666,097
Proceeds from convertible debentures and other
notes payable	40,000		785,000	1,347,069
Proceeds from the sale of preferred stock	-		-	473,005
Costs incurred in offerings	(19,140)		(13,713)	(487,341)
Capital contributions	-		-	301,068
Purchase of treasury stock	(26,136)		(4,166)	(54,735)
Payment on proposed reorganization	-		-	(5,000)

Net cash provided by financing activities	319,963		979,146	5,240,163

Net change in cash and cash equivalents	(53,455)		53,136	47,345

Cash and cash equivalents, beginning of period	100,800		47,664	-

Cash and cash equivalents, end of period	$47,345		$100,800	$47,345
	==========		==========	==================

Supplemental disclosure of cash flow information:
Interest paid during the period	$2,750		$2,750
	==========		==========	==================
Income taxes paid during the period	$800		$800
	==========		==========	==================

See report of independent registered public accounting firm
and accompanying notes to the consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Material Technologies, Inc. (the "Company") was organized on October 21, 1983, under the laws of the state of Delaware.

The Company is in the development stage, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “ Accounting and Reporting by Development Stage Enterprises ,” with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application.

On January 22, 2003, the Company formed Matech International, Inc., a Nevada corporation (“International”). International was formed as a wholly owned subsidiary of the Company to advertise, market and sell the Company’s videoscope technology which is presently utilized in the inspection of stress and crack points in turbine engines on the wings of airplanes. At the present time there is no activity in International and the Company does not anticipate nor reasonably foresee any business activity in International in the near future.

On March 13, 2003, the Company formed Matech Aerospace, Inc., a Nevada corporation (“Aerospace”). Aerospace was formed as a wholly owned subsidiary of the Company to advertise, market and sell all manufacturing and marketing rights to the Company’s products and technologies in all commercial markets within the United States. During 2003, Aerospace sold shares of its common stock to investors. As of December 31, 2005, the Company holds a 99% interest in Aerospace. At the present time there is no activity in Aerospace and the Company does not anticipate nor reasonably foresee any business activity in Aerospace in the near future.

Unless otherwise noted, common stock refers to the Company’s Class A common stock.

Basis of Presentation

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has sustained operating losses since its inception (October 21, 1983). In addition, the Company has used substantial amounts of working capital in its operations. Further, at December 31, 2005, the deficit accumulated during the development stage amounted to approximately $61 million.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION, continued

In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon the Company’s ability to meet its financing requirements and the success of its future operations. The Company has entered into a $215,000 contract to provide research services, of which approximately $67,000 remains to be billed and approximately $71,000 was owed as of December 31, 2005. During 2005, the Company netted approximately $683,000 from sale of marketable securities and as of December 31, 2005 had approximately $300,000 of marketable securities held for trading. Additionally, in December 2005, the Company issued warrants to a note holder to purchase 4,000,000 shares of its common stock at price of $1.09 per share, which the noteholder has agreed to convert at the rate of at least 5% per calendar month (200,000 warrants for $218,000) once the related registration statement is declared effective (see Note 9). The Company anticipates that the registration statement will be declared effective by mid 2006. To date, the Company has received $10,000 as an advance toward the future exercise of the warrants. The Company also continues to raise funds through the sale of its common stock through private offerings which management expects to continue in 2006, and the Company continues its attempt to develop its technologies for commercial application. Management believes that these sources of funds and current liquid assets will allow the Company to continue as a going concern through the end of 2006. Management of the Company will need to raise additional debt and/or equity capital to finance future activities beyond 2006. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations. In light of these circumstances, substantial doubt exists about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts and transactions of Material Technologies, Inc. and its subsidiaries. Intercompany transactions and balances have been eliminated in consolidation. The minority owners’ interests in a subsidiary have been reflected as minority interest in the accompanying consolidated balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the fair value of marketable and non-marketable securities, the recoverability of long-lived assets and the amount of the deferred tax valuation allowance. Accordingly, actual results could differ from those estimates.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash equivalents to include highly liquid investments with original maturities of three months or less.

Investments

Marketable securities purchased with the intent of selling them in the near term are classified as trading securities. Trading securities are initially recorded at cost and are adjusted to their fair value, with the change in fair value during the period included in earnings as unrealized gains or losses. Realized gains or losses on dispositions are based upon the net proceeds and the adjusted book value of the securities sold, using the specific identification method, and are recorded as realized gains or losses in the consolidated statements of operations. Marketable securities that are not classified as trading securities are classified as available-for-sale securities. Available-for-sale securities are initially recorded at cost. Available-for-sale securities with quoted market prices are adjusted to their fair value. Any change in fair value during the period is excluded from earnings and recorded, net of tax, as a component of accumulated other comprehensive income (loss). Any decline in value of available-for-sale securities below cost that is considered to be “other than temporary” is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment loss.

Non-marketable securities consist of equity securities for which there are no quoted market prices. Such investments are initially recorded at their cost. In the case of non-marketable securities acquired with the Company’s common stock, the Company values the securities at a significant discount to the stated per share cost based upon the Company’s historical experience with similar transactions as to the amount ultimately realized from the sale of the shares. For the investment in Birchington shares (see Note 3), the Company has applied an 80% discount to the stated per share cost. At such time as quoted market prices become available, the net cost basis of these securities will be reclassified to the appropriate category of marketable securities. Until that time, the securities will be recorded at their net cost basis, subject to an impairment analysis (see below). At December 31, 2005, the Company did not recognize any impairment of its non-marketable securities because there have been no identified events or changes in circumstances that may have a significant adverse effect on the fair value of the investment, and the Company determined that it is not practicable to estimate the fair value of the investment.

In connection with the Birchington securities, the Company has placed in escrow, for a period of one year from the closing date of each transaction, a total of 3,555,000 shares of its own common stock. If at the expiration of the one-year period, the market price of the Company’s common stock is below the Closing Price, as defined in the Birchington Agreements, the Company is required to sell to Birchington, at a price of $0.01 per share, a portion of the shares held in escrow determined by the formula specified in the Birchington Agreements. The Company bifurcates the fair value of the shares it would be required to sell to Birchington at December 31, 2005, if such requirement existed, and has reflected the resulting amount in current liabilities in the accompanying consolidated balance sheet.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In accordance with the guidance of EITF 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” the Company assesses any decline in value of available-for-sale securities and non-marketable securities below cost as to whether such decline is “other than temporary.” If a decline is determined to be “other than temporary,” the decline is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment write down of the investment. Since the Company does not reasonably foresee the price of its common stock increasing above its year end closing price by the time the Langley shares are released from escrow, the Company has recognized an “other-than-temporary” impairment charge of $1,918,587 as of December 31, 2005, representing the value of Langley shares the Company would be required to offer for sale back to Langley at a nominal price. During the year ended December 31, 2004, the Company recognized an “other than temporary” impairment charge (related to the decline in market value of the Langley shares) on its available-for-sale investments totaling $4,284,760.

Receivable Due on Research Contract

Accounts receivable are reported at the customers’ outstanding balances less any allowance for doubtful accounts. The Company does not accrue interest on overdue accounts receivable.

The allowance for doubtful accounts is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. As of December 31, 2005, management believes all accounts receivable are collectible. Accordingly, no allowance for doubtful accounts is included in the accompanying consolidated balance sheet.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment using the straight-line method over the following estimated useful lives:

         Machinery                                  5 years
         Computer equipment               3-5 years
         Office equipment                        5 years

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets

Intangible assets consist of patents, license agreements and website design costs and are recorded at cost. Patents and license agreements are amortized over 17 years and website design costs are amortized over five years.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “ Accounting for the Impairment or Disposal of Long-Lived Assets .” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of December 31, 2005, the Company does not believe there has been any impairment of its long-lived assets.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “ Accounting for Income Taxes .” Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5 (“EITF 98-05”), “ Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio ,” and EITF Issue No. 00-27, “ Application of EITF Issue No. 98-5 to Certain Convertible Instruments .” In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Derivative Financial Instruments

In the case of non-conventional convertible debt, the Company bifurcates its embedded derivative instruments and records them under the provisions of SFAS No. 133, “ Accounting for Derivative Instruments and Hedging Activities,” as amended, and EITF Issue No. 00-19, “ Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. ”  The Company’s derivative financial instruments consist of embedded derivatives related to the non-conventional notes (“Notes”) entered into with Golden Gate Investors (“GGI”) on December 16, 2005 (see Note 9).    These embedded derivatives include the conversion feature, liquidated damages related to registration rights and default provisions.  The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of the agreement ($5,917,188 recorded as interest expense and $40,000 recorded as debt discount) and at fair value as of each subsequent balance sheet date.  Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date.  If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge.  If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.  Derivatives were valued primarily using the Black-Scholes Option Pricing Model with the following assumptions: dividend yield of 0%, annual volatility of 185%, and risk free interest rate of 4.3%.  As the Notes were entered into near the end of the year, the value of the related derivative liabilities were not substantially different from the values derived at December 16, 2005.  Hence the Company did not record any changes in fair value as of December 31, 2005.  The derivatives are classified as long-term liabilities.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, accrued expenses, notes payable, convertible debentures and derivative and warrant liabilities. Pursuant to SFAS No. 107, “ Disclosures About Fair Value of Financial Instruments ,” the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company cannot determine the estimated fair value of the convertible debentures as instruments similar to the convertible debentures could not be found. Other than these items, the Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “ Revenue Recognition in Financial Statements ,” as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is probable. Sales are recorded net of sales discounts.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Substantially all of the Company’s revenue is derived from the Company’s contracts relating to the further development of the Electrochemical Fatigue Sensor (“EFS”). Revenue on the contracts is recognized at the time services are rendered. The Company bills monthly for services pursuant to these contracts at which time revenue is recognized for the period that the respective invoice relates. In October 2003, the Company entered into a contract to provide research services to a third party in connection with the application of the Company’s EFS to detect stress on military vehicles. The contract has an approved budget of $215,281. The balance due the Company on this contract at December 31, 2005 amounted to $70,825. This gross amount includes out-of pocket expenses relating to third party engineering and other related costs.

In the past, the Company has received research and development funding from various agencies of the U.S. government. U.S. government contracts are subject to government audits. Such audits could lead to inquiries from the government regarding the allowability of costs under U.S. government regulations and potential adjustments of contract revenues. To date, the Company has not been involved in any such audits.

Research and Development

The Company expenses research and development costs as incurred.

Net Loss per Share

The Company adopted the provisions of SFAS No. 128, “ Earnings Per Share ” (“EPS”). SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic EPS includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity. For the years ended December 31, 2005 and 2004, basic and diluted loss per share are the same, since the calculation of diluted per share amounts would result in an anti-dilutive calculation that is not permitted and therefore not included. If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of 180,800,861 and 144,246,012, in 2005 and 2004, respectively. Such amounts include shares potentially issuable pursuant to shares held in escrow (see Note 12), convertible debentures (see Note 9), and outstanding “in-the-money” options and warrants (see Note 14).

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued. In certain instances, the Company has discounted the values assigned to the issued shares for illiquidity and/or restrictions on resale (see Note 12).

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, " Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services " and EITF 00-18, " Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees ." The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company recorded the fair value of the common stock issued for future consulting services as prepaid services in its consolidated balance sheet (see Note 4).

Stock-Based Compensation

The Company accounts for stock-based compensation under SFAS No. 123, “ Accounting for Stock-Based Compensation ” and SFAS No. 148, “ Accounting for Stock-Based Compensation—Transition and Disclosure—An amendment to SFAS No. 123 .” These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123 and 148, the cost of stock-based employee compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount an employee must pay to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. During the years ended December 31, 2005 and 2004, the Company recognized no compensation expense under SFAS No. 123 as no options were issued to employees.

Concentrations of Credit Risk

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. From time to time, the Company’s cash balances exceed the amount insured by the FDIC. Management believes the risk of loss of cash balances in excess of the insured limit to be low.

The Company’s 2005 revenues were generated from one customer and its 2004 revenues were generated by two customers.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Reclassifications

Certain amounts in the December 31, 2004 financial statements have been reclassified to conform to the December 31, 2005 presentation. Such reclassification had no effect on net loss as previously reported.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 154 “ Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement 3. ” This statement replaces Accounting Principles Board (“APB”) Opinion No. 20 (“APB No. 20”), Accounting Changes , and SFAS No. 3, “ Reporting Accounting Changes in Interim Financial Reporting .” APB No. 20 required that most voluntary changes in an accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS No. 154 generally requires retrospective application to prior period’s financial statements of changes in accounting principle. SFAS No. 154 is effective in the first reporting period beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s consolidated financial condition or results of operations.

In December 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 46R, “ Consolidation of Variable Interest Entities .” This statement requires that the assets, liabilities and results of the activities of variable interest entities be consolidated into the financial statements of the company that has a controlling financial interest. It also provides the framework for determining whether an entity should be consolidated based on voting interest or significant financial support provided to it. In general, for all entities that were previously considered special purpose entities, FIN 46R should be applied in periods ending after December 15, 2003. Otherwise, FIN 46R is applicable to all public entities for periods ending after March 15, 2004. The adoption of FIN 46R did not have a material impact on the Company’s consolidated financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, “ Exchanges of Non-Monetary Assets, an amendment of APB Opinion 29, Accounting for Non-Monetary Transactions .” The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The Company adopted this statement on January 1, 2005. The adoption of the statement did not cause a significant change in the current manner in which the Company accounts for its exchanges of non-monetary assets.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The FASB has issued SFAS No. 123R, “ Share-Based Payment .” The new rule requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. This statement precludes the recognition of compensation expense under APB Opinion No. 25’s intrinsic value method. Public entities will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. Since the Company has been accounting for its share-based compensation under SFAS No. 123, management believes SFAS No. 123R should not have a significant impact on the way it accounts for its stock-based compensation.

NOTE 3 - INVESTMENTS

Langley

On October 1, 2004, the Company consummated a Stock Purchase Agreement (the “Langley Agreement”) with Langley Park Investments, PLC (“Langley”), a corporation organized under the laws of England and Wales. The Langley shares are traded on the London Stock Exchange (“LSE”). Pursuant to the Langley Agreement, the Company issued 8,666,666 shares of its common stock in exchange for 7,158,590 shares of Langley common stock. The number of Langley shares issued was based on the Company’s shares having a value of $1.50 per share and the Langley shares having a value of one British Pound Sterling per share and the conversion rate of the British Pound Sterling to the U.S. Dollar in effect as of the close of business on the day preceding the closing date. The Company initially recorded the Langley shares at $12,973,513. This amount was determined by multiplying the number of Langley shares issued by the market value of the Langley shares of one British Pound Sterling and the applicable exchange rate. The Langley Agreement further provides that of the Langley shares purchased, one half of the shares (3,579,295) are immediately saleable and the remaining half, to which the Company has legal title, will be held in an escrow account for a period of two years. For financial reporting purposes, the Company considers the 3,579,295 shares held in escrow as shares available for sale.
If, at the end of the two-year period, the shares of the Company do not have a market price greater than or equal to the Company’s original closing price, as defined in the Langley Agreement, the Company will be required to sell back some or all of its Langley shares held in escrow at a nominal price, based on a formula as defined in the Langley Agreement. However, if at the end of the two-year period, the market value of the Company’s common stock exceeds the closing price, the Langley shares will be released from escrow.

During the year ended December 31, 2004, the Company sold 2,579,295 of its Langley trading shares for net proceeds of $1,005,606 and recognized a loss on these sales of $3,668,850, which was charged to operations. The Company determined that $4,284,760 of the decline in the value of available-for-sale investments in 2004 was other than temporary and therefore, included the decline in 2004 operations as an impairment charge. The Company charged the remaining $1,167,616 decline in market value of the Langley trading shares that was considered temporary at December 31, 2004 to other comprehensive loss.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 3 - INVESTMENTS, continued

In 2005, the Company sold its remaining currently saleable shares for $285,516 and recognized a loss from the sale totaling $3,474.  At December 31, 2005, the Company’s common stock closing price was less than the closing price.  Based upon the formula in the Langley Agreement, the Company would be obligated to offer to sell back approximately 3,100,000 of the escrow shares to Langley at a nominal price.  The Company does not reasonably foresee the price of its common stock increasing above its December 31, 2005 closing price by the end of the two-year period (October 1, 2006).  Therefore, the Company has recognized an “other-than-temporary” impairment of $1,918,587 during the year ended December 31, 2005.  The unrealized loss balance of $121,217 at December 31, 2005 relates to the temporary decline in the market value of the Langley shares.

Birchington

In 2005, the Company entered into two agreements (the “Birchington Agreements”) with Birchington Investments Limited (“Birchington”), a corporation organized under the laws of the British Virgin Islands. The Birchington shares are listed, but not yet traded, on the Dublin Stock Exchange. On April 7, 2005, the Company entered into an agreement (the “April Birchington Agreement”) to purchase 8,307,000 shares of Birchington for 5,850,000 shares of its common stock. Additionally, the Company reserved 1,755,000 shares of its common stock in escrow (reflected as issued but not outstanding at December 31, 2005 - see Note 12) as downside price protection, as defined in the April Birchington Agreement.

On September 27, 2005, the Company entered into another agreement (the “September Birchington Agreement”) to purchase 9,606,000 shares of Birchington common stock for 6,000,000 shares of its common stock. Additionally, the Company reserved 1,800,000 shares of its common stock in escrow (reflected as issued but not outstanding at December 31, 2005 - see Note 12) as downside price protection, as defined in the September Birchington Agreement.

The Company shares are restricted from sale by Birchington for a period of one year. If the price of the Company’s common stock is below the closing price (as defined) on the anniversary of the closing date of these transactions, then Birchington shall be entitled to purchase out of escrow a percentage of the escrowed shares equal to the percentage of such decline for a price of $0.01 per share. Any shares remaining in escrow will then be returned to the Company. Based on the Company’s closing price at December 31, 2005, Birchington would be entitled to purchase 3,082,817 shares out of escrow, if the requirement existed at December 31, 2005. The Company has bifurcated the downside price protection feature of the Birchington Agreements and has valued this feature at its fair value, totaling $585,735 at December 31, 2005. This value is recorded as investments derivative liability in current liabilities in the accompanying consolidated balance sheet, and will be marked to market each reporting period.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 3 - INVESTMENTS, continued

The Company valued the original purchase of the Birchington common shares at $0.20 per share, an 80% discount to the stated value of $1.00 per share. The per share price was determined by the Company based upon the current non-marketability of the Birchington shares and its experience with similar transactions in the past. The Company has reviewed the recorded value of the Birchington shares for impairment as of December 31, 2005, pursuant to EITF 03-1. The Company does not believe that there has been any permanent impairment to the value of the Birchington shares as of December 31, 2005.

In connection with the Birchington Agreements, the Company issued 1,185,000 shares of its common stock to consultants. These shares were reflected as a dilution to the value per share recorded by the Company in the Birchington transactions.

Mutual Fund

As of December 31, 2005, the Company’s investment in an open-end mutual fund approximated its cost of $302,841. The Company considers its investment in this account as being held for trading. During the year ended December 31, 2005, the Company sold $1,304,062 of this investment and recognized a net loss on the transactions totaling $115, which was charged to operations.
Investments as of December 31, 2005 are as follows:

	Adjusted	Unrealized	Fair
	Cost	Loss	Value
Marketable trading securities	$302,841	$-	$302,841
Marketable available-for-sale securities:
Langley	$283,410	$(121,217)	$162,193
Non-marketable securities:
Birchington	$3,582,600	$-	$3,582,600

NOTE 4 - PREPAID SERVICES

In August 2005, the Company entered into an agreement with a consultant. The agreement has a one-year term and provides for compensation of 250,000 nonforfeitable shares of the Company’s common stock. These shares were valued at their quoted market price at the date of issuance totaling $525,000. As of December 31, 2005, $306,250 of the unamortized compensation cost was included in prepaid services in the accompanying consolidated balance sheet and $218,750 of amortized compensation cost was included in general and administrative expenses in the accompanying consolidated statement of operations.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 5 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2005:

Office and computer equipment	$24,818
Manufacturing equipment	132,273
157,091
Less accumulated depreciation	(146,191)
$10,900

Depreciation charged to operations was $6,536 and $6,464, for 2005 and 2004, respectively. The Company's equipment has been pledged as collateral on the agreement with Advanced Technology Center (see Note 11).

NOTE 6 - INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2005:

	Period of Amortization
Patent costs	17 years	$28,494
License agreement (see Note 7)	17 years	6,250
Website	5 years	5,200
		39,944
Less accumulated amortization		(34,172)
		$5,772

Amortization charged to operations for 2005 and 2004 was $2,116, and $2,116, respectively.

Future aggregate amortization of intangible assets is as follows:

2006	$1,856
2007	1,076
2008	1,076
2009	1,076
2010	688

$5,772

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 7 - LICENSE AGREEMENT

The Company has entered into a license agreement with the University of Pennsylvania (the “University”) for the development and marketing of EFS. EFS is designed to measure electrochemically the state of fatigue damage in a metal structural member. The Company is in the final stage of developing EFS.

Under the terms of the agreement, the Company issued to the University 13 shares of its common stock, and a 5% royalty on sales of the product. The Company valued the license agreement at $6,250. The license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement. The Company is amortizing the license over 17 years.

In addition to the license agreement, the Company also agreed to sponsor the development of EFS. Under the sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately $200,000, to be paid in 18 monthly installments of $11,112. Under the agreement, the Company reimbursed the University $10,000 in 1996 for the cost it incurred in the procurement and maintenance of its patents on EFS.

The Company and the University agreed to modify the terms of the license and sponsorship agreements and related obligation. The modification of the license agreement increased the University's royalty to 7% of the sale of related products and provided for the issuance of additional shares of the Company's common stock to equal 5% of the outstanding stock of the Company as of the effective date of the modification, subject to anti-dilution adjustments. The modification of the sponsorship agreement included paying the University 30% of any amounts raised by the Company in excess of $150,000 (excluding amounts received on government grants or contracts) up to the amount owing to the University.

The parties agreed that the balance owed on the sponsorship agreement was $200,000 and commencing September 30, 1997, the balance accrued compound interest at a rate of 1.5% per month (19.6% effective annual rate) until maturity on December 16, 2001, when the loan balance and accrued interest became fully due and payable.

In August 2005, the parties entered into an agreement (the “Workout Agreement”) that again modified the terms of the Company’s obligation under the sponsorship agreement. Pursuant to the Workout Agreement, retroactive to January 1, 2005, interest will be charged only on the December 31, 2004 balance of $760,831 (“Remaining Obligation”) at a monthly rate of 0.5% simple interest. The Company is obligated to pay $25,000 annually due on the anniversary date of the Workout Agreement. Further, the Company is also obligated to pay within ten days following the filing of the Company’s Forms 10-Q or 10-K an amount equal to 10% of the Company’s net income before extraordinary items and income taxes as reflected in the quarterly and annual filings. Under the revised terms of the Workout Agreement, Mr. Bernstein’s, the Company’s president, annual cash salary is capped at $250,000. The Company agreed to pay the University an amount equal to any cash salary paid to Mr. Bernstein in excess of the $250,000, which will be credited against the Remaining Obligation. In accordance with the terms of the Workout

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 7 - LICENSE AGREEMENT, continued

Agreement, the Company issued 4,552,000 shares of its common stock to the University in September 2005, representing 5.25% of the Company's outstanding shares as of the date of the Workout Agreement. The University cannot sell the shares for 18 months. The Company valued the shares at $7,738,400, which was charged to operations to other expense as a modification of its research and development sponsorship agreement. The shares were valued at their quoted market price on the date of issuance less a 15% discount for the sales restriction.
Interest expense charged to operations for the years ended December 31, 2005 and 2004 amounted to $45,354 and $122,828, respectively. The balance of the obligation (including accrued interest) at December 31, 2005 was $781,185 and is reflected in research and development sponsorship payable in the accompanying consolidated balance sheet. The current portion represents the minimum annual payment under the Workout Agreement, while the remaining balance is reflected as non-current as the Company does not expect to be required to make additional payments during 2006.

NOTE 8 - NOTES PAYABLE

On May 27, 1994, the Company borrowed $25,000 from a shareholder. The loan is evidenced by a promissory note bearing interest at 6.5 percent. The note is secured by the Company’s patents and matured on May 31, 2002. The loan has not been paid and is now in default. As additional consideration for the loan, the Company granted to the shareholder a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in EFS (see Note 11). The balance due on this loan as of December 31, 2005 was $53,515. Interest charged to operations for both 2005 and 2004 was $1,623.

In October 1996, the Company borrowed $25,000 from an unrelated third party. The loan bears interest at an annual rate of 11% and matured on October 15, 2000. The Company issued warrants to the lender for the purchase of 25 shares of the Company’s common stock at a price of $1.00 per share. The loan balance as of December 31, 2005 was $25,000. Interest charged to operations on this loan was $2,750 in both 2005 and 2004. The Company did not pay any principal amounts due on this note when it matured on October 15, 2000 and the note is in default. In 2004, the Company issued the note holder 25,000 shares of its common stock as additional compensation for the failure to pay off the indebtedness. The shares are subject to a three-year lockup agreement and were valued at $59,500 and charged to interest expense (see Note 11).

On April 28, 2003, the Company borrowed $10,000 from an unrelated third party. The loan is unsecured, non-interest bearing and due on demand.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 9 - CONVERTIBLE DEBENTURES

Palisades

On September 23, 2003, the Company entered into a Class A Secured Convertible Debenture (the “Debentures”) with Palisades Capital, LLC or its registered assigns (“Palisades”), pursuant to which Palisades agreed to loan the Company up to $1,500,000. On December 1, 2003, after Palisades had funded $240,000 of the original Debentures, the Company entered into additional Class A Secured Convertible Debentures with two additional investors, pursuant to which such investors would loan the Company up to $650,000 each, and the Company agreed that Palisades would not make additional advances under the Debentures. At December 31, 2005, the Company has received a total of $1,125,000 under the Debentures.

Under the Debentures, each holder has the option to convert the principal amount of all monies loaned under the Debentures, together with accrued interest, into common stock of the Company at the lesser of (i) 50% of the average ten closing prices for the Company’s common stock for the ten days immediately preceding the conversion date or (ii) $0.10 (the lesser of the two being referred to as the “Conversion Price.”) In addition, the Debentures provide that in the event the conversion price is less than $0.10 per share when the holder elects to convert, the Company would have the right, at any time during the 75 days following the date of the holder’s notice of conversion, to prepay all or a portion of the Debentures that have been requested to be converted and the Company would therefore not be required to issue the conversion shares.

Since the Debentures allow the holders to convert the outstanding principal amount into shares of the Company’s common stock at a discount to fair value, the Company recorded the fair value of the conversion feature of $1,125,000 in 2004. The amount was recorded as a debt discount and is being amortized as interest expense over the life of the Debentures. Total interest expense related to the amortization of the discount was $399,420 and $326,161 for the years ended December 31, 2005 and 2004, respectively. There was no change in the fair value of the conversion feature (included in derivative liabilities) during 2005 and 2004.

The Company’s president entered into a voting agreement and irrevocable proxy, which provides that as of September 23, 2006, if an event of default (as defined in the Debentures) continues for a period of not less than 30 days, all Class B common stock which Mr. Bernstein owns of record, or becomes the owner of record in the future will be voted in accordance with the direction of a third party named in the Debentures (an affiliate of Palisades) or his designated successor. This loss of Mr. Bernstein’s voting rights would affect a change in the voting control of the Company.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 9 - CONVERTIBLE DEBENTURES, continued

The Debentures bear interest at an annual rate of 10%, are secured by substantially all assets of the Company and mature on September 23, 2006, when all principal and accrued interest becomes payable. Advances to the Company totaled $0 and $785,000 during the years ended December 31, 2005, and 2004, respectively. The balance of the Debentures, including accrued interest, at December 31, 2005 was $951,043 (net of unamortized discount of $399,420). Interest expense on the Debentures, excluding amortization of the discount, was $127,010 and $93,119 during the years ended December 31, 2005 and 2004, respectively.

GGI

To obtain funding for ongoing operations, the Company entered into a Securities Purchase Agreement (the “SPA”) and various amendments to the SPA with Golden Gate Investors, Inc. (“GGI”) on December 16, 2005 for the sale of (i) $40,000 in unsecured convertible debentures (the “Notes”) and (ii) warrants to purchase 4,000,000 shares of the Company’s common stock.

The Notes bear interest at 5.25% per annum, mature three years from the date of issuance and are convertible into the number of shares of the Company’s common stock equal to the dollar amount of the Notes being converted multiplied by 110, less the product of the conversion formula multiplied by 100 times the dollar amount of the Notes being converted, which is divided by the conversion formula. The conversion formula is the lesser of (i) $0.70, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion. Accordingly, there is no limit on the number of shares into which the Notes may be converted. The Company has agreed to register the shares that may be issued upon conversion of the Notes and exercise of the related warrants.

Beginning in the first full calendar month after the registration statement is declared effective, GGI has agreed to convert at least 5%, but no more than 10% of the face value of the Notes into shares of the Company’s common stock. If GGI converts more than 5% of the Notes in any calendar month, the excess over 5% shall be credited against the subsequent month’s minimum conversion amount. If GGI fails to convert at least 5% of the face amount of the Notes in any given calendar month, GGI will not be entitled to collect interest on the Notes for that month. If the volume weighted average price of the Company’s common stock is below $0.20, the Company shall have the right to prepay that portion of the Notes that GGI is required to convert, plus any accrued but unpaid interest at 130% of such amount. If at any time during the calendar month, the volume weighted average price is below $0.10, GGI shall not be obligated to convert any portion of the Notes during that month.

Beginning in the first full month after the registration statement is declared effective, GGI has agreed to exercise at least 5%, but no more than 10%, of the warrants per calendar month at an exercise price of $1.09 per share. If GGI exercises more than 5% of warrants in any calendar month, the excess over 5% shall be credited against the subsequent month’s minimum exercise amount. If GGI fails to exercise at least 5% of the warrants in any given calendar month, GGI will not be entitled to collect interest on the Notes for that month. The warrants are exercisable through the maturity date of December 16, 2008.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 9 - CONVERTIBLE DEBENTURES, continued

At any time prior to the registration statement being declared effective, GGI may demand repayment of 130% of the principal amount of the Notes, plus all accrued and unpaid interest thereon, in cash within 10 days of such demand. Additionally, the Company will be required to issue and pay to GGI 50,000 shares of common stock and $15,000 in cash for each 30-day period, or portion thereof, that the Registration Statement is not effective. The cash payment increases to $20,000 for each 30-day period, or portion thereof, after the first 90-day period.

The full principal amount of the Notes is due upon a default under the terms of the agreement. The Company plans to file a registration statement within 60 days of closing, which will include the common stock underlying the Notes and the warrants. If the registration statement is not declared effective within 120 days from the date of filing, the Company will be required to pay a penalty to GGI (see above). In the event the Company breaches any representation or warranty in the SPA, the Company is required to pay in cash, 130% of the then outstanding principal balance of the Notes, plus accrued and unpaid interest.

For a period of one year after the effective date of the SPA, GGI has agreed to restrict their ability to convert their Notes or exercise their warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

The Notes include certain features that are considered embedded derivative financial instruments, such as the conversion feature, events of default and a variable liquidated damages clause. These features are described below, as follows:

• The Notes’ conversion feature is identified as an embedded derivative and has been bifurcated and recorded on the Company’s balance sheet at its fair value;

• The SPA includes a penalty provision based on any failure to meet registration requirements for shares issuable under the conversion of the Notes or exercise of the warrants, which represents an embedded derivative, but such derivative has a de minimus value and has not been recorded in the accompanying consolidated financial statements; and

• The SPA contains certain events of default including not having adequate shares registered to effectuate allowable conversions; in that event, the Company is required to pay a conversion default payment at 130% of the then outstanding principal balance on the Notes, which is identified as an embedded derivative, but such derivative has a de minimus value and has not been recorded in the accompanying consolidated financial statements.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 9 - CONVERTIBLE DEBENTURES, continued

In conjunction with the Notes, the Company issued warrants to purchase 4,000,000 shares of common stock. The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the agreement, which totaled $326,600.

The initial fair value assigned to the embedded derivatives and warrants was $5,957,188.  The Company recorded the first $40,000 of fair value of the derivatives and warrants to debt discount (equal to the total proceeds received as of December 31, 2005), which will be amortized to interest expense over the term of the Notes.  No amortization was recorded for the year ended December 31, 2005.  The remaining balance of $5,917,188 was recorded as interest expense for the year ended December 31, 2005.

The market price of the Company’s common stock significantly impacts the extent to which the Company may be required or may be permitted to convert the unrestricted and restricted portions of the Notes into shares of the Company’s common stock. The lower the market price of the Company’s common stock at the respective times of conversion, the more shares the Company will need to issue to convert the principal and interest payments then due on the Notes. If the market price of the Company’s common stock falls below certain thresholds, the Company will be unable to convert any such repayments of principal and interest into equity, and the Company will be forced to make such repayments in cash. The Company’s operations could be materially adversely impacted if the Company is forced to make repeated cash payments on the Notes.

Future minimum principal payments are as follows under the Debentures and Notes for the years ending December 31:

2006	$1,350,463
2007	-
2008	40,000
$1,390,463

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 10 - INCOME TAXES

The provision for income taxes consists of the following for the years ended December 31:

	2005	2004

Current:
Federal	$-	$-
State	800	800
	800	800
Deferred:
Federal	7,055,000	7,944,000
State	1,245,000	2,254,000
Less change in valuation allowance	(8,300,000)	(10,198,000)
-		-
	$800	$800

Deferred income taxes are provided for the tax effects of temporary differences in the reporting of income for financial statement and income tax reporting purposes and arise principally from net operating loss carryforwards and unrealized and “other than temporary” losses on marketable securities.

The components of the net deferred tax asset as of December 31, 2005 are as follows:

Deferred tax asset	$24,249,000
Less valuation allowance	(24,249,000)
$-

The Company’s effective tax rate differs from the federal and state statutory rates due to warrant and derivative deductions not being deductible for income tax purposes and the valuation allowance recorded for the deferred tax asset due to unused net operating loss carryforwards. An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

As of December 31, 2005, the Company has available net operating loss carryforwards of approximately $47,000,000 for federal and state purposes which expire in various years through 2025 and 2019 for federal and California purposes, respectively. The Company’s use of its net operating losses may be restricted in future years due to the limitations pursuant to IRC Section 382 on changes in ownership.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Royalties

On December 24, 1985, to provide funding for research and development of the Fatigue Fuse, the Company entered into various agreements with the Tensiodyne 1985-I R & D Partnership (the “Partnership.”) These agreements were amended on October 9, 1989, and under the revised terms, obligated the Company to pay the Partnership a royalty of 10% of future gross sales. The Company's obligation to the Partnership is limited to the capital contributed to it by its partners of approximately $912,500 plus accrued interest.

On August 30, 1986, the Company entered into a funding agreement with the Advanced Technology Center (“ATC”), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicense revenue. The royalty is limited to the $45,000 plus an 11% annual rate of return. At December 31, 2005, the future royalty commitment is approximately $344,000. The payment of future royalties is secured by equipment used by the Company in the development of technology as specified in the funding agreement.

On May 4, 1987, the Company entered into another funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicense revenues. The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years. At December 31, 2005, the total future royalty commitments, including the accumulated 26% annual rate of return, were approximately $6,142,000. If the Company defaults on the agreement, then the obligation relating to this agreement becomes secured by the Company's patents, products, and accounts receivable that are related to the technology developed with the funding.

In 1994, the Company issued to Variety Investments, Ltd. of Vancouver, Canada ("Variety") a 22.5% royalty interest on the Fatigue Fuse in consideration for the cash advances made to the Company by Variety. In December 1996, in exchange for the Company issuing 250 shares of its common stock to Variety, Variety reduced its royalty interest to 20%. In 1998, in exchange for the Company issuing 733 shares of its common stock to Variety, Variety reduced its royalty interest to 5%.

As discussed in Note 8, the Company granted a 1% royalty interest in the Company's Fatigue Fuse and a 0.5% royalty interest in EFS to a shareholder as partial consideration on a $25,000 loan made by the shareholder to the Company.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 11 - COMMITMENTS AND CONTINGENCIES, continued

A summary of royalty interests that the Company has granted and are outstanding as of December 31, 2005 follows:

	Fatigue Fuse	EFS
Tensiodyne 1985-1 R&D Partnership	10.00% *	-
Advanced Technology Center:
Future gross sales	6.00% *	-
Sublicensing fees	12.00% **	-
Variety Investments, Ltd.	5.00%	-
University of Pennsylvania (see Note 7)
Net sales of licensed products	-	7.00%
Net sales of services	-	2.50%
Shareholder	1.00%	0.50%

*     Royalties limited to specific rates of return as discussed above.
**   The Company granted 12% royalties on sales from sublicense. These royalties are also limited to specific rates of return as discussed above.

Through December 31, 2005, the Company owes no royalties under any agreements, as sales of the products have not yet begun.

Operating Leases

The Company leases its existing office on a month-to-month basis. Rental expense charged to operations for the years ended December 31, 2005 and 2004 was $28,176 and $28,171, respectively, which consisted solely of minimum rental payments.

Litigation

In July 2002, the Company settled its pending lawsuit related to a contract dispute with Mr. Stephen Beck. Mr. Beck has recently contacted the Company concerning an alleged breach of the above settlement. No lawsuit has been filed and negotiations regarding these matters are ongoing.

The Company has been named as a defendant in a lawsuit alleging breach of contract due to the Company’s failure to pay certain amounts due to a consultant for services. The Company asserts that the contract was unenforceable due to a number of factors. The lawsuit is in the early stages and no discovery has yet occurred. Legal counsel has advised the Company that it is premature to estimate the outcome or the range of damages that may occur if the case is not settled in the Company’s favor.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 11 - COMMITMENTS AND CONTINGENCIES, continued

In the ordinary course of business, The Company may be from time to time involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, matters currently pending or threatened against us are not expected to have a material adverse effect on the Company’s financial position or results of operations.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company’s officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. They also include indemnities made to the holders of the convertible debentures and the sellers of investments in securities. The duration of these indemnities and guarantees varies, and in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company would be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 12 - STOCKHOLDERS' DEFICIT

Class A Preferred Stock

The holders of the Class A convertible preferred stock have a liquidation preference of $720 per share. Such amounts shall be paid on all outstanding Class A preferred shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the shares as to dividends or assets.

These shares are convertible to shares of the Company's common stock at a conversion price of $0.72 ("initial conversion price") per share of Class A preferred stock that will be adjusted depending upon the occurrence of certain events. The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote. The holders of these shares shall participate in all dividends declared and paid with respect to the common stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 12 - STOCKHOLDERS' DEFICIT, continued

Class B Preferred Stock

The Company has designated 15 shares of Class B preferred stock, of which no shares have been issued.  The holders of Class B preferred shares are entitled to a liquidation preference of $10,000 per share.  Such amounts shall be paid on all outstanding Class B preferred shares before any payment shall be made or any assets distributed to the holders of common stock or of any other stock of any series or class junior to the shares as to dividends or assets, but junior to Class A preferred shareholders.  Holders of Class B preferred shares are not entitled to any liquidation distributions in excess of $10,000 per share.

The shares are redeemable by the holder or the Company at $10,000 per share. The holders of these shares shall have the right to vote at one vote per Class B preferred share and shall participate in all common stock dividends declared and paid according to a formula as defined in the series designation.

Class C Preferred Stock

Each shareholder of Class C preferred stock is entitled to receive a cumulative dividend of 8% per annum for a period of two years. Dividends do not accrue or are payable except out of earnings before interest, taxes, depreciation and amortization. At December 31, 2005, no dividends are payable to Class C preferred shareholders. Holders of the Class C preferred stock are junior to holders of the Company’s Class A and B preferred stock, but hold a higher position than common shareholders in terms of liquidation rights. Holders of Class C preferred stock have no voting rights. Holders of Class C preferred stock have the right to convert their shares to common stock on a one-to-one basis.

The Company requires an approval of at least two-thirds of the holders of Class C preferred shareholders to alter or change their rights or privileges by way of a reverse stock split, reclassification, merger, consolidation or otherwise, so as to adversely affect the manner by which the shares of Class C preferred stock are converted into common shares.

During 2004, 2,700 shares of Class C preferred stock were converted into 2,700 shares of common stock.

Class D Preferred Stock

Holders of Class D preferred stock have a $0.001 liquidation preference, no voting rights and are junior to holders of all classes of preferred stock but senior to common shareholders in terms of liquidation rights. Class D preferred stockholders are entitled to dividends as declared by the Company’s Board of Directors, which have not been declared as of December 31, 2005. Each share of Class D preferred stock is convertible at the holder’s option into one share of the Company’s common stock.

During 2005, 500,000 shares of Class D preferred stock were converted into 500,000 shares of the Company’s common stock. During 2004, 3,520,000 shares of Class D preferred stock were converted into 3,520,000 shares of the Company’s common stock.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 12 - STOCKHOLDERS' DEFICIT, continued

Class A Common Stock

The holders of the Company's Class A common stock are entitled to one vote per share of common stock held. During the year ended December 31, 2005, the Company issued 718,500 shares of its common stock for cash proceeds of $161,550, received $10,000 for warrant subscriptions, cancelled 2,084 shares of its common stock for no consideration and repurchased 76,800 shares of its common stock in the public market for $26,136. These shares are being held in treasury for cancellation. During the year ended December 31, 2004, the Company issued 1,210,835 shares of its common stock for cash proceeds of $212,025 and repurchased 1,325 shares of its common stock in the public market for $3,194. These shares were cancelled in 2004.

In July 2005, the Company entered into a Regulation S stock purchase agreement (the “Ischian Agreement”) with Ischian Holdings, Ltd. (“Ischian”), a British Virgin Islands company. Pursuant to the Ischian Agreement, Ischian was able purchase up to 8.5 million shares of the Company’s common stock through November 2005 at a stated discount to the bid price of the Company’s common stock. The shares purchased under the terms of the Ischian Agreement have a one-year restriction on resale within the United States. A commission of 15 percent of the net proceeds from the sale of the Company’s common stock to Ischian, collectively, will be paid to two consultants. The Company sold to Ischian 1,580,130 shares of its common stock for cash proceeds of $153,689 during the year ended December 31, 2005.

From time to time, the Company issues its common shares and holds the shares in escrow on behalf of another party until consummation of certain transactions. The following is a reconciliation of shares issued and outstanding as of December 31, 2005:

Issued shares (including shares committed)	184,199,770
Less shares held in escrow:
Shares held in escrow as downside price protection on the investment in Birchington (see Note 3)	(3,555,000)
Shares held as collateral for contemplated debt financing	(40,000,000)
Other	(843)
(43,555,843)
Outstanding shares (including shares committed)	140,643,927

Class B Common Stock

The holders of the Company's Class B common stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company. However, the holders are entitled to 2,000 votes for each share of Class B common stock held.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 12 - STOCKHOLDERS' DEFICIT, continued

Common Shares Issued for Non Cash Consideration

The value assigned to shares issued for services were charged to operations in the period issued.

2005

On January 14, 2005, the Company issued 500,000 shares through the conversion of 500,000 shares of its Series D preferred stock. On February 7, 2005, the Company issued 400,000 shares for consulting services. These shares are subject to a 30-month lock-up agreement and were valued at $555,000. On March 11, 2005, the Company issued 75,750 shares for consulting services. These shares are subject to a two-year lock-up agreement and were valued at $90,000. On March 24, 2005, the Company issued 500,000 shares for consulting services. The shares are subject to a two-year lockup and were valued at $580,000.

On April 4, 2005 the Company issued 5,000 shares for consulting services.  These shares are subject to a two-year lock-up agreement and were valued at $4,800.  On April 13, 2005, the Company issued 50,000 shares to an employee for compensation.  These shares are subject to a two-year lock-up agreement and were valued at $54,000.  On April 20, 2005, the Company issued 10,000 shares of its common stock to a shareholder pursuant to an agreement whereby all Company shares held by him are locked up for one year.  The Company valued these shares at $11,700.  On April 26, 2005, the Company issued 125,000 shares for research consulting services.  These shares are subject to a two-year lock-up agreement and were valued at $130,000.  On May 17, 2005, the Company issued 5,850,000 shares of its common stock in exchange for 8,307,000 shares of common stock of Birchington (see Note 3).  These shares are subject to a one-year lock-up agreement and were valued at $1,661,400.  Additionally, the Company issued 885,000 shares to consultants in connection with the transaction (300,000 of which were issued for $300 in addition to services rendered), which were reflected as a reduction of the per share value of the Company shares issued.

On August 3, 2005, the Company issued 250,000 shares for prepaid consulting services valued at $525,000.  The value of the shares is being amortized to expense over the one-year term of the consulting agreement.  As of December 31, 2005, $306,250 is reflected as prepaid consulting in the accompanying consolidated balance sheet (see Note 4).  On September 14, 2005, the Company issued 4,552,000 shares to the University of Pennsylvania pursuant to the terms of the Workout Agreement (see Note 8).  The shares are subject to an 18-month sales restriction and were valued at $7,738,400.  On September 26, 2005, the Company issued its corporate secretary 200,000 shares for services and issued 700,000 shares to two directors for services rendered in connection with the Company’s research and development efforts.  The 900,000 shares are subject to a two-year sales restriction and have been valued at $1,080,000.  On September 27, 2005, the Company issued 6,000,000 shares in exchange for 9,606,000 shares of Birchington valued at $1,921,200 (see Note 3) and subject to a one-year sales restriction.  In addition, the Company also issued 600,000 shares to consultants in connection with the Birchington transaction, which were reflected as a reduction of the per share value of the Company shares issued.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 12 - STOCKHOLDERS' DEFICIT, continued

On October 4, 2005, the Company issued 50,000 shares of its common stock to a consultant valued at $67,500.  On October 4, 2005, the Company committed to issue 30,135,172 shares to warrant holders in connection with their cashless exercise of 31,000,000 warrants.  These shares were not issued until January 2006 (see Note 15), but are reflected as outstanding at December 31, 2005 as the Company was contractually committed to issue the shares.  On October 27, 2005, the Company issued 410,000 shares of its common stock to a consultant for public relations services valued at $123,000.  On October 28, 2005, the Company issued 86,000 shares of its common stock for legal services valued at $34,400.  On October 31, 2005, the Company issued 192,938 shares of its common stock to minority shareholders of one of its subsidiaries as compensation for the subsidiary’s on-going inactive status.  These shares were valued at $67,528.  On December 15, 2005 the Company issued 135,747 shares of its common stock for investor relations services to a consultant valued at $32,579.  On December 30, 2005, the Company issued 250,000 shares of its common stock for consulting services valued at $50,000.

2004

On January 7, 2004, the Company issued its administrative assistant 25,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $48,125. On February 11, 2004, the Company issued 250,000 shares of its common stock for the conversion of 500,000 shares of its Class D preferred stock. On February 12, 2004, the Company issued to two consultants a total of 550,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $1,135,750. On February 12, 2004, the Company issued its outside accountant 25,000 shares of its common stock as payment on past due invoices. These shares are subject to a three-year lockup agreement and were valued at the amount of indebtedness cancelled of $25,000. On March 8, 2004, the Company issued 200,000 shares of its common stock for the conversion of 200,000 shares of its Class D preferred stock. On March 16, 2004, the Company issued to a consultant 25,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $53,550. On March 26, 2004, the Company issued to a consultant 25,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $55,125.

On April 23, 2004, the Company issued 250,000 shares of its common stock for the conversion of 250,000 shares of its Class D preferred stock. On May 12, 2004, the Company issued 25,000 shares of its common stock to a note holder as additional consideration for its delay in paying off the principal balance owed (see Note 8). These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $59,500. On May 13, 2004, the Company issued 250,000 shares of its common stock for the conversion of 250,000 shares of its Class D preferred stock. On May 25, 2004, the Company issued to a consultant 10,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $24,150.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 12 - STOCKHOLDERS' DEFICIT, continued

On June 1, 2004, the Company issued 2,700 shares of its common stock for the conversion of 2,700 shares of its Class C preferred stock. On June 18, 2004, the Company issued to a consultant 120,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $285,600. On June 30, 2004, the Company issued an attorney 50,000 shares of its common stock as payment on past due invoices. The shares issued are subject to a three-year lockup agreement and were valued at the amount of indebtedness cancelled of $39,467. On June 30, 2004, the Company issued to a consultant 3,000 shares of its common stock for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $10,200. On July 27, 2004, the Company issued 1,000,000 of its common stock to Mr. William Berks, the Company’s vice-president, for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $2,380,000.

On July 27, 2004, the Company issued to a consultant 300 shares of its common stock for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $1,020. On August 9, 2004, the Company issued to a consultant 1,800 shares of its common stock for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $6,120. On August 16, 2004, the Company issued 1,000 shares of its common stock in connection with its Regulation S offering. These shares were valued at their quoted market price at date of issuance amounting to $3,400. On August 16, 2004, the Company issued three consultants a total of 599,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $1,341,760. On August 24, 2004, the Company issued to two consultants a total of 5,600 shares of its common stock for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $18,200. On September 2, 2004, the Company issued 7,500 shares of its common stock to Mr. William Berks, the Company’s vice-president, for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $24,000. On September 28, 2004, the Company issued a consultant 1,000 shares of its common stock for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $3,020.

On October 1, 2004, the Company issued 8,666,666 shares of its common stock in exchange for 7,158,590 shares of Langley. The shares issued were valued at the market price of the shares received of $12,973,513. On October 1, 2004, the Company issued to a consultant 36,923 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $78,572. On October 1, 2004, the Company issued to a consultant 1,000 shares of its common stock for services rendered. These shares were valued at their quoted market price at date of issuance amounting to $2,128. On October 6, 2004, the Company issued to a consultant 200,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $425,600. On October 13, 2004, the Company issued 2,570,000 shares of its common stock for the conversion of 2,570,000 shares of its Class D preferred stock.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 12 - STOCKHOLDERS' DEFICIT, continued

On October 15, 2004, the Company issued Joel Freedman, a director and corporate officer, 2,260,000 shares of its common stock for services rendered. These shares are subject to a two-year lockup agreement and were valued at 80% of their quoted market price at date of issuance amounting to $4,972,000. On October 15, 2004, the Company issued John Goodman, a director and corporate officer, 1,500,000 shares of its common stock for services rendered. These shares are subject to a two-year lockup agreement and were valued at 80% of their quoted market price at date of issuance amounting to $2,760,000. On October 25, 2004, the Company issued 100,000 shares of its common stock to a consultant for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $210,000. On November 22, 2004, the Company issued its administrative assistant 25,000 shares of its common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at 70% of their quoted market price at date of issuance amounting to $39,375. On November 29, 2004, the Company issued an additional 24,800 shares of its common stock to certain shareholders in connection with its Regulation S Offering at no additional consideration than what these shareholders previously paid for the original shares issued. On December 17, 2004, the Company issued to two consultants a total of 175,000 shares of its common stock for services rendered. These shares are subject to a two-year lockup agreement and were valued at 80% of their quoted market price at date of issuance amounting to $315,000.

NOTE 13 - RELATED PARTY TRANSACTIONS

During 2003, the Company issued 5,000,000 shares of its common stock to the Company’s president in consideration for a promissory note. The value assigned to shares and the related promissory note was discounted for illiquidity and restrictions on resale amounting to $50,000. The note bears interest at an annual rate of 6% and matures on September 26, 2006, when the $50,000 plus accrued interest becomes fully due. The balance of the note as of December 31, 2005 and 2004 was $59,085 and $55,096, respectively. Interest of $3,989 and $4,000 was credited to operations during 2005 and 2004, respectively.

During 2004, the Company paid its president $196,000 of the accrued compensation the Company owed him. Mr. Bernstein paid down the net loan balance he owed the Company by $90,450. The remaining balance due from him at December 31, 2004 was $1,950. Interest credited to operations on this loan for 2004 amounted to $8,460. In 2005, additional interest income of $203 was credited to operations and added to the balance of the note, increasing the note balance to $2,153 at December 31, 2005.

During 2005, the Company issued 900,000 shares of its common stock to three directors as compensation for services. The Company valued the shares at the quoted market price at date of issuance less discounts due to limitations on the transferability of the shares. The aggregate value was $1,080,000. During 2004, the Company issued 4,767,500 shares of its common stock to three directors as compensation for services. The Company valued the shares at the quoted market price at date of issuance less discounts due to limitations on the transferability of the shares. The aggregate value was $10,136,000.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 14 - STOCK-BASED COMPENSATION PLANS

Stock Options

The Company has three stock option plans: The 1998 Stock Plan (“the 1998 Plan”), the 2002 Stock Issuance/Stock Plan (“the 2002 Plan”) and the 2003 Stock Option, SAR and Stock Bonus Consultant Plan (“the 2003 Plan”).

In September 1998, the Company adopted the 1998 Plan and reserved 800,000 shares of its common stock for grant under the plan. Eligible participants include employees, advisors, consultants and officers who provide services to the Company. The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the as the Board may determine. The plan expires upon the earlier of all reserved shares being granted or September 10, 2008.

In February 2002, the Company adopted the 2002 Plan and reserved 20,000,000 shares of its common stock for grant under the plan. Eligible plan participants include employees, advisors, consultants and officers who provide services to the Company. The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the Board may determine. The plan expires upon the earlier of all reserved shares being awarded or December 31, 2007.

In September 2003, the Company adopted the 2003 Plan and reserved and 10,000,000 shares of its common stock for grant. Eligible plan participants include independent consultants. The option price shall be no less than 85% of the fair market value of a share of common stock at date of grant. The plan expires upon the earlier of all reserved shares being granted or September 23, 2006.

The Company also has agreements with two consultants whereby the Company will grant options to purchase shares of its common stock upon the Company increasing its annual revenue by $5 million in any fiscal year over its revenues in 2002. The collective number of shares to be issued will give the two consultants a fifteen percent interest in the outstanding shares of the Company’s common stock. No grants have been made pursuant to these agreements as the Company has not achieved the required revenues. There was no activity in any of the Company’s stock option plans in 2005 or 2004 and no options were outstanding as of December 31, 2005.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 14 - STOCK-BASED COMPENSATION PLANS, continued

Stock Warrants

As a condition to enter into the Debentures (see Note 9), Palisades required the Company to settle a legal obligation of $1,583,128 to two attorneys.  In 2003, the Company issued 22,000,000 shares of common stock and warrants to acquire up to 31,000,000 shares of common stock for $0.10 per share to eight investors in settlement of the obligation.  Neither the warrants nor the shares underlying the warrants have been registered with the SEC pursuant to the Securities Act of 1933, as amended, or with the securities commission of any state.  The warrants contain a provision limiting the exercise of the warrants to a number of shares that do not exceed an amount that would cause the holder of each such warrant to beneficially own 4.99% of the outstanding common stock of the Company.  The warrants may be exercised by paying the exercise price or they may be exercised on a cashless basis at the option of the warrant holder.  At December 31, 2005, all of these warrants have been exercised.

A schedule of activity for the years ended December 31 2005 and 2004 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding, January 1, 2004	31,010,025	$0.10	7.0 years
Granted	-	-
Exercised	(3,300)	(0.50)
Cancelled/Expired	-	-

Outstanding, December 31, 2004	31,006,725	0.10	6.0 years
Granted	4,000,000	1.09
Exercised	(31,002,000)	(0.10)
Cancelled/Expired	(4,725)	(0.50)

Outstanding, December 31, 2005	4,000,000	$1.09	3.0 years

NOTE 15 - SUBSEQUENT EVENTS

On January 3, 2006, the Company entered into two stock purchase agreements, whereby the Company issued 10,932,057 shares of its common stock under each agreement at a price equal to the lesser of 50% of the market value or $0.0875 per share for total proceeds that have not been determined.

On January 4, 2006, the Company sold 285,000 shares of its common stock for $14,450.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Years Ended December 31, 2005 and 2004

NOTE 15 - SUBSEQUENT EVENTS, continued

On January 9, 2006, the Company issued 1,476,000 shares of its common stock to three consultants for services to be rendered. These shares are subject to a two-year lockup agreement and were valued at $236,200.

On January 12, 2006, the Company issued 250,000 shares of its common stock for marketing services to be rendered valued at $42,500.

On January 16, 2006, the Company issued 3,691,339 shares of its common stock to certain shareholders in connection with its Regulation S Offering for no additional consideration than what these shareholders previously paid for the original shares issued.

On January 17, 2006, the Company issued 625,000 shares of its common stock for $31,250.

On January 19, 2006, the Company issued 100,000 shares of its common stock for $5,500.

On January 20, 2006, the Company issued 1,420,000 shares of its common stock for the conversion of 1,420,000 shares of Class D preferred stock.

On January 20, 2006, the Company issued 30,135,172 shares of its common stock for the cashless exercise of 31,000,000 warrants (see Notes 12 and 14).

On January 24, 2006, the Company issued 4,000,000 shares of its common stock pursuant to a consulting agreement valued at $560,000.

On January 30, 2006, the Company issued 1,000,000 shares pursuant to a consulting agreement valued at $130,000.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

          Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$259.52
Accounting fees and expenses	10,000.00	*
Legal fees and expenses	35,000.00	*
Miscellaneous	740.48
TOTAL	$46,000.00	*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

          Following is a summary of unregistered securities issued during the period January 2003 through March 2006. The number of shares of common stock issued by us as discussed below have been restated to reflect our September 23, 2003, 1,000:1 reverse stock split as if the stock split took place at the beginning of each period presented.

2006

On January 5, 2006, we issued a total of 285,000 shares of our common stock, restricted in accordance with Rule 144, to two individuals for cash consideration of $14,450.

On January 10, 2006, we issued a total of 1,476,000 shares of our common stock, restricted in accordance with Rule 144, to three individuals for services valued at $236,200.

On January 16, 2006, we issued a total of 250,000 shares of our common stock, restricted in accordance with Rule 144, to one investor for services valued at $40,000.

On January 16, 2006, we issued a total of 3,691,339 shares of our common stock, restricted in accordance with Rule 144, to one foreign investor in an offshore transaction. Of these shares, 3,506,148 were issued for no additional consideration to reduce the average per-share price paid by this investor pursuant to an agreement. The remaining 185,191 shares were issued for cash consideration of $17,684. The issuances were exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholders are sophisticated, foreign investors who are familiar with our operations.

On January 17, 2006, we issued a total of 625,000 shares of our common stock, restricted in accordance with Rule 144, to one individual for cash consideration of $31,250. .

On January 18, 2006, we issued a total of 14,088,936 shares of our common stock, without restrictive legend pursuant to Rule 144(k) of the Securities Act of 1933, to five investors upon the cashless exercise of warrants.

On January 20, 2006, we issued a total of 100,000 shares of our common stock, restricted in accordance with Rule 144, to one foreign investor in an offshore transaction for cash consideration of $5,480. The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholder is a sophisticated, foreign investor who is familiar with our operations.

On January 25, 2006, we issued a total of 4,000,000 shares of our common stock, restricted in accordance with Rule 144, to one investor for services valued at $512,000.

On January 25, 2006, we converted 1,420,000 shares of Series D preferred stock to 1,420,000 shares of Class A common stock.

On February 1, 2006, we issued a total of 1,000,000 shares of our common stock, restricted in accordance with Rule 144, to one investor for services valued at $120,000.

On February 8, 2006, we issued a total of 1,100,000 shares of our common stock, restricted in accordance with Rule 144, to two investors for services valued at $108,000.

On February 13, 2006, we issued a total of 1,203,084 shares of our common stock, restricted in accordance with Rule 144, to one individual for services valued at $173,000.

On February 21, 2006, we issued a total of 50,000 shares of our common stock, restricted in accordance with Rule 144, to one foreign investor in an offshore transaction for cash consideration of $2,500. The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholder is a sophisticated, foreign investor who is familiar with our operations.

On February 22, 2006, we issued a total of 50,000 shares of our common stock, restricted in accordance with Rule 144, to one individual for services valued at $5,600.

On February 23 and 24, 2006, we issued a total of 700,000 shares of our common stock, restricted in accordance with Rule 144, to one individual for services valued at $72,800.

On February 24, 2006, we issued a total of 1,705,741 shares of our common stock, restricted in accordance with Rule 144, to one foreign investor in an offshore transaction for cash consideration of $13,502. The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholder is a sophisticated, foreign investor who is familiar with our operations.

On March 1, 2006, we issued a total of 50,000 shares of our common stock, restricted in accordance with Rule 144, to one individual for services valued at $5,600.

On March 7, 2006, we issued a total of 2,010,397 shares of our common stock, restricted in accordance with Rule 144, to one foreign investor in an offshore transaction for cash consideration of $38,200. The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholder is a sophisticated, foreign investor who is familiar with our operations.

On March 10, 2006, we issued a total of 3,900,000 shares of our common stock, restricted in accordance with Rule 144, to one investor for services valued at $343,200.

On March 23, 2006, we issued a total of 2,000,000 shares of our common stock, restricted in accordance with Rule 144, to one investor for services valued at $336,000.

On March 24, 2006, we issued a total of 190,000 shares of our common stock, restricted in accordance with Rule 144, to two foreign investors in an offshore transaction for cash consideration of $9,458. The issuances were exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholders are sophisticated, foreign investors who are familiar with our operations.

On March 24, 2006, we issued a total of 2,000,000 shares of our common stock, restricted in accordance with Rule 144, to one individual for a note receivable valued at $100,000.

On March 30, 2006, we issued a total of 2,000,000 shares of our common stock, restricted in accordance with Rule 144, to one individual for a note receivable valued at $100,000.

2005

          On January 14, 2005, we issued 500,000 shares through the conversion of 500,000 shares of our Series D preferred stock.

          On February 7, 2005, we issued 400,000 shares for consulting services. These shares are subject to a thirty-month lock-up agreement and were valued at $555,000.

On March 11, 2005, we issued 2,000 shares of our common stock through an exercise of warrants and received proceeds of $1,000.

          On March 11, 2005, we issued 75,750 shares for consulting services. These shares are subject to a 2-year lock-up agreement and were valued at $90,000.

          On March 24, 2005, we issued 500,000 shares for consulting services. These shares are subject to a 2-year lock-up agreement and were valued at $580,000.

          On April 4, 2005 we issued 5,000 shares of our common stock to a consultant valued at $4,800. The shares are subject to a two-year lock-up agreement.

          On April 13, 2005 we issued 50,000 shares of our common stock to an employee valued at $54,000. The shares are subject to a two-year lock-up agreement.

          On April 20, 2005, we issued 10,000 shares of our common stock to a shareholder pursuant to an agreement whereby all company shares held by him are locked up for one year.  We valued the 10,000 shares at $11,700, which was charged to operations.

          On April 26, 2005, we issued 125,000 shares of our common stock to a consultant in connection with our research projects, which were valued at $130,000.  The shares are subject to a two-year lock-up agreement.

          On May 17, 2005, we issued 8,190,000 shares of our common stock in exchange for purchasing 8,307,000 shares in Birchington Investments Limited.  Of the 8,190,000 shares issued, 5,850,000 were issued to Birchington subject to a one-year lock up agreement, 1,755,000 shares are being held in escrow and 585,000 shares were issued to a consultant in connection with the transaction.

          On June 23, 2005, we issued 300,000 shares of our common stock to another consultant in connection with the Birchington transaction. The recipient of the 300,000 shares issued a check for $300 in addition to providing services.  We valued the 6,735,000 shares issued in connection with the Birchington purchase (excluding the 1,755,000 shares held in escrow) at $1,661,400.

          On June 21, 2005, we returned to treasury 20,832,000 shares of our common stock that were previously held in escrow.  These shares were subsequently cancelled.

          On June 27, 2005, we issued 40,000,000 shares to be held in escrow in connection with a proposed loan transaction.  If the transaction is consummated, the 40,000,000 shares will be pledged as collateral against the loan.  The negotiations on the loan are ongoing and there is no assurance that the loan will be consummated.

          On August 3, 2005, we issued 250,000 shares of our common stock for prepaid consulting services valued at $525,000.

          On September 7, 2005, we issued a total of 9,539 shares of our Class A common stock to four foreign investors in offshore transactions, for cash totaling $2,246, pursuant to the terms of stock purchase agreements.  The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholders are sophisticated, foreign investors who are familiar with our operations.

          On September 14, 2005, we issued 4,552,000 shares of our Class A common stock, subject to an eighteen month resale restriction, to the University of Pennsylvania (“Penn”), in exchange for Penn’s waiver, valued at $7,733,848, of potential legal remedies under that certain License Agreement dated August 26, 1993, as amended by Amendment 1 dated December 17, 1997 (collectively, the “License Agreement”) and that certain Sponsored Research Agreement dated August 26, 1993, as amended by the Repayment Agreement dated December 17, 1997 (collectively, the “SRA/Repayment Agreement”), pursuant to the terms of that certain Workout Agreement dated August 31, 2005.

          On September 20, 2005, we issued a total of 6,233 shares of our Class A common stock to two foreign investors in offshore transactions, for cash totaling $1,468, pursuant to the terms of stock purchase agreements.  The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholders are sophisticated, foreign investors who are familiar with our operations.

          On September 22, 2005, we issued a total of 149,701 shares of our Class A common stock to sixteen foreign investors in offshore transactions, for cash totaling $26,971, pursuant to the terms of stock purchase agreements.  The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholders are sophisticated, foreign investors who are familiar with our operations.
          On September 26, 2005, we issued a total of 900,000 shares of our Class A common stock to three officers and directors for services rendered as follows:  Bill Berks (500,000), John Goodman (200,000), and Joel Freedman (200,000).

          On September 27, 2005, we issued a total of 7,800,000 shares of our Class A common stock to Birchington, in an offshore transaction, in exchange for 9,606,000 Ordinary Shares of Birchington, pursuant to the terms of that certain Stock Purchase Agreement dated September 27, 2005 (the “Stock Purchase Agreement”).  Of the shares of our Class A common stock issued to Birchington, 1,800,000 are held in escrow to be sold or returned to us pursuant to the terms of the Stock Purchase Agreement.  The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholder is a sophisticated, foreign investor who is familiar with our operations.

          On September 27, 2005, we issued a total of 600,000 shares of our Class A common stock to an individual who provided us with consulting services in connection with the Birchington transaction set forth in that certain Stock Purchase Agreement dated September 27, 2005.  We valued the 6,600,000 shares issued in connection with the Birchington purchase (excluding the 1,800,000 shares held in escrow) at $1,921,200.

          On September 28, 2005, we issued a total of 89,935 shares of our Class A common stock to seven foreign investors in offshore transactions, for cash totaling $13,129, pursuant to the terms of stock purchase agreements.  The issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, and the shareholders are sophisticated, foreign investors who are familiar with our operations.

On October 1, 2005, we cancelled 2,084 outstanding shares for no consideration.

          On October 3, 2005, we issued 312,500 shares of our common stock to for cash proceeds of $156,250.

          On October 4, 2005, we committed to issue 30,135,172 shares to warrant holders in connection with their cashless exercise of 31,000,000 warrants.  Such shares were issued in January 2006.

          On October 4, 2005, we issued 50,000 shares of our common stock to a consultant for services rendered valued at $67,500.

          On October 5, 2005, we issued 62,467 shares of our common stock pursuant to a Regulation S offering for $11,302.

          On October 11, 2005, we issued 4,000 shares of our common stock for cash proceeds of $2,000.

          On October 14, 2005, we issued 70,072 shares of our common stock pursuant to a Regulation S offering for $12,565.

          On October 27, 2005, we issued 410,000 shares of our common stock to a consultant for media services valued at $123,000.

          On October 28, 2005, we issued 86,000 shares of our common stock for legal services valued at $34,400.

          On October 31, 2005, we issued 192,938 shares of our common stock to various shareholders of Matech Aerospace (a majority owned subsidiary of our company) as compensation for the subsidiary’s inactive status, valued at $67,528.

          On November 9, 2005, we issued 295,545 shares of our common stock pursuant to a Regulation S offering for $35,207.

          On November 15, 2005, we issued 173,577 shares of our common stock pursuant to a Regulation S offering for $14,353.

          On November 28, 2005, we issued 90,513 shares of our common stock pursuant to a Regulation S offering for $4,900.

          On December 2, 2005, we issued 101,353 shares of our common stock pursuant to a Regulation S offering for $6,196.

          On December 8, 2005, we issued 100,000 shares of our common stock for $2,000.

          On December 12, 2005, we issued 531,195 shares of our common stock pursuant to a Regulation S offering for $25,352.

          On December 15, 2005, we issued an aggregate of 135,747 shares of our common stock to Lynx Consulting as compensation for investor relations services performed on behalf of our company pursuant that certain Investor Relations Services Agreement valued at $32,579.

          To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with Golden Gate Investors, Inc. (“Golden Gate”) on December 16, 2005, as amended by that certain Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement, and that certain Addendum to Convertible Debenture and Warrant to Purchase Common Stock, each dated as of December 16, 2005, for the sale of (i) $40,000 in convertible debentures and (ii) warrants to buy 4,000,000 shares of our common stock.  This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.  The investors provided us with an aggregate of $40,000 upon the execution of final definitive agreements.

          The debentures bear interest at 5¼%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option.  The convertible debentures are convertible into the number of our shares of common stock equal to the dollar amount of the debentures being converted multiplied by 110, less the product of the conversion formula multiplied by 100 times the dollar amount of the debenture being converted, which is divided by the conversion formula.  The conversion formula for the convertible debentures is the lesser of (i) $0.70, (ii) eighty percent of the average of the three lowest volume weighted average prices during the twenty (20) trading days prior to the conversion or (iii) eighty percent of the volume weighted average price on the trading day prior to the conversion.  Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted.  Golden Gate has agreed that, beginning in the first full calendar month after the registration statement is declared effective, it shall convert at least 5%, but no more than 10%, of the debentures per calendar month, provided that the common stock is available, registered and freely tradable; provided that, if, at any time during the applicable month, the volume weighted average price is below $.10, Golden Gate is not obligated to convert any portion of the debenture during that month. However, in the event that our volume weighted average price is less than $.20, we will have the option to prepay the debenture at 130% rather than have the debenture converted.  If we elect to prepay the debenture, Golden Gate may withdraw its conversion notice.  In addition, the selling stockholder is obligated to exercise no less than 5%, and no more than 10%, of the outstanding warrant beginning in the first full month after the Securities and Exchange Commission declares this prospectus effective; provided that, if, at any time during the applicable month, the volume weighted average price is below $.10, Golden Gate is not obligated to exercise any portion of the warrant during that month.  The warrant is exercisable into 4,000,000 shares of common stock at an exercise price of $1.09 per share.

          The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 9.9% of the then issued and outstanding shares of common stock.

          On December 30, 2005, we issued 250,000 Class A common shares for consulting services valued at $50,000.

2004

          On January 7, 2004, we issued 25,000 Class A common shares to our executive secretary. The shares are subject to a three-year lock up agreement and were valued at $48,125.

          On February 11, 2004, we issued 250,000 Class A common shares of our common stock through the conversion of 250,000 shares of Class D preferred stock.

          On February 12, 2004, we issued 500,000 Class A common shares to a consultant for services rendered in connection with Matech Aerospace and for the overseeing the design, utilization, and marketing of the Videoscope.  The shares are subject to a three-year lock up agreement and were valued at $1,032,500.

          On February 12, 2004, we issued 50,000 Class A common shares to a consultant for services rendered in connection with Matech Aerospace and the design and utilization of the Videoscope.  The shares are subject to a three-year lock up agreement and were valued at $103,250.

          On February 12, 2004, we issued 25,000 Class A common shares to a consultant for services rendered in connection with accounting assistance. The shares are subject to a three-year lock up agreement and were valued at $25,000.

          On March 8, 2004, we issued 200,000 Class A common shares of our common stock through the conversion of 200,000 shares of Class D preferred stock.

          On March 16, 2004, we issued 25,000 shares of our Class A common stock to a consultant for services rendered in connection with the development of the Electrochemical Fatigue Sensor for use on bridges. The shares are subject to a three-year lock up agreement and were valued at $53,550.

          On March 26, 2004, we issued to a consultant 25,000 shares of our Class A common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at $55,125.

          On April 1, 2004, certain shareholders exercised 3,300 warrants to purchase 6,200 shares of our Class A common stock for $4,550.

          On April 23, 2004, we cancelled 250,000 shares of our Class D preferred stock in exchange for issuing 250,000 shares of our common stock.

          On May 12, 2004, we issued 25,000 shares of our common stock to a note holder as additional consideration for our delay in paying off the principal balance owed. These shares are subject to a three-year lockup agreement and were valued at $59,500.

          On May 13, 2004, we cancelled 250,000 shares of our Class D preferred stock in exchange for issuing 250,000 shares of our common stock.

          On May 25, 2004, we issued to a consultant 10,000 shares of our common stock for services rendered.  These shares are subject to a three-year lockup agreement and were valued at $24,150.

          On June 1, 2004, we cancelled 2,700 shares of our Class C preferred stock in exchange for issuing 2,700 shares of our common stock.

          On June 8, 2004, we issued 1,900 shares of our Class A common stock for $3,600.

          On June 16, 2004, we purchased 260 shares of our Class A common stock from S. Beck for $974, which were subsequently cancelled.

          On June 18, 2004, we issued to a consultant 120,000 shares of our Class A common stock for services rendered.  These shares are subject to a three-year lockup agreement and were valued at $285,600.

          On June 25, 2004, we issued 11,875 shares of our common stock for cash proceeds of $8,906.

          On June 30, 2004, we issued an attorney 50,000 shares of our Class A common stock as payment on past due invoices. The shares issued are subject to a three-year lockup agreement and were valued of the indebtedness cancelled totaling $39,467.

          On June 30, 2004, we issued to a consultant 3,000 shares of our Class A common stock for services rendered valued at $10,200.

          On July 16, 2004, we issued 1,047,000 of our Class A common stock for cash proceeds of $123,500.

          On July 27, 2004, we issued 1,000,000 of our Class A common stock to Mr. William Berks, our Vice-President, for services rendered.  These shares are subject to a three-year lockup agreement and were valued at $2,380,000.

          On July 27, 2004, we issued to a consultant 300 shares of our Class A common stock for services rendered valued at $1,020.

          On August 9, 2004, we issued to a consultant 1,800 shares of our Class A common stock for services rendered valued at $6,120.

          On August 16, 2004, we issued 1,000 shares of our Class A common in connection with our Regulation S offering valued at $3,400.

          On August 16, 2004, we issued three consultants a total of 599,000 shares of our Class A common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at $1,341,760.

          On August 24, 2004, we issued to two consultants a total of 5,600 shares of our Class A common stock for services rendered valued at $18,200.

          On September 2, 2004, we issued 7,500 of our Class A common stock to Mr. William Berks, our vice-president, for services rendered valued at $24,000.

          On September 13, 2004, we issued 14,760 shares of our Class A common stock for cash proceeds of $14,500.

          On September 14, 2004, we purchased 1,066 shares of our common stock for $3,194. These shares were subsequently cancelled.

          On September 28, 2004, we issued a consultant 1,000 shares of our common stock for services rendered valued at $3,020.

          On October 1, 2004, we issued 8,666,666 shares of our common stock in exchange for 7,158,590 shares of Langley Park Investments PLC valued at $12,973,513.

          On October 1, 2004, we issued to a consultant 36,923 shares of our Class A common stock for services rendered.  These shares are subject to a three-year lockup agreement and were valued at $78,572.

          On October 1, 2004, we issued to a consultant 1,000 shares of our Class A common stock for services rendered valued at $2,128.

          On October 6, 2004, we issued to a consultant 200,000 shares of our common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at $425,600.

          On October 13, 2004, we cancelled 2,570,000 shares of our Class D preferred stock in exchange for issuing 2,570,000 shares of our Class A common stock.

          On October 14, 2004, we issued 130,000 shares of our Class A common stock cash proceeds of for $10,000.

          On October 15, 2004, we issued Joel Freedman, a Director and Corporate officer, 2,260,000 shares of our Class A common stock for services rendered. These shares are subject to a two-year lockup agreement and were valued at $4,972,000.

          On October 15, 2004, we issued John Goodman, a Director and Corporate officer, 1,500,000 shares of our Class A common stock for services rendered.  These shares are subject to a three-year lockup agreement and were valued at $2,760,000.

          On October 25, 2004, we issued 100,000 shares of our common stock to a consultant for services rendered.  These shares are subject to a two-year lockup agreement and were valued at $210,000.

          On November 22, 2004, we issued our administrative assistant 25,000 shares of our Class A common stock for services rendered. These shares are subject to a three-year lockup agreement and were valued at $39,375.

          On November 29, 2004, we issued an additional 24,800 shares of our Class A common stock to certain shareholders in connection with our Regulation S Offering for no additional consideration than what these shareholders previously paid for the original shares issued.

          On December 17, 2004, we issued to two of our advisory board members a total of 175,000 shares of our Class A common stock for services rendered.  These shares are subject to a two-year lockup agreement and were valued at $315,000.

2003
          On January 6, 2003, we issued 500 shares of our Class A common stock for financial consulting services including searching on behalf of us for additional equity capital.

          On January 8, 2003, we issued 3,000 shares of our Class A common stock for legal services in connection with our aborted SB-2 registration statement.

          On January 24, 2003, we issued 313 shares of our Class A common stock for consulting services in connection with Company public relations.

          On February 4, 2003, we issued 787 shares of our Class A common stock through our Regulation S offering.

          On February 12, 2003, we issued 2,550 shares of our Class A common stock for services rendered in connection with our Regulation S offering.

          On March 4, 2003, we issued 1,500 shares of our Class A common stock for legal services in connection with our aborted SB-2 registration statement.

          On March 10, 2003, we issued 500 shares of our Class A common stock through our Regulation S offering.

          On March 11, 2003, we issued 260 shares of our Class A common stock to Mr. Stephen Beck pursuant to the anti-dilution provisions of his settlement agreement.

          On March 11, 2003, we issued 1,500 shares of our Class A common stock for legal services in connection with our aborted SB-2 registration statement.

          On March 11, 2003, we issued 300 shares of our Class A common stock for financial consulting services in connection with seeking potential funding for us.

          On March 26, 2003, we issued 250 shares of our Class A common stock for consulting services in connection with our research and development efforts.

          On March 28, 2003, we issued 8,261 shares of our Class A common stock through our Regulation S offering.

          On April 11, 2003, we issued 4,242 shares if our Class A common stock to the University of Pennsylvania pursuant to the anti-dilution provision in our license agreement.

          On April 15, 2003, we issued 250 shares of our Class A common stock for marketing services relating to the EFS.

          On April 15, 2003, we issued 1,000 shares of our Class A common stock each to Messrs. Goodman and Berks for consulting services in connection with our research and development efforts.

          On April 21, 2003, we issued 500 shares of our Class A common stock to one of our advisory board members for services rendered in connection with proposed marketing of the Videoscope in overseas markets.

          On April 21, 2003, we issued 171 shares of our Class A common stock for consulting services rendered in connection with our research and development efforts.

          On April 21, 2003, we issued 1,180 shares of our Class A common stock for services rendered in connection with our Regulation S offering.

          On April 29, 2003, we issued 3,000 shares of our Class A common stock through our Regulation S offering.

          On May 8, 2003, we issued 250 shares of our Class A common stock through our Regulation S offering.

          On May 20, 2003, we issued 150 shares of our Class A common stock for advising us as to potential sources of government research and development contracts and/or grants in regards to our technologies.

          On May 27, 2003, we issued 2,000 shares of our Class A common stock for consulting services relating to research and development on the EFS.

          On May 30, 2003, we issued 500 shares of our Class A common stock to an advisory member for consulting services in connection with seeking potential bridge projects.

          * Unless otherwise noted, all of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

          The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Material Technologies, Inc., a Delaware corporation.

Exhibit #       Exhibit Name

3.1               Certificate of Incorporation of Material Technologies, Inc. (Previously Filed in connection with our S-1 Registration Statement that was filed on April 30, 1997).

3.2               Certificate of Amendment to Certificate of Incorporation of Material Technologies, Inc. dated as of February 16, 2000 (Previously Filed in connection with our Annual Report on Form 10-K that was filed on March 30, 2001).

3.3               Certificate of Amendment to Certificate of Incorporation of Material Technologies, Inc. dated as of July 12, 2000 (Previously Filed in connection with our Annual Report on Form 10-K that was filed on March 30, 2001).

3.4               Certificate of Amendment to Certificate of Incorporation of Material Technologies, Inc. dated as of July 31, 2000 (Previously Filed in connection with our Annual Report on Form 10-K that was filed on March 30, 2001).

3.5               Amended and Restated Certificate of Incorporation of Material Technologies, Inc. dated as of September 12, 2003 (Previously Filed in connection with our Annual Report on Form 10-K that was filed on April 9, 2004).

3.6               Bylaws of Material Technologies, Inc. (Previously Filed in connection our S-1 Registration Statement that was filed on April 30, 1997).

4.1               Class A Convertible Preferred Stock Certificate of Designations (Previously Filed in connection with our S-1 Registration Statement that was filed on April 30, 1997).

4.2               Class B Convertible Preferred Stock Certificate of Designations (Previously Filed in connection our S-1 Registration Statement that was filed on April 30, 1997).

5.1               Opinion of Sichenzia Ross Friedman Ference LLP (filed herewith)

10.1               License Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania (Previously Filed in connection with S-1 Registration Statement that was filed on April 30, 1997).

10.2               Sponsored Research Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania (Previously Filed in connection with S-1 Registration Statement that was filed on April 30, 1997).

10.3               Amendment No. 1 to the License Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania (Previously Filed in connection with S-1 Registration Statement that was filed on April 30, 1997).

10.4               Repayment Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania (Previously Filed in connection with S-1 Registration Statement that was filed on April 30, 1997).

10.5               Teaming Agreement between Tensiodyne Scientific Corporation and Southwest Research Institute (Previously Filed in connection with S-1 Registration Statement that was filed on April 30, 1997).

10.6               Letter Agreement between Tensiodyne Scientific Corporation, Robert M. Bernstein, and Stephen Forrest Beck and Handwritten modification (Previously Filed in connection with S-1 Registration Statement that was filed on April 30, 1997).

10.7               Agreement between Tensiodyne Corporation and Tensiodyne 1985-1 R&D Partnership, is incorporated by reference from Exhibit 10.3 of Material Technology, Inc.'s S-1 Registration Statement, File No. 33-83526, which became effective on January 19, 1996).

10.8               Amendment to Agreement between Material Technologies, Inc. and Tensiodyne 1985-1 R&D Partnership, is incorporated by reference from Exhibit 10.6 of Material Technologies, Inc.'s S-1 Registration Statement, File No. 33-83526, which became effective on January 19, 1996).

10.9               Agreement between Advanced Technology Center of Southeastern Pennsylvania and Material Technologies, Inc. is incorporated by reference from Exhibit 10.4 of Material Technologies, Inc.'s S-1 Registration Statement, File No. 33-8352, which became effective on January 19, 1996).

10.10               Addendum to Agreement between Advanced Technology Center of Southeastern Pennsylvania and Material Technologies, Inc. is incorporated by reference from Exhibit 10.5 of Material Technologies, Inc.'s S-1 Registration Statement, File No. 33-83526, which became effective on January 19, 1996).

10.11               Class A senior preferred convertible debenture of Material Technologies, Inc. issued to Palisades Capital, LLC(Incorporated by reference to Annual Report on Form 10-K that was filed on April 9, 2004).

10.12               Stock Purchase Agreement dated as of April 7, 2005 by and between Material Technologies, Inc. and Birchington Investments Ltd. is incorporated by reference from Exhibit 10.1 of Material Technologies, Inc.'s Quarterly Report on Form 10-Q which was filed on November 14, 2005.

10.13               Escrow Agreement by and between Material Technologies, Inc. and Birchington Investments Ltd dated as of September 27, 2005 is incorporated by reference from Exhibit 10.2 of Material Technologies, Inc.'s Quarterly Report on Form 10-Q which was filed on November 14, 2005.

10.14               Master Agreement with Barclay Asset Management, LLC dated as of June 28, 2005 is incorporated by reference from Exhibit 10.3 of Material Technologies, Inc.'s Quarterly Report on Form 10-Q which was filed on November 14, 2005.

10.15               Stock Purchase Agreement of Material Technologies, Inc. dated as of June 29, 2005 is incorporated by reference from Exhibit 10.4 of Material Technologies, Inc.'s Quarterly Report on Form 10-Q which was filed on November 14, 2005.

10.16               Consulting Services Agreement with Mark Theriot dated as of June 28, 2005 is incorporated by reference from Exhibit 10.5 of Material Technologies, Inc.'s Quarterly Report on Form 10-Q which was filed on November 14, 2005.

10.17               Workout Agreement the with the Trustees of the University of Pennsylvania dated as of August 15, 2005 is incorporated by reference from Exhibit 10.6 of Material Technologies, Inc.'s Quarterly Report on Form 10-Q which was filed on November 14, 2005.

10.18               Securities Purchase Agreement by and between Material Technologies, Inc. and Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.1 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.19               Convertible Debenture of Material Technologies, Inc. issued to Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.2 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.20               Common Stock Purchase Warrant of Material Technologies, Inc. issued to Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.3 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.21               Registration Rights Agreement by and between Material Technologies, Inc. and Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.4 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.22               Letter Agreement by and between Material Technologies, Inc. and Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.5 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.23               Letter Agreement by and between Material Technologies, Inc. and Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.6 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.24               Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement by and between Material Technologies, Inc. and Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.7 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.25               Addendum to Convertible Debenture and Warrant to Purchase Common Stock by and between Material Technologies, Inc. and Golden Gate Investors, Inc. is incorporated by reference from Exhibit 10.8 of Material Technologies, Inc.'s Current Report on Form 8-K/A which was filed on January 5, 2006.

10.26               Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of May 2, 2006 by and between Material Technologies, Inc. and Golden Gate Investors, Inc. (filed herewith)

10.27               Securities Purchase Agreement dated as of May 30, 2006 by and between Material Technologies, Inc. and Golden Gate Investors, Inc. (filed herewith)

10.28              Warrant to Purchase Common Stock of Material Technologies, Inc. (filed herewith)

10.29              Addendum to Warrant to Purchase Common Stock dated as of June 12, 2006 (filed herewith)

10.30              Addendum to Convertible Debenture, Warrant to Purchase Common Stock and Securities Purchase Agreement dated as of June 9, 2006 (filed herewith)

23.1                Consent of Corbin & Company, LLP (filed herewith)

23.2                Consent of Sichenzia Ross Friedman Ference LLP (filed herewith)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

               (1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                               (i)            Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                               (ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                               (iii)          Include any additional or changed material information on the plan of distribution.

               (2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

               (3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               (4)           For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                               (i)            Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                              (ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                              (iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                              (iv)          Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on June 15, 2006.

MATERIAL TECHNOLOGIES, INC.

By:	/s/ Robert M. Bernstein
Robert M. Bernstein, President, CEO (Principal Executive Officer), Chief Financial Officer (Principal Accounting Officer) and Chairman

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE		TITLE	DATE

/s/	Robert M. Bernstein	President, Chief Executive Officer,	June 15, 2006
Robert M. Bernstein		Chief Financial Officer and Chairman

/s/	JoelR Freedman	Secretary and Director	June 15, 2006
Joel R. Freedman

/s/	John W. Goodman	Director	June 15, 2006
Dr. John W. Goodman

/s/	Dr. William Berks	Vice President and Director	June 15, 2006
Dr. William Berks